                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Active Voice Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.*

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* Fee paid by Cisco Systems, Inc. in connection with the filing of the registration statement on Form S-4 filed the date hereof.

[             ], 2000                                        [ACTIVE VOICE LOGO]

Dear Active Voice Shareholders:

     On behalf of the Active Voice board of directors, I am pleased to forward the enclosed proxy statement/ prospectus regarding an opportunity for Active Voice to merge with Cisco Systems, Inc. We believe the merger will strengthen the combined company's product offerings, competitive position, management depth and research and development capabilities while offering significant value to our shareholders.

     If the merger with Cisco is approved, each share of your Active Voice common stock will be converted into the right to receive a number of shares of Cisco common stock equal to the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the average of the closing prices of Cisco common stock as quoted on Nasdaq for the ten consecutive trading days ending on the third trading day prior to the effective time of the merger and (y) the total number of shares of Active Voice common stock issued and outstanding on a fully diluted basis at the effective time of the merger. You will receive cash for any fractional share of Cisco common stock which you would otherwise receive in the merger. Cisco common stock is traded on the Nasdaq
National Market under the trading symbol "CSCO," and on [             ], 2000,
Cisco common stock closed at $[     ] per share.

     Before we can merge, those holding a majority of Active Voice's outstanding common stock must vote to approve the merger and adopt the merger agreement and the asset purchase agreement. The merger proposal will be voted on at a special
meeting of Active Voice shareholders on [          ], [             ], 2001 at
2:00 p.m. Pacific Time, at the Seattle Art Museum, 100 University Street, Seattle, Washington. Only those who hold shares of our common stock at the close of business on December 4, 2000 will be entitled to vote at the special meeting.

     The Active Voice board of directors has carefully considered the terms and conditions of the merger and the asset purchase agreement and agrees that the terms are fair to, and in the best interests of, our shareholders. The board of directors has approved the merger agreement, the merger and the asset purchase agreement and recommends that you vote FOR the approval of the merger and the adoption of the merger agreement and the asset purchase agreement.

     This proxy statement/prospectus provides you with detailed information concerning Cisco and the merger. Please give all of the information in the proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 18 OF THIS PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.

     AFTER CAREFUL CONSIDERATION, ACTIVE VOICE'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE ASSET PURCHASE AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER, AND THE ADOPTION OF THE MERGER AGREEMENT AND THE ASSET PURCHASE AGREEMENT.

     YOUR VOTE IS VERY IMPORTANT. To approve the merger and the adoption of the merger agreement and the asset purchase agreement, you MUST VOTE FOR the proposal by following the instructions stated on the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy.

     Whether or not you plan to attend the special meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you do not vote at all, it will, in effect, count as a vote against the proposal.

     On behalf of the Active Voice board of directors, I thank you for your support and urge you to vote FOR the approval of the merger and the adoption of the merger agreement between Active Voice Corporation and Cisco Systems, Inc. and the asset purchase agreement between Active Voice Corporation and Atlantis Group, Inc.

                                      Sincerely,

                                      Robert L. Richmond
                                      Chairman of the Board

                            Active Voice Corporation
   2901 Third Avenue, Suite 500, Seattle, WA 98121 / (206) 441-4700 Fax (206)
                                    441-4784

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF CISCO COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE.

     This proxy statement/prospectus is dated [            ], 2000, and is first
being mailed to Active Voice shareholders on or about [            ], 2000.

                             ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Cisco and Active Voice from documents that are not included in or delivered with this proxy statement/ prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents about Cisco and Active Voice incorporated by reference in this proxy statement/ prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at the following addresses and telephone numbers:

Cisco Systems, Inc.                                      Active Voice Corporation
Address: 170 West Tasman Drive                           Address: 2901 Third Avenue, Suite 500
          San Jose, California 95134                               Seattle, Washington 98121
Telephone: (408) 526-4000                                Telephone: (206) 441-4700 x1197
E-mail: www.cisco.com                                    E-mail: www.activevoice.com

     If you would like to request documents, please do so by                in
order to receive them before the Active Voice special meeting.

     See "Where You Can Find More Information" that begins on page   .

                            ACTIVE VOICE CORPORATION
                          2901 THIRD AVENUE, SUITE 500
                           SEATTLE, WASHINGTON 98121
                                 (206) 441-4700
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD [           ], [           ], 2001

To the Shareholders of Active Voice Corporation:

     We will hold a special meeting of shareholders of Active Voice Corporation
at 2:00 p.m. Pacific Time, on [      ], [        ], 2001 at the Seattle Art
Museum, 100 University Street, Seattle, Washington, for the following purposes:

     1. To consider and vote on a proposal to approve the merger and adopt the agreement and plan of merger and reorganization, dated November 9, 2000, by and among Cisco Systems, Inc., Aqua Acquisition Corporation and Active Voice Corporation, to adopt the asset purchase agreement dated November 9, 2000 between Active Voice Corporation and Atlantis Group, Inc. and to approve the transactions contemplated in the merger agreement and the asset purchase agreement. Under the agreement and plan of merger and reorganization, each outstanding share of Active Voice common stock will be converted into the right to receive a number of shares of Cisco common stock equal to the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the average of the closing prices of Cisco common stock as quoted on Nasdaq for the ten consecutive trading days ending on the third trading day prior to the effective time of the merger and (y) the total number of Active Voice common stock issued and outstanding on a fully diluted basis at the effective time of the merger.

     2. To transact such other business as may properly come before the special meeting.

     We describe these items of business more fully in the proxy statement/prospectus attached to this notice. Please give all of the information in the proxy statement/prospectus your careful attention.

     Only shareholders of record of Active Voice common stock at the close of business on Tuesday, December 4, 2000 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement thereof. Adoption of the merger agreement and the asset purchase agreement will require the affirmative vote of the holders of Active Voice common stock representing a majority of the outstanding shares of Active Voice common stock entitled to vote at the special meeting.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY SHAREHOLDERS ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THE SHAREHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          Jose S. David
                                          Chief Financial Officer, Treasurer and
                                          Secretary
Seattle, Washington
[        ], 2000

                               YOUR VOTE IS IMPORTANT!

 PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED
                                RETURN ENVELOPE.

           QUESTIONS AND ANSWERS ABOUT THE ACTIVE VOICE/CISCO MERGER

Q: WHY IS ACTIVE VOICE MERGING?

A: Active Voice believes the merger represents a significant strategic opportunity to advance Active Voice's unified messaging technology as well as an enhanced opportunity for share appreciation. Active Voice shareholders will become shareholders of Cisco, which is one of the largest companies in the Internet networking industry with annual sales expected to be over $18 billion. Active Voice also believes that the exchange ratio for shares of Cisco common stock to be issued in the merger for shares of Active Voice common stock represents a substantial premium over the prevailing market price for Active Voice common stock prior to the announcement of the merger.

   To review the reasons for the merger in greater detail, see pages      to
        .

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive the right to receive a number of shares of Cisco common stock equal to the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the average of the closing prices of Cisco common stock as quoted on Nasdaq for the ten consecutive trading days ending on the third trading day prior to the effective time of the merger and (y) the total number of Active Voice common stock issued and outstanding on a fully diluted basis at the effective time of the merger. Cisco will not issue fractional shares of common stock. You will receive cash based on the market price of Cisco common stock instead of any fractional share. Cisco common stock is traded on the Nasdaq National
   Market under the trading symbol "CSCO," and on [       ], 2000, Cisco common
   stock closed at $[     ] per share.

Q: WHEN WILL THE MERGER BE COMPLETED?

A: We expect to complete the merger during the second quarter of Cisco's fiscal
   2001. Because the merger is subject to governmental approvals, however, we cannot predict the exact timing.

Q: WHO MAY VOTE ON THE MERGER?

A: All Active Voice shareholders of record as of the close of business on December 4, 2000 may vote. You are entitled to one vote per share of Active Voice common stock that you own on the record date.

Q: HOW DO I VOTE?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted at the special meeting and it will have the same effect as voting against approval of the merger.

Q: HOW CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY?

A: You may change your vote by delivering a signed notice of revocation or a subsequently dated and signed proxy card to Active Voice's corporate secretary before the shareholder meeting, or by attending the shareholder meeting and voting in person.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, Cisco will send instructions to you explaining how to exchange your shares of Active Voice common stock for the appropriate number of shares of Cisco common stock.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will be held at 2:00 p.m., Pacific Time, on           ,
   2001 at the Seattle Art Museum, 100 University Street, Seattle, Washington.

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: You may dissent from the merger and seek appraisal of the fair market value of your shares by complying with all the Washington Business Corporation Act
   procedures explained on pages   to   and in Appendix G.

Q: WHOM CAN I CALL WITH QUESTIONS?

A: If you have any questions about the merger, please call Active Voice Investor
   Relations at (206) 441-4700 x1197.

[ACTIVE VOICE LOGO]                                                 [CISCO LOGO]

Proxy Statement                                                       Prospectus

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS...................    1
MARKET PRICE AND DIVIDEND INFORMATION.......................   15
RISK FACTORS................................................   17
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   20
THE SPECIAL MEETING.........................................   21
  Proxy Statement/Prospectus................................   21
  Date, Time and Place of the Special Meeting...............   21
  Matters to be Considered at the Special Meeting...........   21
  Record Date and Shares Entitled to Vote...................   21
  Voting of Proxies.........................................   21
  Solicitation of Proxies...................................   22
  Shareholders Should Not Send Stock Certificates with Their
     Proxies................................................   22
  Vote Required.............................................   22
  Voting by Active Voice Directors and Executive Officers...   22
  Quorum; Abstentions and Broker Non-Votes..................   22
  Dissenters' Rights to Appraisal...........................   23
  Board Recommendation......................................   23
THE MERGER AND RELATED TRANSACTIONS.........................   24
  Background of the Merger..................................   24
  Reasons for the Merger....................................   27
  Recommendation of Active Voice's Board of Directors.......   30
  Opinion of William Blair & Company, L.L.C., Financial
     Advisor to Active Voice................................   30
  Completion and Effectiveness of the Merger................   36
  Structure of the Merger and Conversion of Active Voice
     common stock...........................................   37
  Exchange of Active Voice Stock Certificates for Cisco
     Stock Certificates.....................................   37
  Treatment of Active Voice Stock Option Plans..............   38
  Termination of Active Voice Employee Stock Purchase
     Plan...................................................   39
  Other Provisions of the Merger Agreement..................   39
  Related Agreements........................................   47
  Operations Following the Merger...........................   53
  Indemnification and Insurance.............................   53
  Interests of Active Voice Directors, Officers and
     Affiliates in the Merger...............................   53
  Dissenters' Rights to Appraisal...........................   55
  Antitrust Approval........................................   56
  Federal Income Tax Considerations.........................   56
  Accounting Treatment of the Merger........................   58
  Restrictions on Sale of Shares by Affiliates of Active
     Voice and Cisco........................................   58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF ACTIVE VOICE................................   59
COMPARATIVE STOCK PRICES AND DIVIDENDS......................   61
COMPARISON OF RIGHTS OF SHAREHOLDERS OF ACTIVE VOICE AND
  CISCO.....................................................   62
  Director Nominations and Shareholder Proposals............   62
  Amendment to Governing Documents..........................   63
  Cumulative Voting.........................................   64
  Appraisal or Dissenters' Rights...........................   64

                                                              PAGE
                                                              ----
  Derivative Action.........................................   64
  Shareholder Consent in Lieu of Meeting....................   65
  Fiduciary Duties of Directors.............................   65
  Indemnification...........................................   65
  Director Liability........................................   66
  Anti-Takeover Provisions and Interested Shareholder
     Transactions...........................................   67
  Advance Notice of Meeting.................................   67
  Inspection of Books and Records...........................   68
  Size of the Board of Directors............................   68
  Removal of Directors......................................   68
  Transactions Involving Directors..........................   69
  Filling Vacancies on the Board of Directors...............   70
DISSENTERS' RIGHTS TO APPRAISAL.............................   71
EXPERTS.....................................................   73
LEGAL MATTERS...............................................   73
WHERE YOU CAN FIND MORE INFORMATION.........................   74
APPENDICES:
Appendix A -- Agreement and Plan of Merger and
  Reorganization............................................  A-1
Appendix B -- Asset Purchase Agreement......................  B-1
Appendix C -- Noteholder Rights and Security Agreement......  C-1
Appendix D -- Stock Option Agreement........................  D-1
Appendix E -- Shareholder Agreement.........................  E-1
Appendix F -- Opinion of William Blair & Company, L.L.C. ...  F-1
Appendix G -- Chapter 23B.13 of the Washington Business
  Corporation Act...........................................  G-1

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the appendices, and the other documents we refer to for a more complete understanding of the merger. In addition, we incorporate by reference important business and financial information about Cisco and Active Voice into this proxy statement/prospectus. You may obtain the information incorporated by reference in this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page [ ] of this proxy statement/prospectus.

THE COMPANIES

ACTIVE VOICE CORPORATION
2901 Third Avenue, Suite 500
Seattle, Washington 98121
www.activevoice.com
(206) 441-4700

     Active Voice is a leading manufacturer of call processing systems, including unified messaging systems and PC-based computer telephony integration, or CTI, solutions, with more than 90,000 installations in virtually every kind of business in over 60 countries. Active Voice develops technology that helps businesses communicate better. Active Voice products are sold through a global network of independent telecommunications dealers, telephony equipment manufacturers, and computer resellers. Active Voice corporate headquarters are located in Seattle, with representatives throughout the United States, as well as offices in Australia, Canada, China, France, Germany, Italy, The Netherlands, Sweden, and the United Kingdom.

     Active Voice's software and servers enable people to manage information and communicate more effectively by integrating their traditional office telephone systems, also known as telephone switches, with personal computers, the local area network, or LAN, and the Internet. Its products allow businesses to incorporate telephone functions including PC-based unified messaging, voice mail and desktop call handling into their daily operations. Unified messaging is the ability to get any message from any device at any time. CTI allows people to control all voice, fax, and e-mail messages, as well as inbound and outbound telephone calls, and to control them visually using a personal computer. Active Voice was one of the first voice processing manufacturers to offer a truly unified product that permits on-screen desktop management of the entire spectrum of personal communications, and has continued to research, develop, market, and distribute novel CTI solutions.

     Active Voice's products offer a full range of voice mail and CTI solutions, from basic through advanced applications, and have been designed to fit the functional and financial needs of specific market segments. All Active Voice products offer voice mail, automated attendant, audiotext, and fax mail features and most require the assistance of a dealer or other trained installer to configure them to the end user's telephone. Active Voice also offers vertical market applications, switch integrations, fax products, replacement hardware, and other miscellaneous items. Active Voice's products are utilized by a broad variety of enterprises in manufacturing, retail, service, healthcare, governmental, and institutional settings.

CISCO SYSTEMS, INC.
170 West Tasman Drive
San Jose, California 95134
(408) 526-4000

     Cisco is the worldwide leader in networking for the Internet. Cisco hardware, software and service offerings are used to create Internet solutions so that individuals, companies and countries have seamless access to information -- regardless of differences in time and place. Cisco solutions provide competitive advantage to our customers through more efficient and timely exchange of information, which in turn leads to cost savings, process efficiencies, and closer relationships with their customers, prospects, business partners, suppliers, and employees. These solutions form the networking foundation for companies, universities, utilities, and government agencies worldwide.

     The company was founded in 1984 by a small group of computer scientists from Stanford University seeking an easier way to connect different types of computer systems. Cisco shipped its first product in 1986. Since then, Cisco has grown into a multinational corporation with more than 34,000 employees.

STRUCTURE OF THE MERGER AND CONVERSION OF ACTIVE VOICE COMMON STOCK (SEE PAGE
[  ])

     Active Voice and Cisco have entered into a merger agreement that provides for the merger of Active Voice and Aqua Acquisition Corporation, a newly formed wholly-owned subsidiary of Cisco. Following the merger, Active Voice will continue its operations as a wholly-owned subsidiary of Cisco and shareholders of Active Voice will become shareholders of Cisco. Each share of Active Voice common stock will be exchanged for a number of shares of Cisco common stock equal to the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the average of the closing prices of Cisco common stock as quoted on Nasdaq for the ten consecutive trading days ending on the third trading day prior to the effective time of the merger and (y) the total number of Active Voice common stock issued and outstanding on a fully diluted basis at the effective time of the merger. We urge you to read the merger agreement, which is attached as Appendix A to this proxy statement/prospectus, carefully and in its entirety.

ASSET PURCHASE AGREEMENT (SEE PAGE   )

     Following the merger, Active Voice will sell certain assets, other than proprietary rights, related to the legacy voicemail solutions business of Active Voice to Atlantis Group, Inc., a Washington corporation that will be owned by certain former employees of Active Voice, and Atlantis Group will assume certain liabilities and obligations of Active Voice pursuant to the terms of an asset purchase agreement entered into by Active Voice and Atlantis Group. Atlantis Group will indemnify Active Voice and Cisco against all losses and expenses arising from or relating to the operations of Active Voice or the use of the legacy voicemail assets prior to and after the closing date, the legacy voicemail solutions business of Active Voice prior to and after the closing date, certain liabilities that will be assumed by Atlantis Group, and third party claims for acts occurring prior to the closing date. The proprietary rights related to the legacy voicemail solutions business of Active Voice will be licensed to Atlantis Group pursuant to the terms of a license agreement to be entered into between Active Voice and Atlantis Group. The license agreement will grant Atlantis Group a non-exclusive, worldwide, royalty free license to the proprietary rights related to the legacy voicemail solutions business of Active Voice. In addition, certain employees of Active Voice will be assigned to Atlantis Group and such employees will execute employment and non-competition agreements with Atlantis Group and Cisco. We urge you to read the asset purchase agreement, which is attached as Appendix B to this proxy statement/prospectus, carefully and in its entirety.

NOTEHOLDER RIGHTS AND SECURITY AGREEMENT (SEE PAGE   )

     Following the merger, Active Voice and Atlantis Group will enter into a noteholder rights and security agreement. Pursuant to the noteholder rights and security agreement, as consideration for the legacy voicemail solutions assets of Active Voice, Atlantis Group will issue to Active Voice a note in the initial principal amount of $29,533,280. In the event a sale, merger, sale of substantially all of the assets or another liquidity event of Atlantis Group, as described in the noteholder rights and security agreement, occurs within six months following the closing date, the initial $29,533,280 principal amount of the note will be increased or decreased based upon the total amount of cash and other consideration received by Atlantis Group from such liquidity event. The noteholder rights and security agreement also provides that Active Voice will have a security interest in all of Atlantis Group's property other than real property to secure the payment of the obligations under the note.

     The note will bear interest at a per annum rate equal to the prime rate announced by Wells Fargo plus 1.25 percent (1.25%). The note will mature one year following the closing date. Interest and all other fees payable under the note are due and payable, in arrears, when the note becomes due and payable (whether at maturity or prepayment or acceleration or otherwise). In the event that the principal amount of the note is not paid in full when such amount becomes due and payable, Atlantis Group fails to perform any covenant or agreement in the noteholder rights agreement, an insolvency proceeding is commenced by Atlantis Group, or there occurs another event of default under the note, as described below, the note will bear interest on the balance of any unpaid principal and obligations under the note at such per annum rate plus four percent (4%) until such default is cured.

     We urge you to read the form of the noteholder rights and security agreement, which is attached as Appendix C to this proxy statement/prospectus, carefully and in its entirety.

VOTE REQUIRED FOR SHAREHOLDER APPROVAL (SEE PAGE [  ])

     The holders of a majority of the outstanding shares of Active Voice common stock must approve the merger, the adoption of the merger agreement and the asset purchase agreement. Cisco shareholders are not required to approve the merger agreement and the asset purchase agreement and will not vote on the merger.

     You are entitled to cast one vote per share of Active Voice common stock you owned as of December 4, 2000, the record date.

RECOMMENDATION OF ACTIVE VOICE'S BOARD OF DIRECTORS (SEE PAGES [  ] AND [  ])

     After careful consideration, Active Voice's board of directors has approved the terms of the merger, the merger agreement and the asset purchase agreement and determined that the terms of the merger and the merger agreement are fair and in the best interests of Active Voice and its shareholders and unanimously recommends that Active Voice shareholders vote FOR approval of the merger, the adoption of the merger agreement and the asset purchase agreement.

FAIRNESS OPINION OF ACTIVE VOICE'S FINANCIAL ADVISOR (SEE PAGE [  ])

     William Blair & Company, L.L.C., Active Voice's financial advisor, delivered an opinion to the Active Voice board of directors that, as of the date of the opinion and based on the procedures followed, factors considered and assumptions made by William Blair & Company, and subject to the limitations set forth in the opinion, the exchange ratio in the merger agreement is fair to Active Voice shareholders from a financial point of view. The complete opinion of William Blair & Company is attached as Appendix F to this proxy statement/prospectus. We urge you to read this opinion carefully and in its entirety.

DISSENTERS' RIGHTS TO APPRAISAL (SEE PAGE   )

     If you do not wish to accept Cisco common stock in the merger, you have the right under Chapter 23B.13 of the Washington Business Corporation Act to dissent from the merger and to receive payment in cash for the fair value of your shares of Active Voice common stock. To preserve your rights if you wish to exercise your statutory dissenters' rights, you must:

     - deliver to the Secretary of Active Voice before the special meeting written notice of your intent to demand payment for your shares of Active Voice common stock if the merger is completed;

     - not vote your shares in favor of the merger; and

     - follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described in the section entitled "Dissenters' Rights to Appraisal" on page [ ].

     Merely voting against the merger will not preserve your dissenters' rights. Chapter 23B.13 of the Washington Business Corporation Act is reprinted in its entirety and attached as Appendix G to this proxy statement/prospectus. Failure to precisely comply with all procedures required by Washington law will result in the loss of your dissenters' rights.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE [  ])

     Cisco's and Active Voice's respective obligations to complete the merger are subject to the prior satisfaction or waiver of a number of conditions. If either Cisco or Active Voice waives any conditions, Active Voice will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from Active Voice shareholders is appropriate. The following conditions, among others, must be satisfied or waived before completion of the merger:

     - the merger and merger agreement must be approved and adopted by a majority of the Active Voice shareholders;

     - the registration statement on Form S-4 registering the shares of Cisco common stock to be issued in the merger, of which this proxy statement/prospectus forms a part, must have been declared effective by the Securities Exchange Commission and must not be the subject of any stop order or proceeding seeking a stop order;

     - no injunction or order preventing consummation of the merger or restricting Cisco's operation of Active Voice after the merger may be in effect;

     - no law, regulation or order which makes completion of the merger illegal may be enacted or issued;

     - all necessary governmental approvals, waivers and consents must be obtained, including such approvals, waivers and consents required under United States antitrust laws and federal and state securities laws;

     - Cisco's and Active Voice's respective representations and warranties in the merger agreement must be true and correct in all material respects;

     - Cisco and Active Voice must comply with their respective covenants and obligations in the merger agreement;

     - Cisco and Active Voice must receive an opinion of tax counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     - Active Voice must obtain certain necessary third-party consents required under its material contracts;

     - The original equipment manufacturer license agreement dated as of October 31, 2000 between Cisco and Active Voice must be in full force and effect. Under the terms of the original equipment manufacturer license agreement with Cisco, Active Voice has agreed to deposit certain intellectual property and related materials into escrow, including source code to its unified messaging technology. If Active Voice sells substantially all of its assets or merges with a party other than Cisco, such intellectual property and related materials held in escrow will be released to Cisco;

     - no event, change or effect that is materially adverse to the condition, properties, assets, liabilities or operations of Active Voice shall have occurred;

     - holders of not more than 5% (or 14.9% in the event NEC Corporation is a dissenting shareholder) of the shares of Active Voice common stock shall have exercised their rights as a dissenting shareholder and demanded payment for their shares under the Washington Business Corporation Act;

     - certain employees of Active Voice to become employed by Cisco following the merger must have entered into employment and non-competition agreements with Cisco and all employees of Active Voice to become employed by Cisco following the merger, with the exception of up to five employees, must have executed acceleration waivers so that 50% of their unvested shares will become fully vested and exercisable upon the merger, and no additional acceleration of vesting will occur;

     - all employees of Active Voice to be assigned to Atlantis Group immediately after completion of the merger shall have been provided with written notice by Active Voice of assignment of the rights and obligations of their employment to Atlantis Group to be effective immediately after completion of the merger; and these employees shall have been provided with written confirmation by Atlantis Group of such assignment; and

     - certain employees of Active Voice to be assigned to Atlantis Group immediately after completion of the merger shall have entered into employment and non-competition agreements with Atlantis Group and shall have entered into non-competition and general release agreements with Cisco and Active Voice and ninety percent (90%) of all other employees of Active Voice who have unvested options prior to the merger and whose employment is to be assigned to Atlantis Group immediately after completion of the merger shall have executed a general release agreement in favor of Cisco and Active Voice.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE [  ])

     The merger agreement may be terminated before the completion of the merger by the mutual consent of Cisco and Active Voice.

     The merger agreement may also be terminated by either Cisco or Active Voice if:

     - the conditions to completion of the merger would not be satisfied because of a breach of a representation, warranty or obligation of the other in the merger agreement, which is not cured within ten business days of receipt of written notice of such breach;

     - the merger is not completed, without the fault of the terminating party, by February 28, 2001 (or, under certain circumstances, March 30, 2001);

     - a final court order preventing the merger is issued and is not appealable; or

     - the Active Voice shareholders do not approve the merger agreement at the special meeting of shareholders.

     In addition, the merger agreement may be terminated by Cisco if the Active Voice board of directors takes any of the following actions:

     - withdraws or modifies its recommendation that Active Voice shareholders approve the merger and adopt the merger agreement in a manner adverse to Cisco, or resolves to do so;

     - fails to comply with the nonsolicitation provisions contained in the merger agreement, which provisions are summarized below and discussed in detail on page [ ] of this proxy statement/ prospectus;

     - fails to call and hold the special meeting of shareholders by February 14, 2001 (or March 15, 2001 under certain circumstances);

     - recommends, endorses or accepts a proposal for a merger or other business combination involving Active Voice or acquisition of 15% (or 19.9% in certain circumstances) or more of the outstanding shares of capital stock of Active Voice or a significant portion of the assets of Active Voice; or

     - if an extraordinary transaction of the nature specified in the merger agreement, such as an acquisition by any person of or tender offer by any person for 15% (or 19.9% in certain circumstances) or more of the voting power of Active Voice or any proposal for a merger or other business combination involving Active Voice or acquisition of 15% (or 19.9% in certain circumstances) or more of the outstanding shares of capital stock of Active Voice or a significant portion of the assets of Active Voice, occurs and the Active Voice board of directors does not within ten business days of the occurrence of an extraordinary transaction reconfirm its approval and recommendation of the merger agreement and reject the extraordinary transaction.

PAYMENT OF TERMINATION FEE (SEE PAGE [  ])

     Active Voice has agreed to pay Cisco a termination fee of $10.3 million and reimburse Cisco for its out-of-pocket expenses if the merger agreement is terminated under circumstances which are described on page [ ] of this proxy statement/prospectus under the heading "Payment of Fees and Expenses."

NO OTHER TAKEOVER NEGOTIATIONS INVOLVING ACTIVE VOICE (SEE PAGE [  ])

     Until the merger is completed or the merger agreement is terminated, Active Voice has agreed not to directly or indirectly take any of the following actions:

     - solicit, initiate, encourage or agree to any takeover proposal; or

     - engage in negotiations with, or disclose any nonpublic information relating to Active Voice or any of its subsidiaries to, or afford access to the properties, books or records of Active Voice or any of its subsidiaries to, any person that has advised Active Voice that it may be considering making, or that has made, a takeover proposal.

     Active Voice's board of directors is not prohibited from taking and disclosing to the Active Voice shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934.

     Active Voice has agreed to promptly provide Cisco with detailed information about any takeover proposal it receives.

     Active Voice may engage in any of these otherwise prohibited acts, other than solicitation, initiation or encouragement of any takeover proposal, if, prior to the adoption of the merger agreement by Active Voice shareholders, its board of directors:

     - receives an unsolicited written takeover proposal;

     - believes in good faith that such takeover proposal will result in a transaction more favorable to the Active Voice shareholders from a financial point of view than the merger; and

     - determines in good faith after advice from outside legal counsel that engaging in the prohibited negotiations or discussions or providing non-public information is necessary in order to comply with the fiduciary duties of the board under applicable law.

     A takeover proposal is:

     - any offer or proposal for a merger or other business combination involving Active Voice or any of its subsidiaries;

     - the acquisition of 15%, or in the case of NEC Corporation, 19.9%, or more of the outstanding shares of capital stock of Active Voice or any of its subsidiaries; or

     - the acquisition of a significant portion of the assets of Active Voice or any of its subsidiaries.

ACTIVE VOICE HAS ENTERED INTO A STOCK OPTION AGREEMENT THAT MAY DISCOURAGE THIRD PARTIES THAT MAY BE INTERESTED IN ACQUIRING A STAKE IN ACTIVE VOICE (SEE PAGE
[  ])

     Active Voice entered into a stock option agreement with Cisco that granted Cisco the option to buy up to 2,275,000 shares of Active Voice common stock, which represented approximately 19.9% of the shares of Active Voice common stock outstanding on November 9, 2000, or approximately 16.6% after issuance of the shares of Active Voice common stock subject to the option. The exercise price of the option is $15 per share.

     Cisco required Active Voice to grant the option as a prerequisite to entering into the merger agreement. The option may discourage third parties who are interested in acquiring a significant stake in Active Voice and is intended by Cisco to increase the likelihood that the merger will be completed.

     The option is not currently exercisable and Cisco may only exercise the option if an extraordinary transaction of the nature specified in the merger agreement occurs which obligates Active Voice to pay the termination fee pursuant to the merger agreement. Otherwise, the option will terminate and may not be exercised by Cisco.

     We urge you to read the stock option agreement attached as Appendix D to this proxy statement/prospectus in its entirety.

SHAREHOLDERS HOLDING APPROXIMATELY 17.7% OF ACTIVE VOICE'S COMMON STOCK HAVE ENTERED INTO STOCKHOLDER AGREEMENTS REQUIRING THEM TO VOTE IN FAVOR OF THE MERGER (SEE PAGE [ ])

     In connection with the execution of the merger agreement the executive officers and directors of Active Voice have entered into stockholder agreements with Cisco. The stockholder agreements require these Active Voice shareholders to vote all shares of Active Voice common stock beneficially owned by them in favor of approval of the merger agreement and against any competing proposal. The stockholder agreements also required these Active Voice shareholders to deliver an irrevocable proxy to Cisco. The irrevocable proxy enables Cisco to vote the shareholders' shares to approve the merger. These Active Voice shareholders were not paid additional consideration in connection with the shareholder agreements.

     The shares of Active Voice common stock subject to the stockholder agreements collectively represent approximately 17.7% of the outstanding Active Voice common stock as of November 30, 2000.

     We urge you to read the form of shareholder agreement, which is attached as Appendix E to this proxy statement/prospectus, carefully and in its entirety.

INTERESTS OF ACTIVE VOICE'S DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER (SEE PAGE [ ])

     When considering the recommendation of the Active Voice board of directors, you should be aware that certain Active Voice directors and officers have interests in the merger that are different from, or in addition to, your interests. These interests include the following:

     - As of November 30, 2000, directors and executive officers of Active Voice and their affiliates beneficially owned approximately 17.7% of the outstanding shares of Active Voice common stock.

     - As of the date of this proxy statement/prospectus, non-employee directors of Active Voice beneficially owned stock options to purchase an aggregate of 163,068 shares of Active Voice common stock, 73,336 of which were unvested. If the merger is completed, all of the unvested options, which have a weighted average exercise price of $8.07 per share, will accelerate and become fully vested and exercisable.

     - Stock options granted by Active Voice under the 1993 Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, and 2000 Stock Option Plan provide for the full acceleration of the unvested portion of each option if the merger is completed and the optionee is terminated by Cisco or voluntarily terminates his or her employment under certain conditions within 18 months following the merger. Employees and executive officers who become employees of Cisco are required to execute acceleration waivers so that 50% of their unvested options will become fully vested and exercisable upon the merger, and no additional acceleration of vesting will occur. Employees of Active Voice to be assigned to Atlantis Group following the merger will receive full acceleration of vesting of their unvested options if the closing conditions for the merger are satisfied (including the execution of general releases in favor of Cisco and Active Voice) and the merger actually closes. As of the date of this proxy statement/prospectus unvested options to purchase approximately 360,000 shares granted to executive officers (including employee directors) of Active Voice will vest upon completion of the merger in accordance with these provisions.

     - As a condition of the closing of the merger, several employees and executive officers of Active Voice to become employed by Cisco upon the merger are required to enter into employment and non-competition agreements with Cisco that will become effective upon completion of the merger.

     - As a condition of the closing of the merger and the sale of certain assets of Active Voice, several employees and executive officers of Active Voice to be assigned to Atlantis Group immediately after the merger are required to enter into employment and non-competition agreements with Atlantis Group that will become effective upon completion of the merger and the sale of certain assets of Active Voice.

     - Cisco has agreed to indemnify each present and former Active Voice officer and director against liabilities arising out of the fact that such person is or was a director or officer of Active Voice.

     - Several executive officers will receive cash bonuses upon the close of the merger for an aggregate of $2,125,000.

     - As a result of the closing of the merger and the sale of certain assets of Active Voice, several officers of Active Voice to be assigned to Atlantis Group will become eligible to earn a finder's fee of up to $500,000 in total in the event that they are successful in selling the assets of Atlantis Group within six (6) months after the closing of the merger.

     As a result, these directors and officers could be more likely to approve or recommend the merger than if they did not hold these interests. Active Voice shareholders should consider whether these interests may have influenced the decision of the Active Voice board of directors to approve and recommend the merger.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE [  ])

     We have structured the merger so that, in general, Active Voice shareholders will not recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable because of cash received by Active Voice shareholders instead of fractional shares. It is a condition to the merger that both Cisco and Active Voice receive legal opinions to the effect that the merger constitutes a reorganization within the meaning of the Internal Revenue Code.

ACCOUNTING TREATMENT OF THE MERGER

     We intend to account for the merger using the purchase method.

THE SPECIAL MEETING (SEE PAGE   )

     The special meeting of Active Voice shareholders will be held at the Seattle Art Museum, 100 University Street, Seattle, Washington, at 2:00 p.m.,
Pacific Time, on              , 2001. At the special meeting, shareholders will
be asked to approve the merger, adopt the merger agreement and approve the asset purchase agreement.

RECORD DATE; VOTING POWER

     Active Voice shareholders are entitled to vote at the special meeting if they owned shares as of the close of business on December 4, 2000, the record date.

     On the record date, there were              shares of Active Voice common
stock entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each share of Active Voice common stock that they owned on the record date.

VOTE REQUIRED

     The affirmative vote of at least a majority of the shares of Active Voice common stock outstanding on the record date is required to approve the merger, to adopt the merger agreement and to approve the asset purchase agreement.

ANTITRUST APPROVAL REQUIRED TO COMPLETE THE MERGER (SEE PAGE [  ])

     The merger is subject to United States antitrust laws. We have made the required filings with the United States Department of Justice and the Federal Trade Commission. However, we are not permitted to complete the merger until the applicable waiting period has expired or terminated.

RESTRICTIONS ON THE ABILITY TO SELL CISCO STOCK (SEE PAGE [  ])

     All shares of Cisco common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either Active Voice or Cisco for purposes of the Securities Act of 1933. Shares of Cisco common stock received by these affiliates in connection with the merger may only be sold pursuant to a registration statement or exemption under the Securities Act.

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT-PROSPECTUS

     This proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Cisco's and Active Voice's financial condition, results of operations and business and with respect to the expected impact of the merger on Cisco's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page [ ] of this proxy statement/prospectus.

                             SUMMARY FINANCIAL DATA

     The following tables show financial results actually achieved by each of Cisco and Active Voice.

     Cisco's summary financial data as of and for the fiscal years ended July 28, 1996, July 26, 1997, July 25, 1998, July 31, 1999 and July 29, 2000 has been derived from, and should be read in conjunction with, its consolidated financial statements and related notes thereto incorporated herein by reference. Cisco's historical figures as of October 28, 2000 and for the three months ended October 30, 1999 and October 28, 2000 have been derived from, and should be read in conjunction with, Cisco's consolidated financial statements and the notes thereto that are incorporated herein by reference. The results of operations for the interim periods presented are unaudited and are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. However, in the opinion of Cisco's management, the interim financial data presented reflects all adjustments, consisting only of normal recurring adjustments, necessary to present a fair statement of the results of operations for all periods presented.

     Active Voice's summary financial data as of and for the fiscal years ended March 31, 1996, 1997, 1998, 1999 and 2000 has been derived from, and should be read in conjunction with, its consolidated financial statements and related notes thereto and as indicated herein. Active Voice's historical financial data for the six months ended September 30, 1999 and 2000 has been derived from, and should be read in conjunction with, Active Voice's consolidated financial statements and the notes thereto that are incorporated herein by reference. The results of operations for the interim periods presented are unaudited and are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. However, in the opinion of Active Voice's management, the interim financial data presented reflects all adjustments, consisting only of normal recurring adjustments, necessary to present a fair statement of the results of operations for all periods presented.

     The Active Voice financial data reflects the two-for-one stock split effective March 22, 2000. The Cisco financial data reflects the two-for-one stock split effective March 22, 2000.

                         SUMMARY FINANCIAL DATA, CONT.

CISCO:

                                                                  FISCAL YEARS ENDED                       THREE MONTHS ENDED
                                                 ----------------------------------------------------   -------------------------
                                                 JULY 28,   JULY 26,   JULY 25,   JULY 31,   JULY 29,   OCTOBER 30,   OCTOBER 28,
                                                   1996       1997       1998       1999       2000        1999          2000
                                                 --------   --------   --------   --------   --------   -----------   -----------
                                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(1)(2):
  Net sales....................................   $4,101     $6,452     $8,489    $12,173    $18,928      $3,918        $6,519
  Net income...................................   $  915     $1,047     $1,331    $ 2,023    $ 2,668      $  415        $  798
  Net income per share -- basic................   $ 0.16     $ 0.17     $ 0.21    $  0.30    $  0.39      $ 0.06        $ 0.11
  Net income per share -- diluted..............   $ 0.15     $ 0.17     $ 0.20    $  0.29    $  0.36      $ 0.06        $ 0.11
  Number of shares used in per-share
    calculation -- basic.......................    5,758      6,007      6,312      6,646      6,917       6,833         7,093
  Number of shares used in per-share
    calculation -- diluted.....................    6,008      6,287      6,658      7,062      7,438       7,288         7,580

                                                                                     AS OF
                                                              ----------------------------------------------------      AS OF
                                                              JULY 28,   JULY 26,   JULY 25,   JULY 31,   JULY 29,   OCTOBER 28,
                                                                1996       1997       1998       1999       2000        2000
                                                              --------   --------   --------   --------   --------   -----------
                                                                                        (IN MILLIONS)
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
  Total assets..............................................   $3,647     $5,504     $9,043    $ 14,893   $ 32,870     $34,152

------------------------
(1) All historical per share and share information has been adjusted to reflect the Cisco two-for-one stock split effective March 22, 2000.

(2) Historical consolidated operating results include the following items:

                                                                  FISCAL YEARS ENDED                       THREE MONTHS ENDED
                                                 ----------------------------------------------------   -------------------------
                                                 JULY 28,   JULY 26,   JULY 25,   JULY 31,   JULY 29,   OCTOBER 30,   OCTOBER 28,
                                                   1996       1997       1998       1999       2000        1999          2000
                                                 --------   --------   --------   --------   --------   -----------   -----------
                                                                                  (IN MILLIONS)
    In-process research and development........    $--       $ 508       $594       $471      $1,373       $381          $ 509
    Amortization of goodwill and other
      acquisition-related charges..............     14          11         23         61         291         24            231
    Acquisition costs..........................     --          --         --         16          62         --             --
    Payroll tax on stock option exercises......     --          --         --         --          51         --             22
    Net gains realized on minority
      investments..............................     --        (152)        (5)        --        (531)        --           (190)
    Income tax effect..........................     (2)          7        (67)       (54)         --         (6)            (7)
                                                   ---       -----       ----       ----      ------       ----          -----
    Net amount after tax.......................    $12       $ 374       $545       $494      $1,246       $399          $ 565
                                                   ===       =====       ====       ====      ======       ====          =====

ACTIVE VOICE:

                                                                                                           SIX MONTHS
                                                                         FISCAL YEARS ENDED                  ENDED
                                                                             MARCH 31,                   SEPTEMBER 30,
                                                               --------------------------------------    --------------
                                                               1996    1997    1998     1999    2000     1999     2000
                                                               -----   -----   -----   ------   -----    -----   ------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS DATA(3):
  Net sales.................................................   $  45   $  50   $  53   $   63   $  74    $  39   $   25
  Net income (loss) available to common shareholders........   $   5   $   2   $  --   $   (5)  $   6    $  10   $   (7)
  Net income (loss) per share -- basic......................   $1.14   $0.38   $0.02   $(0.52)  $0.62    $1.08   $(0.60)
  Net income (loss) per share -- diluted....................   $1.11   $0.38   $0.02   $(0.52)  $0.57    $1.04   $(0.60)
  Number of shares used in per common share
    calculation -- basic....................................       9       9       9        9      10        9       11
  Number of shares used in per common share
    calculation -- diluted..................................       9       9      10        9      11       10       11

                                                                                                          AS OF
                                                                        AS OF MARCH 31,               SEPTEMBER 30,
                                                              ------------------------------------    --------------
                                                              1996    1997    1998    1999    2000    1999     2000
                                                              ----    ----    ----    ----    ----    -----    -----
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
  Total assets..............................................  $37     $39     $41     $39     $53      $54      $47

------------------------
(3) All historical per share and share information has been adjusted to reflect the Active Voice two-for-one stock split effective March 22, 2000.

                           COMPARATIVE PER SHARE DATA

     In the following tables, we provide you with certain historical per share data and combined per share data on an unaudited basis after giving effect to the merger assuming that 0.3756 of a pro forma share of Cisco common stock is issued in exchange for each share of Active Voice common stock. This data should be read along with the selected historical financial data set forth herein and the historical financial statements of Cisco and Active Voice and the notes thereto that are incorporated herein by reference. The pro forma data is presented for illustrative purposes only. You should not rely on the pro forma financial data as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

                       SELECTED HISTORICAL FINANCIAL DATA

                                                              FISCAL YEAR    THREE MONTHS
                                                                 ENDED          ENDED
                                                               JULY 29,      OCTOBER 28,
                                                                 2000            2000
                                                              -----------    ------------
CISCO HISTORICAL DATA:
  Net income per share -- basic.............................     $0.39          $0.11
  Net income per share -- diluted...........................     $0.36          $0.11
  Book value per share(A)...................................     $3.71          $3.84

                                                              TWELVE MONTHS    THREE MONTHS
                                                                  ENDED            ENDED
                                                                JUNE 30,       SEPTEMBER 30,
                                                                  2000             2000
                                                              -------------    -------------
ACTIVE VOICE HISTORICAL DATA(B):
  Net income (loss) per share -- basic......................     $(0.79)          $(0.22)
  Net income (loss) per share -- diluted....................     $(0.79)          $(0.22)
  Book value per share(A)...................................     $ 3.84           $ 3.65

                                                              FISCAL YEAR    THREE MONTHS
                                                                 ENDED          ENDED
                                                               JULY 29,      OCTOBER 28,
                                                                 2000            2000
                                                              -----------    ------------
PRO FORMA COMBINED NET INCOME PER SHARE(C)(D):
  Per Cisco share -- basic..................................     $0.38          $0.11
  Per Cisco share -- diluted................................     $0.36          $0.10
  Equivalent per Active Voice share -- basic................     $0.14          $0.04
  Equivalent per Active Voice share -- diluted..............     $0.13          $0.04
PRO FORMA COMBINED BOOK VALUE PER SHARE(C)(D)(E):
  Per Cisco share...........................................     $3.72          $3.85
  Equivalent per Active Voice share.........................     $1.40          $1.45

---------------
 (A) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period.

(B) The Active Voice historical data has been derived from the historical financial statements of Active Voice; however, the periods presented were selected to conform more closely with Cisco's fiscal year-end rather than the historical presentation of Active Voice's fiscal year-end at March 31.

(C) The pro forma combined per share information combines financial information of Cisco for the fiscal year ended July 29, 2000 and the three months ended October 28, 2000 with the financial information of Active Voice for the twelve months ended June 30, 2000 and the three months ended September 30, 2000, respectively. This information also assumes the merger occurred as of the beginning of the earliest period presented and was accounted for using the purchase method.

(D) The equivalent Active Voice pro forma per share amounts are calculated by multiplying the Cisco combined pro forma per share amounts by the assumed exchange ratio of 0.3756.

 (E) Pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

                     MARKET PRICE AND DIVIDEND INFORMATION

CISCO MARKET PRICE DATA

     Cisco's common stock is traded on the Nasdaq National Market under the symbol "CSCO." The following table shows the range of high and low closing sales prices reported on the Nasdaq National Market for Cisco common stock for the periods indicated, adjusted to reflect the three-for-two stock splits effected in September 1998 and December 1997 and the two-for-one stock splits effected in February 1996, June 1999 and March 2000.

                                                         HIGH      LOW
                                                        ------    ------
CISCO'S FISCAL 1998
  First Quarter.......................................  $ 9.37    $ 7.75
  Second Quarter......................................   10.05      8.10
  Third Quarter.......................................   12.31      9.44
  Fourth Quarter......................................   17.20     11.74
CISCO'S FISCAL 1999
  First Quarter.......................................  $17.32    $10.97
  Second Quarter......................................   26.67     15.19
  Third Quarter.......................................   29.69     23.78
  Fourth Quarter......................................   33.53     26.09
CISCO'S FISCAL 2000
  First Quarter.......................................  $37.00    $29.38
  Second Quarter......................................   57.63     35.00
  Third Quarter.......................................   80.06     54.75
  Fourth Quarter......................................   71.44     50.55
CISCO'S FISCAL 2001
  First Quarter.......................................  $68.63    $49.81
  Second Quarter (through December   , 2000)..........

ACTIVE VOICE MARKET PRICE DATA

     Active Voice's common stock is traded on the Nasdaq National Market under the symbol "ACVC." The following table shows the range of high and low closing prices reported on the Nasdaq National Market for Active Voice common stock for the periods indicated, adjusted to reflect the two-for-one stock split effected in March 2000.

                                                         HIGH      LOW
                                                        ------    ------
ACTIVE VOICE'S FISCAL 1998
  First Quarter.......................................  $ 6.88    $    4.82
  Second Quarter......................................    7.63         5.63
  Third Quarter.......................................    7.69         5.82
  Fourth Quarter......................................    7.63         5.69

ACTIVE VOICE'S FISCAL 1999
  First Quarter.......................................  $ 7.00    $    5.00
  Second Quarter......................................    5.44         3.75
  Third Quarter.......................................    4.19         2.19
  Fourth Quarter......................................    5.69         3.88

                                                         HIGH      LOW
                                                        ------    ------
ACTIVE VOICE'S FISCAL 2000
  First Quarter.......................................  $ 9.13    $    4.25
  Second Quarter......................................    8.88         5.44
  Third Quarter.......................................   19.94         7.44
  Fourth Quarter......................................   44.00        11.50

ACTIVE VOICE'S FISCAL 2001
  First Quarter.......................................  $15.69    $    6.00
  Second Quarter......................................   14.38         7.25
  Third Quarter (through December   , 2000)...........

DIVIDEND INFORMATION

     Neither Cisco nor Active Voice has ever paid any cash dividends on its stock, and both anticipate that they will continue to retain any earnings for the foreseeable future for use in the operation of their respective businesses.

RECENT CLOSING PRICES

     As of November 9, 2000, the last trading day before announcement of the proposed merger, the closing prices per share of Cisco common stock and Active Voice common stock on the Nasdaq National Market were $53.25 and $14.94,
respectively. On              , 2000, the latest practicable trading day before
the printing of this proxy statement/prospectus, the closing prices per share of Cisco common stock and Active Voice common stock on the Nasdaq National Market
were $[          ] and $[          ], respectively. The equivalent per share
prices for Active Voice common stock based on the Cisco common stock prices multiplied by the assumed exchange ratio of 0.3756 were $20.00 as of November 9,
2000 and $[       ] as of [             ], 2000.

     WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR CISCO COMMON STOCK AND ACTIVE VOICE COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR CISCO COMMON STOCK OR ACTIVE VOICE COMMON STOCK.

NUMBER OF ACTIVE VOICE SHAREHOLDERS

     As of November 27, 2000, there were approximately 88 shareholders of record and approximately 4,500 beneficial owners who held shares of Active Voice common stock, as shown on the records of Active Voice's transfer agent for such shares.

                                  RISK FACTORS

     By voting in favor of the merger, you will be choosing to invest in Cisco common stock. An investment in Cisco common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference in this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

                          RISKS RELATED TO THE MERGER

THE PRICE OF CISCO COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF ACTIVE VOICE COMMON STOCK.

     Upon completion of the merger, holders of Active Voice common stock will become holders of Cisco common stock. Cisco's business differs from that of Active Voice, and Cisco's results of operations, as well as the price of Cisco common stock, may be affected by factors different from those affecting Active Voice's results of operations and the price of Active Voice common stock. For a discussion of Cisco's and Active Voice's businesses and certain factors to consider in connection with these businesses, see Cisco's Annual Report on Form 10-K for the fiscal year ended July 29, 2000 and Active Voice's Annual Report on Form 10-K for the year ended March 31, 2000 which are incorporated by reference in this proxy statement/prospectus. The share price of Cisco common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities and has experienced significant volatility. No prediction can be made as to the market price of Cisco common stock at the completion of the merger or as to the market price of Cisco common stock after the completion of the merger.

ALTHOUGH CISCO AND ACTIVE VOICE EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED.

     Cisco and Active Voice entered into the merger agreement with the expectation that the merger will result in benefits, including the ability to:

     - strengthen Cisco's abilities to offer its customers a broad portfolio of voice over internet protocol solutions;

     - enhance Cisco's capabilities immediately in unified messaging for the enterprise market; and

     - leverage Active Voice's technical and sales expertise in unified communications software.

     Achieving the benefits of the merger will depend in part on the integration of the technology, operations and personnel of the two companies in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of customers or key employees or the continued diversion of the attention of management.

     In addition, the combined entity may not fully increase efficiencies from the transaction. Active Voice's product line consists of unified messaging systems. Integrating Active Voice's product sales into Cisco's business model will involve risks that may jeopardize the success of the merged company. The Active Voice technology and products address a new market for Cisco, namely the unified messaging market for enterprise customers. For merger-related efficiencies to be realized, Cisco will have to learn to satisfy the needs of Active Voice's customers in a timely and efficient manner. In order for the merger to be successful, Cisco and Active Voice may need to integrate Active Voice's products and technologies with other Cisco products and platforms. This integration will involve considerable technology and execution risk and may or may not be successful. We cannot assure you that Cisco and

Active Voice will be successfully integrated or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on Cisco's business, financial condition and operating results.

ACTIVE VOICE DIRECTORS AND OFFICERS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO APPROVE OR RECOMMEND THE MERGER.

     The directors and officers of Active Voice participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interest including the following:

     - As of November 30, 2000, directors and executive officers of Active Voice and their affiliates beneficially owned approximately 17.7% of the outstanding shares of Active Voice common stock.

     - As of the date of this proxy statement/prospectus, non-employee directors of Active Voice beneficially owned stock options to purchase an aggregate of 163,068 shares of Active Voice common stock, 73,336 of which were unvested. If the merger is completed, all of the unvested options, which have a weighted average exercise price of $8.07 per share, will accelerate and become fully vested and exercisable.

     - Stock options granted by Active Voice under the 1993 Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, and 2000 Stock Option Plan provide for the full acceleration of the unvested portion of each option if the merger is completed and the optionee is terminated by Cisco or voluntarily terminates his or her employment under certain conditions within 18 months following the merger. Employees and executive officers who become employees of Cisco are required to execute acceleration waivers so that 50% of their unvested options will become fully vested and exercisable upon the merger, and no additional acceleration of vesting will occur. Employees of Active Voice to be assigned to Atlantis Group following the merger will receive full acceleration of vesting of their unvested options if the closing conditions for the merger are satisfied (including the execution of general releases in favor of Cisco and Active Voice) and the merger actually closes. As of the date of this proxy statement/prospectus, unvested options to purchase approximately 360,000 shares granted to executive officers (including employee directors) of Active Voice will vest upon completion of the merger in accordance with these provisions.

     - As a condition of the closing of the merger, several employees and executive officers of Active Voice to become employed by Cisco upon the merger are required to enter into employment and non-competition agreements with Cisco that will become effective upon completion of the merger. Please see the summary of the terms of these agreements in the section of this proxy statement/prospectus entitled "Employment and Non-Competition Agreements" under "Other Provisions of the Merger Agreement" on page [ ] of this proxy statement/prospectus.

     - As a condition of the closing of the merger and the sale of certain assets of Active Voice, several employees and executive officers of Active Voice to be assigned to Atlantis Group immediately after the merger are required to enter into employment and non-competition agreements with Atlantis Group that will become effective upon completion of the merger and the sale of certain assets of Active Voice. Please see the summary of the terms of these agreements in the section of this proxy statement/prospectus entitled "Asset Purchase Agreement" under "Related Agreements" on page [ ] of this proxy statement/prospectus.

     - Cisco has agreed to indemnify each present and former Active Voice officer and director against liabilities arising out of the fact that such person is or was a director or officer of Active Voice.

     - As a result of the closing of the merger and the sale of certain assets of Active Voice, several officers of Active Voice to be assigned to Atlantis Group will become eligible to earn a finder's fee of up to $500,000 in total in the event that they successfully sell the assets of Atlantis Group within six (6) months after the closing of the merger.

     - Upon completion of the merger, the following executive officers of Active Voice will receive cash bonuses as shown below:

                                                       AMOUNT OF
                                                         CASH
                        NAME                             BONUS
                        ----                           ---------
Kevin L. Chestnut....................................  $505,000
Frank J. Costa.......................................   910,000
Jose S. David........................................    90,000
Debra A. Faulkner....................................    50,000
Edward F. Masters....................................   490,000
Ken Myers............................................    80,000

     As a result, these directors and officers could be more likely to approve or recommend the merger than if they did not hold these interests. Active Voice shareholders should consider whether these interests may have influenced the decision of Active Voice's board of directors to approve and recommend the merger.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT ACTIVE VOICE'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

     If the merger is not completed for any reason, Active Voice may be subject to a number of material risks, including the following:

     - Active Voice may be required to pay Cisco a termination fee of $10.3 million and reimburse Cisco for out-of-pocket expenses;

     - Active Voice shareholders may experience dilution to their stock ownership because the stock option granted to Cisco by Active Voice may become exercisable;

     - the price of Active Voice common stock may decline to the extent that the current market price of Active Voice common stock reflects a market assumption that the merger will be completed; and

     - costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

     In addition, Active Voice customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Active Voice customers could have a material adverse effect on Active Voice's business, regardless of whether or not the merger is ultimately completed. Similarly, current and prospective Active Voice employees may experience uncertainty about their future role with Cisco until Cisco's strategies with regard to Active Voice are announced or executed. This may adversely affect Active Voice's ability to attract and retain key management, sales, marketing and technical personnel.

     Further, if the merger is terminated and Active Voice's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to certain limited
exceptions described on page      of this proxy statement/prospectus, Active
Voice is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Cisco.

UNCERTAINTIES ASSOCIATED WITH THE MERGER MAY CAUSE ACTIVE VOICE TO LOSE KEY PERSONNEL.

     Current and prospective Active Voice employees may experience uncertainty about their future as employees of Cisco. This uncertainty may adversely affect Active Voice's ability to attract and retain key management, sales and marketing and technical personnel.

                             RISKS RELATED TO CISCO

     In addition to the risks discussed above, Cisco is subject to its own specific risks relating to its business model, strategies, markets and legal and regulatory environment. For a detailed discussion of these risks, please see the risk factors included in Cisco's reports filed with the Commission under the Securities Exchange Act of 1934, which reports are incorporated by reference in this proxy statement/ prospectus.

                         RISKS RELATED TO ACTIVE VOICE

     In addition to the risks discussed above, Active Voice is subject to its own specific risks relating to its business model, strategies, markets and legal and regulatory environment. For a detailed discussion of these risks, please see the risk factors included in Active Voice's reports filed with the Commission under the Securities Exchange Act of 1934, which reports are incorporated by reference in this proxy statement/prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Cisco's and Active Voice's financial condition, results of operations and business, and on the expected impact of the merger on Cisco's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page [ ] of this proxy statement/prospectus.

                              THE SPECIAL MEETING

PROXY STATEMENT/PROSPECTUS

     This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of Active Voice common stock by the Active Voice board of directors for use at a special meeting of Active Voice shareholders.

     This proxy statement/prospectus is first being furnished to shareholders of
Active Voice on or about [                     ], 2000.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held on [             ], 2001 at 2:00 p.m.,
Pacific Time, at the Seattle Art Museum, 100 University Street, Seattle, Washington.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the special meeting and any adjournment or postponement of the special meeting, shareholders of Active Voice will be asked to consider and vote upon proposals:

     - to approve the merger and the adoption of the merger agreement and the asset purchase agreement; and

     - to transact such other business as may properly come before the special meeting.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF ACTIVE VOICE. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECORD DATE AND SHARES ENTITLED TO VOTE

     Active Voice's board of directors has fixed the close of business on December 4, 2000, as the record date for determination of Active Voice shareholders entitled to notice of, and to vote at, the special meeting. As of the close of business on December 4, 2000, there were approximately
[             ] shares of Active Voice common stock outstanding and entitled to vote, held by approximately 88 shareholders of record of Active Voice. Each Active Voice shareholder is entitled to one vote for each share of Active Voice common stock held as of the record date.

VOTING OF PROXIES

     You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Active Voice. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you directions regarding how to instruct your broker to vote your shares. All properly executed proxies received by Active Voice prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is made, your proxy will be voted to approve the merger and the adoption of the merger agreement and the asset purchase agreement. Active Voice's board of directors does not presently intend to bring any other business before the special meeting and, so far as is known to Active Voice's board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. You may revoke your proxy at any time prior to its use by delivering to the Secretary of Active Voice a signed notice of revocation or a subsequently dated, signed proxy, or by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     Active Voice will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Active Voice and its subsidiaries may solicit proxies from shareholders by telephone, facsimile or other electronic means or in person. Following the original mailing of the proxies and other soliciting materials, Active Voice will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Active Voice common stock and to request authority for the exercise of proxies. Active Voice will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     W.F. Doring & Co., Inc. will assist in the solicitation of proxies by Active Voice. Active Voice will pay a fee in an amount not to exceed $5,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify it against any losses arising out of its proxy soliciting services on behalf of Active Voice.

SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES

     A transmittal letter with instructions for the surrender of Active Voice common stock certificates will be mailed to Active Voice shareholders as soon as practicable after completion of the merger.

VOTE REQUIRED

     The approval of the merger and the adoption of the merger agreement and the asset purchase agreement requires the affirmative vote of the holders of at least a majority of the shares of Active Voice common stock outstanding on the record date and entitled to vote at the special meeting to approve the merger. IF AN ACTIVE VOICE SHAREHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL OF THE MERGER AND THE ADOPTION OF THE MERGER AGREEMENT AND THE ASSET PURCHASE AGREEMENT.

VOTING BY ACTIVE VOICE DIRECTORS AND EXECUTIVE OFFICERS

     Selected shareholders of Active Voice have entered into stockholder agreements and have delivered irrevocable proxies obligating them to vote in favor of the merger agreement and the merger. As of November 30, 2000, these shareholders, constituting executive officers and directors of Active Voice, as a group beneficially owned 2,042,256 shares (exclusive of any shares issuable upon the exercise of options or warrants) of Active Voice common stock (constituting approximately 17.7% of the shares of Active Voice common stock outstanding as of the record date). As of the record date and the date of this proxy statement/prospectus, Cisco owns no shares of Active Voice common stock.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The required quorum for the transaction of business at the special meeting is a majority of the shares of Active Voice common stock issued and outstanding on the record date. If a quorum is not present in person or represented by proxy, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Because adoption of the merger agreement and the asset purchase agreement and the consummation of the merger requires the affirmative vote of a majority of the outstanding shares of Active Voice common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against the approval of the merger and the adoption of the merger agreement and the asset purchase agreement. In addition, the failure of an Active Voice shareholder to return a proxy will have the effect of a vote against the approval of the merger and the adoption of the merger agreement and the asset purchase agreement. The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, you are urged to return the enclosed proxy card marked to indicate your vote. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum.

DISSENTERS' RIGHTS TO APPRAISAL

     If you do not wish to accept Cisco common stock in the merger, you have the right under Chapter 23B.13 of the Washington Business Corporation Act to dissent from the merger and to receive payment in cash for the fair value of your shares of Active Voice common stock. To preserve your rights if you wish to exercise your statutory dissenters' rights, you must:

     - deliver to the Secretary of Active Voice before the special meeting written notice of your intent to demand payment for your shares of Active Voice common stock if the merger is completed;

     - not vote your shares in favor of the merger; and

     - follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described in the section entitled "Dissenters' Rights to Appraisal" on page [ ].

     Merely voting against the merger will not preserve your dissenters' rights. Chapter 23B.13 of the Washington Business Corporation Act is reprinted in its entirety and attached as Appendix G to this proxy statement/prospectus. Failure to precisely comply with all procedures required by Washington law will result in the loss of your dissenters' rights.

     See "The Merger and Related Transactions -- Dissenters' Rights to
Appraisal" on page   , "Comparison of Rights of Shareholders of Active Voice and
Cisco -- Appraisal or Dissenters' Rights" on page   and "Dissenters' Rights to
Appraisal" on page   .

BOARD RECOMMENDATION

     THE ACTIVE VOICE BOARD OF DIRECTORS HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT ACTIVE VOICE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER, THE ADOPTION OF THE MERGER AGREEMENT AND THE ASSET PURCHASE AGREEMENT.

     In considering the recommendation of the Active Voice board of directors with respect to the merger and the merger agreement, you should be aware that some of the directors and officers of Active Voice have interests in the merger that are different from, or are in addition to, the interests of Active Voice shareholders generally. Please see the section entitled "Interests of Active Voice Directors, Officers and Affiliates in the Merger" on page [ ] of this proxy statement/prospectus.

                      THE MERGER AND RELATED TRANSACTIONS

     This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement and related agreements. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger.

     The following discussion of the background of the merger and the parties' reasons for the merger and the potential benefits that could result from the merger contains forward-looking statements which involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. The actual results of Cisco could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" on page 14 of this proxy statement/prospectus and in the documents incorporated by reference in this proxy statement/prospectus.

BACKGROUND OF THE MERGER

     From August 1999 to May 2000, various representatives of Active Voice and Cisco discussed a potential original equipment manufacturer contractual relationship.

     On May 9, 2000, the Active Voice board of directors authorized management to obtain information from Cisco regarding a potential original equipment manufacturer contractual relationship.

     On June 6, 2000, Jim Cirincione, a representative of Cisco, telephoned Kevin Chestnut, Chief Technology Officer of Active Voice, to express Cisco's interest in partnering with Active Voice in an original equipment manufacturer contractual relationship. Mr. Cirincione and Mr. Chestnut spoke again on June 30, 2000.

     On July 28, 2000, Ammar Hanafi, the Vice President of Business Development of Cisco telephoned Frank Costa, President and Chief Executive Officer of Active Voice, and expressed Cisco's interest in pursuing a merger with Active Voice.

     On August 1, 2000, Mr. Costa and Mr. James Richardson, a Cisco representative, met to further discuss the possible terms of a proposed merger with Active Voice.

     On August 21, 2000, Mr. Costa and Ken Meyer, Executive Vice President of Sales and Marketing, met with Mr. Hanafi, Saurabh Srivastava and Ramesh Hamadani, the Director of Business Development and Senior Manager of Business Development of Cisco, respectively. At the meeting, the representatives of Active Voice provided an overview of Active Voice and its products.

     On August 30, 2000, Active Voice retained William Blair & Company, L.L.C., as its financial advisor in connection with a potential transaction with Cisco.

     During the month of September, 2000, various representatives of Cisco and Active Voice met and held telephone conference calls to discuss Active Voice's products and technology. During these meetings and discussions, Active Voice representatives reported on the status of various deliverables, various marketing issues and opportunities for selling the Unity unified messaging product and the legacy voicemail product together versus selling the Unity unified messaging product as a stand-alone product, and discussed a proposed confidentiality and non-solicitation agreement and due diligence. Active Voice's legal counsel also reviewed various alternative structures for selling the Unity unified messaging business to Cisco in a tax-free exchange.

     On September 5, 2000, representatives of William Blair & Company commenced discussions with Cisco's financial advisors. No proposed purchase price was discussed, but indication was given that Cisco would only be interested in Active Voice's Unity unified messaging business and an alternative structure for the sale of Active Voice's legacy voicemail business was discussed. Cisco's financial advisors suggested that Active Voice and its financial and legal advisors review the terms of prior Cisco deals that involved a management buyout structure.

     On September 14, 2000, Mr. Costa had a telephone conference call with Ms. Hamadani and Mr. Srivastava to discuss a potential strategic transaction with Active Voice whereby Cisco would acquire all the outstanding shares of Active Voice common stock in a stock-for-stock merger between the two companies.

     On September 20, 2000, Active Voice's legal advisors and Cisco's legal advisors discussed issues with respect to the limits on Active Voice's willingness to lock-up the proposed transaction, the fiduciary duties of the Active Voice board of directors and a potential structure for a management buy-out of Active Voice's legacy voicemail business.

     On September 29, 2000, Cisco and Active Voice entered into a limited confidentiality and non-solicitation letter agreement. Pursuant to this letter agreement, Active Voice agreed to an exclusivity period to permit due diligence and negotiations of the proposed merger.

     During the month of October, 2000, various representatives of Cisco and Active Voice (and their legal and financial advisors) discussed potential terms of the proposed merger and due diligence proceeded. Specific purchase price terms were not discussed until October 31, 2000.

     On October 20, 2000, Cisco and Active Voice entered into a letter agreement extending the exclusivity period under the confidentiality and non-solicitation letter agreement until October 27, 2000.

     On October 23, 2000, Ms. Hamadani informed Mr. Costa that a separate original equipment manufacture license agreement would be a pre-condition to Cisco's continued negotiation of a potential merger and the terms of such license agreement would provide that if the proposed merger transaction did not go through under certain circumstances, Active Voice would license the Unity technology to Cisco.

     On October 25, 2000, the Active Voice board of directors met to discuss the terms of the proposed original equipment manufacture license agreement, which had been insisted upon by Cisco as a pre-condition to the proposed merger. The board considered the terms of the license and determined that it would be in the best interests of the shareholders of Active Voice to enter into the original equipment manufacture license agreement. The Active Voice board of directors authorized management to continue its discussions with Cisco regarding a definitive original equipment manufacture license agreement.

     On October 26, Cisco and Active Voice entered into a letter agreement extending the exclusivity period under the confidentiality and non-solicitation letter agreement until November 3, 2000.

     On October 27, 2000, the Active Voice board of directors held a special meeting and unanimously voted to approve the proposed original equipment manufacture license agreement with Cisco and authorized management to negotiate a definitive original equipment manufacture license agreement with Cisco. The Active Voice board of directors authorized and instructed management to continue discussions relating to the proposed merger with Cisco.

     On October 30, 2000, the Active Voice board of directors met to discuss the status of the definitive original equipment manufacture license agreement. The Active Voice board of directors authorized management to enter into the definitive original equipment manufacture license agreement with Cisco.

     On October 31, 2000, Cisco and Active Voice entered into the original equipment manufacture license agreement.

     On October 31, 2000, Cisco formally delivered proposed merger documents to Active Voice, including the proposed purchase price of $20 per share. The Active Voice board of directors held a meeting to consider the specific terms of the proposed merger agreement and related documents. The Active Voice board of directors met with its legal and financial advisors and discussed the terms of the proposed merger. William Blair & Company, Active Voice's financial advisor, indicated that the proposed exchange ratio was fair to Active Voice shareholders from a financial point of view in light of Active Voice's prospects and prevailing market valuation, and that William Blair & Company would be able to render a fairness opinion relative to the proposed merger. The Active Voice board of directors concluded that the proposed merger transaction represented a significant strategic opportunity for shareholders and that management should move forward with negotiations of definitive merger documents.

     During the period between October 31, 2000 and November 9, 2000, the management of Cisco and Active Voice, together with their respective legal counsels and financial advisors, held extensive negotiations regarding the terms and conditions of the definitive agreements relating to the proposed merger and the sale of the legacy voicemail business.

     On November 2, 2000, the Active Voice board of directors held a meeting via teleconference to discuss certain issues contained in the merger agreement and related documents. Active Voice's legal advisors made a presentation on the terms of the proposed transaction and the board of directors' duties with respect to consideration of the transaction. Active Voice's legal and financial advisors answered questions posed by the Active Voice board of directors. The Active Voice board of directors authorized and instructed management to continue negotiation of a definitive merger agreement with Cisco.

     On November 3, Cisco and Active Voice entered into a letter agreement extending the exclusivity period under the confidentiality and non-solicitation letter agreement until November 10, 2000.

     On November 7, 2000, the Active Voice board of directors held a meeting to consider the terms of the proposed merger, the merger agreement and the asset purchase agreement for the sale of the legacy voicemail business. The Active Voice board of directors considered Active Voice's current strategy and determined that the proposal represented a significant strategic opportunity to develop Active Voice's unified messaging technology while maximizing shareholder value. The Active Voice board of directors also considered the proposed spin-out of the non-unified messaging business and the terms of the proposed asset purchase agreement for this business between Active Voice and a newly formed corporation and determined that the terms of the asset purchase agreement were fair to Active Voice shareholders and unlikely to result in a windfall to certain executive officers of Active Voice who will be shareholders of this new corporation. On November 7, 2000, the Active Voice board of directors met again with its legal and financial advisors and discussed the final terms of the proposed merger and the asset purchase agreement. William Blair & Company reviewed its financial analysis of the proposed transaction, answered questions posed by the Active Voice board of directors and delivered a draft fairness opinion. The fairness opinion of William Blair was subsequently confirmed in final form on November 9, 2000 and stated that, as of such date and based upon the procedures followed, factors considered and assumptions made by William Blair & Company and subject to the limitations set forth in the opinion, the exchange ratio in the transaction was fair to Active Voice shareholders from a financial point of view. At the conclusion of these discussions and presentation, the Active Voice board of directors voted to approve the merger, the merger agreement, the asset purchase agreement for the sale of the non-unified messaging business and related transaction documents.

     On November 9, 2000, Cisco and Active Voice entered into the merger agreement and certain related agreements, including the asset purchase agreement, were executed and delivered by Active Voice, Cisco, and the parties thereto. At approximately 8:00 a.m., Eastern Time, on November 10, 2000, Cisco, in collaboration with Active Voice, issued a press release announcing the business combination.

REASONS FOR THE MERGER

  Cisco's Reasons for the Merger

     Cisco's board of directors has identified several potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include the ability to:

     - strengthen Cisco's abilities to offer its customers a broad portfolio of voice over internet protocol solutions;

     - enhance Cisco's capabilities immediately in unified messaging for the enterprise market; and

     - leverage Active Voice's technical and sales expertise in unified communications software.

     For the strategic reasons set forth above, the Cisco board of directors determined that the merger agreement and the merger were in the best interests of Cisco and its shareholders and that Cisco should proceed with the merger agreement and the merger.

  Active Voice's Reasons for the Merger

     The Active Voice board of directors believes that over the past several years Active Voice's strategy has evolved to a point where its unified messaging technology is now its most valuable strategic asset. Despite Active Voice's success to date, increasing competition and industry consolidation have made it important for Active Voice to consider strategic opportunities to advance its unified messaging technology in order to compete with larger companies with substantially greater resources and broader, integrated product offerings. As such, Active Voice's management has considered a number of alternatives for increasing market share and providing the opportunities for its unified messaging technology to have a greater presence in the larger end-user market, including the penetration of existing and international markets, the acquisition of smaller companies that could extend Active Voice's market presence and enhance the distribution of Active Voice's products and services, and a merger with a larger company. Since many of the voice processing industry technologies overlap, mergers and acquisitions have become more prevalent in the industry, particularly in the last couple of years. There are many advantages to be gained from the synergies created by these combinations, including the offering of a more complete product suite to end users, combining research and development budgets and products, convergence of prior competing sales channels, and consolidation of capital investments and operating costs. In the industry environment referred to above, the Active Voice board of directors identified several potential benefits for the Active Voice shareholders, employees and customers that it believes could result from a merger with Cisco. These potential benefits include:

     - providing Active Voice shareholders with shares of Cisco, which is one of the largest companies in the Internet networking industry with annual sales expected to be over $18 billion, in a tax-free exchange at a substantial premium over the prevailing market price for Active Voice common stock immediately prior to the announcement of the merger;

     - mitigating the risk of significant fluctuations in Active Voice's stock price due to efforts to move into the larger end-user market; and

     - enabling the combined company to expand the utilization of Active Voice's proprietary Unity unified messaging technology through increased development and application of that technology to complementary product lines.

     The board of directors of Active Voice believes that the exchange ratio of Cisco common stock provided to Active Voice shareholders will result in a significant financial premium to the Active Voice shareholders. Although the specific amount of the premium depends on the average value of Cisco common stock for the ten consecutive trading days ending on the third trading day prior to the closing date, based upon the closing price of Cisco common stock on November 9, 2000, the date the merger agreement was executed, of $53.25, the transaction implied a $20.00 price for each share of Active Voice common stock, representing a premium of 34 percent to Active Voice's closing price on November 9, 2000 and a premium of 75 percent to Active Voice's average share price for the 30 calendar days ending October 31, 2000, the date the financial terms were proposed.

     Historically, one of the greatest risks to Active Voice shareholders has been the need to allocate significant resources to the development of new products, globalization of products for international markets and customization of products for strategic partners in order to remain competitive in a rapidly changing technological environment. Active Voice has derived a substantial portion of its revenue in the past from its traditional voice messaging business. However, revenue from the voice messaging business will likely decline significantly as Internet telephony solutions begin to prove themselves in the market. Active Voice's management believes that its unified messaging technology will need to be further developed and expanded to take advantage of the emerging market. In order to further develop its unified messaging technology and products, Active Voice would need to significantly increase its research and development expenses. Competitive pressure from new entrants to the marketplace, including large software companies and telephone switch manufactures with greater resources, could adversely affect Active Voice's efforts to penetrate the unified messaging market. The board of directors of Active Voice believes that a merger with Cisco, a much larger company, will significantly mitigate the effects of the changing market and Active Voice's changing revenue sources.

     Active Voice's business depends, in significant part, upon capital expenditures by providers of Internet and telecommunications technology, which in turn depend upon the current and anticipated market demand for productsand services utilizing such technology. The Internet and telecommunications industry has been highly volatile and historically has experienced periods of oversupply, resulting in significantly reduced demand for capital equipment. Worldwide demand for voice messaging and unified messaging technology may fluctuate significantly or suffer a downturn. The board of directors of Active Voice believes that a combination of Active Voice and Cisco should lessen the impact on the combined company of fluctuations in the voice messaging and unified messaging market, given the combined company's greater diversification and the synergies expected to be realized from the merger.

     In the course of its deliberations, the Active Voice board of directors reviewed with Active Voice's management and outside legal and financial advisors a number of factors relevant to the merger, including the strategic overview and prospects for Active Voice. The Active Voice board of directors also considered the following potentially positive factors, among others, in connection with its review and analysis of the merger. The conclusion reached by the Active Voice board of directors with respect to each of the factors supported its determination that the merger agreement and the merger are fair to, and in the best interests of, Active Voice and its shareholders:

     - the belief that the merger will result in a much greater certainty that the full value of Active Voice's core technology will be realized for the benefit of Active Voice shareholders;

     - the ability of the combined company to dedicate greater resources to both current and emerging product and technology development efforts and to fund the future growth of Active Voice's business;

     - historical information concerning Cisco's and Active Voice's respective businesses, technology, management, competitive position, financial condition, and results of operations;

     - the views of Active Voice management as to the prospective businesses, competitive position, financial condition, and results of operations of the combined company following the merger and Active Voice as a stand-alone basis and, in particular, the view that, in light of industry and market conditions, the greater financial strength of Cisco, the ability to leverage the Cisco sales network to increase sales of Active Voice products, the other synergies expected to be realized from the merger, and other relevant considerations, the prospective businesses, competitive position, financial condition, and results of operations of the combined company would be better than the prospective business, competitive position, financial condition, and results of operations of Active Voice as a stand-alone basis;

     - because the exchange ratio will not be calculated until three days before the closing of the merger, the per share value of the consideration to be received by Active Voice shareholders is highly unlikely to be less than the price per share implied by the exchange ratio immediately before the announcement of the merger due to fluctuations in the market value of Cisco common stock and Active Voice common stock;

     - current financial market conditions and historical market prices, volatility and trading information with respect to Cisco common stock and Active Voice common stock, as well as the greater liquidity and reduced volatility of an investment in Cisco common stock compared to an investment in Active Voice common stock;

     - the belief of Active Voice management that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

     - the analyses prepared by William Blair & Company and presented to the Active Voice board of directors, and the opinion of William Blair & Company confirmed in final form on November 9, 2000, that as of November 9, 2000, and based upon and subject to certain considerations set forth in William Blair's opinion (the full text of which is attached as Appendix F to this proxy statement/prospectus), the exchange ratio was fair, from a financial point of view, to the holders of Active Voice common stock, as described more fully under "Opinion of William Blair & Company, L.L.C., Financial Advisor to Active Voice"; and

     - the impact of the merger on Active Voice's customers and employees.

     The Active Voice board of directors also considered a number of potentially negative factors in its deliberations concerning the merger. The potentially negative factors considered by the Active Voice board of directors included:

     - the risk that the merger might not be completed in a timely manner or at all;

     - the negative impact of any customer or supplier confusion or reduced order after announcement of the proposed merger;

     - the challenges relating to the integration of the companies;

     - the loss of control over the future operations of Active Voice following the merger;

     - the possibility of management and employee disruption associated with the merger and the risk that, despite the efforts of the combined company, key management, marketing, technical and administrative personnel of Active Voice might not continue with the combined company;

     - certain terms of the merger agreement and related agreements that prohibit Active Voice and its representatives from soliciting third party bids or discussing, accepting, approving or recom-mending unsolicited third party bids except in very limited circumstances would reduce the likelihood that a third party would make a competing bid for Active Voice;

     - the negative impact of the termination fee payable by Active Voice in certain circumstances (see "Payment of Fees and Expenses") on the likelihood that a third party would make a competing bid for Active Voice;

     - the negative impact of the escrow provisions in the original equipment manufacturer license agreement that would release the source code of Active Voice's unity technology in the event that Active Voice sells substantially all of its assets or merges with a party other than Cisco;

     - the negative impact of the stock option agreement and the original equipment manufacturer license agreement on the likelihood that a third party would make a competing bid for Active Voice;

     - the risks relating to Cisco's business and how they could affect the operations of the combined company; and

     - the other risks described above under "Risk Factors" starting on page
       [  ].

     Active Voice's board of directors concluded that these potentially negative factors were outweighed by the potential benefits of the merger.

     The foregoing discussion, information and factors considered by the Active Voice board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Active Voice board of directors. In view of the wide variety of factors considered by the Active Voice board of directors, the Active Voice board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Active Voice board did not reach any specific conclusions on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Active Voice board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Active Voice board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, Active Voice and its shareholders and that Active Voice should proceed with the merger.

RECOMMENDATION OF ACTIVE VOICE'S BOARD OF DIRECTORS

     FOR THE REASONS DISCUSSED ABOVE, THE ACTIVE VOICE BOARD OF DIRECTORS HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT ACTIVE VOICE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER, THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE ASSET PURCHASE AGREEMENT.

     In considering the recommendation of the Active Voice board of directors with respect to the merger and the merger agreement, you should be aware that some of the directors and officers of Active Voice have interests in the merger that are different from, or are in addition to, the interests of Active Voice shareholders generally. Please see the section entitled "Interests of Active Voice Directors, Officers and Affiliates in the Merger" on page [ ] of this proxy statement/prospectus.

OPINION OF WILLIAM BLAIR & COMPANY, L.L.C., FINANCIAL ADVISOR TO ACTIVE VOICE

     Active Voice retained William Blair & Company, L.L.C., to act as its financial advisor in connection with a possible transaction with Cisco. Active Voice asked William Blair to render an opinion as to whether the exchange ratio set forth in the merger agreement was fair to Active Voice shareholders, from a financial point of view. On November 7, 2000, William Blair delivered an oral opinion, later confirmed in writing as of that date, to Active Voice's Board that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the exchange ratio was fair to Active Voice shareholders from a financial point of view.

     THE FULL TEXT OF WILLIAM BLAIR'S WRITTEN OPINION, DATED NOVEMBER 7, 2000, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX F AND IS INCORPORATED HEREIN BY REFERENCE. YOU SHOULD READ THE ENTIRE OPINION CAREFULLY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE SCOPE OF WILLIAM BLAIR'S REVIEW IN RENDERING ITS OPINION. THE FOLLOWING SUMMARY OF WILLIAM BLAIR'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WILLIAM BLAIR'S OPINION WAS ADDRESSED TO ACTIVE VOICE'S BOARD FOR THE PURPOSE OF ITS EVALUATION OF THE MERGER AND IS NOT A RECOMMENDATION TO ANY ACTIVE VOICE SHAREHOLDER AS TO HOW TO VOTE ON THE MERGER PROPOSAL.

     In connection with its opinion, William Blair reviewed, among other things:

     - a draft of the merger agreement dated November 7, 2000 and certain other documents contemplated thereby;

     - publicly available financial, operating and business information about Active Voice and Cisco, including published equity research reports and publicly filed documents with the SEC and other regulatory agencies;

     - financial and other information about Active Voice's prospects prepared by Active Voice's senior management;

     - the pro forma impact of the merger on the earnings per share of Cisco based on financial information prepared by the senior management of Active Voice and published equity research reports regarding Cisco;

     - information regarding publicly available financial terms and premiums paid of certain recently-completed transactions of companies in businesses William Blair believed were comparable to Active Voice and public companies acquired or merged in transactions using substantially all stock as consideration;

     - current and historical market prices and trading volumes of Active Voice common stock and Cisco common stock, including their performance in comparison to publicly held companies in businesses William Blair believed were comparable to Active Voice and Cisco, respectively; and

     - certain other publicly available information about Active Voice and Cisco.

     William Blair also discussed the matters listed above with members of the senior management of Active Voice, considered other matters which it deemed relevant to its inquiry and took into account the accepted financial and investment procedures and considerations it deemed relevant.

     In rendering its opinion, William Blair assumed and relied upon the accuracy and completeness of all the information it examined or otherwise reviewed or discussed for purposes of its opinion. William Blair did not attempt to verify independently any of this information, nor did it make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Active Voice or Cisco. Active Voice's management advised William Blair that the forecasts concerning Active Voice's prospects that William Blair examined were reasonably prepared on bases reflecting the best currently available estimates and judgments of Active Voice's management. William Blair expressed no opinion with respect to these forecasts or the estimates and judgments on which they were based.

     William Blair based its opinion on economic, market, financial and other conditions existing on November 3, 2000 and other information disclosed to William Blair as of that date. Under its engagement with Active Voice, William Blair does not have any obligation to update, revise or reaffirm its opinion. As a result, circumstances may develop before the merger occurs that, if known at the time William Blair rendered its opinion, would have altered William Blair's opinion. William Blair assumed that the merger would be accounted for as a purchase under generally accepted accounting principles, would be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code and that the shares received by Active Voice shareholders would be freely tradable. William Blair relied on the advice of counsel to Active Voice regarding legal matters and assumed that the merger would be completed on the terms described in the draft merger agreement it reviewed, without any waiver of any material terms or conditions by Active Voice.

     The following discussion summarizes the material financial analyses William Blair performed in arriving at its opinion. William Blair discussed these analyses with the Active Voice Board on November 7, 2000.

     Stock Price Analysis. William Blair examined the history of the trading prices and volume for Active Voice common stock and Cisco common shares and the relationships between movements of these common stocks and movements in common stocks of publicly held companies in businesses William Blair believed were comparable to Active Voice and Cisco.

     Analysis of Certain Publicly Traded Companies for Active Voice. William Blair reviewed and compared Active Voice's financial information to corresponding financial information, ratios and public market multiples for publicly traded companies in the voice processing industry. These publicly traded companies included Apropos Technology, Applied Voice Technology, Cognitronics Corporation, Comverse Technology, Intervoice, Syntellect and Talx Corporation. William Blair selected these companies because they are the publicly traded companies whose operations William Blair believed are most comparable to Active Voice. Although William Blair compared the trading multiples of these companies at the date of William Blair's opinion to the implied purchase multiples of Active Voice, none of the selected companies is identical to Active Voice.

     Among the information William Blair considered were revenue; operating income, commonly known as EBIT; earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA; net income; earnings per share; gross profit margins; EBIT margins and net income margins; growth in revenues and net income; revenue and net income estimates for calendar years 2000 and 2001; return on assets; and equity and capital structure. The multiples and ratios for Active Voice and the comparable companies were based on the most recent publicly available financial information, earnings per share estimates for calendar years 2000 and 2001 from First Call Corporation and these companies' closing share prices on November 3, 2000.

     William Blair observed that the multiples of enterprise value, which is market equity value plus book value of total debt less cash and equivalents, to revenues for the latest twelve months and for calendar years 2000 and 2001 implied by the terms of the merger compared favorably, from Active Voice's perspective, to the median of the corresponding multiples of the comparable companies. William Blair observed that multiples of market equity value to calendar year 2001 earnings per share and common book equity as of September 30, 2000 implied by the terms of the merger compared favorably, from Active Voice's perspective, to the median of the corresponding multiples of the comparable companies. Other multiples of enterprise value and equity value calculated by William Blair were not deemed relevant due to Active Voice's operating losses over the last twelve months and estimates of losses that imply values that are not meaningful.

     Information regarding the multiples implied by the terms of the merger compared to the multiples from William Blair's analysis of selected voice processing companies is set forth in the following table. LTM refers to the latest twelve months.

                                                                 SELECTED VOICE
                                            THE PROPOSED      PROCESSING COMPANIES
                                            ACTIVE VOICE    ------------------------
                 MULTIPLE                      MERGER           RANGE         MEDIAN
                 --------                   ------------    --------------    ------
Enterprise Value to LTM Revenues..........      4.2x         0.9x to  5.2x     1.5x
Enterprise Value to Estimated 2000
  Revenues................................      4.5x         0.8x to  3.2x     1.4x
Enterprise Value to Estimated 2001
  Revenues................................      2.6x         0.1x to  2.5x     1.1x
Equity Value to Estimated 2001 Earnings...     19.3x        11.4x to 30.3x    12.5x
Equity Value to Current Book Value........      6.6x         1.8x to  6.0x     2.8x

     Comparable Acquisitions Analysis. William Blair analyzed recent merger or acquisition transactions in the voice processing industry that William Blair believed were generally comparable, in whole or in part, to the proposed transaction. William Blair examined fourteen transactions announced between October 23, 1995 and November 3, 2000. The selected transactions were not intended to be representative of the entire range of possible transactions in the voice processing industry. Although William Blair compared the transaction multiples of these companies to the implied purchase multiples of Active Voice, none of the selected companies or transactions is identical to Active Voice or the merger.

     William Blair reviewed the consideration paid in these transactions in terms of the enterprise value as a multiple of revenues for the latest twelve months prior to the announcement of these transactions, and as a multiple of estimated revenues for the current calendar year and the next full calendar year following the announcement of these transactions based on published equity research analyst estimates for the respective companies at the time of announcement. William Blair also reviewed the consideration paid in these transactions in terms of the price paid for the common stock, also referred to as the equity purchase price, as a multiple of equity book value at the time of the announcement of the transactions. Other multiples of enterprise value and equity value calculated by William Blair were not deemed relevant due to Active Voice's operating losses over the last twelve months and estimates of losses that imply values that are not meaningful.

     Information regarding the multiples implied by the terms of the merger compared to the acquisition multiples from William Blair's analysis of selected voice processing companies is set forth in the following table. CY refers to calendar year.

                                                             FOURTEEN TRANSACTIONS IN
                                                               THE VOICE PROCESSING
                                             THE PROPOSED            INDUSTRY
                                             ACTIVE VOICE    -------------------------
                 MULTIPLE                       MERGER           RANGE         MEDIAN
                 --------                    ------------    --------------    -------
Enterprise Value to LTM Revenues...........      4.2x        0.7x to 12.2x      2.4x
Enterprise Value to Estimated Current CY
  Revenues.................................      4.5x        0.7x to  3.1x      2.3x
Enterprise Value to Estimated Following CY
  Revenues.................................      2.6x        0.6x to  2.3x      2.0x
Equity Purchase Price to Current Book
  Value....................................      6.6x        1.5x to  8.4x      3.9x

     Premium Analysis of Comparable Transactions. In addition to evaluating multiples paid in transactions in the voice processing industry, William Blair analyzed the premiums paid over a public company's stock price prior to the announcement of a transaction in eleven transactions in industries similar to that of Active Voice, which were announced between October 23, 1995 and November 3, 2000. In these transactions, the companies' enterprise values ranged from $14 million to $1.7 billion. The premium analysis for Active Voice was based on its closing price on November 3, 2000. The premium analysis conducted by William Blair indicated the following:

                                                         ELEVEN PUBLIC TRANSACTIONS
                                         THE PROPOSED      IN RELATED INDUSTRIES
                                         ACTIVE VOICE    --------------------------
                PREMIUM                     MERGER            RANGE          MEDIAN
                -------                  ------------    ----------------    ------
One day before.........................      46.7%       (14.3)% to 60.9%     20.0%
One week before........................      56.9%        11.2 % to 93.5%     33.3%
Four weeks before......................      66.7%         6.4 % to 93.5%     49.3%

     Premium Analysis of Stock Acquisitions of Public Companies. William Blair analyzed the premiums paid over a public company's stock price prior to the announcement of a transaction in 250 transactions with transaction values between $50 million and $500 million announced between January 1, 1997 and November 3, 2000 that were completed using substantially all stock as consideration. The premium analysis for Active Voice was based on its closing price on November 3, 2000 announcement date. The premium analysis conducted by William Blair indicated the following:

                                                            ACQUIRED WITH STOCK
                                        THE PROPOSED      250 PUBLIC TRANSACTIONS
                                        ACTIVE VOICE    ---------------------------
               PREMIUM                     MERGER             RANGE          MEDIAN
               -------                  ------------    -----------------    ------
One day before........................      46.7%       (51.0)% to  94.4%     26.2%
One week before.......................      56.9%       (48.2)% to 103.1%     32.5%
Four weeks before.....................      66.7%       (52.5)% to 113.3%     47.4%

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that Active Voice could produce on a stand-alone basis over a five year period from 2001 to 2005. William Blair also estimated the net present value of the free cash flows that Active Voice could produce on a stand-alone basis over a five year period from 2001 to 2005 including synergies from the merger expected by the senior management of Active Voice. Free cash flows means EBIT after taxes plus depreciation and amortization less capital expenditures and increases in working capital. In estimating these cash flows, William Blair used the forecasts provided by Active Voice management for the years 2000 through 2003 on a stand-alone basis and for expected merger synergies, and William Blair projected results for 2004 and 2005 using similar growth rates and margins. William Blair also calculated an enterprise value for Active Voice at the conclusion of the five-year period ending in 2005, commonly referred to as the terminal value. In calculating the terminal value, William Blair assumed multiples of enterprise value to EBITDA ranging from 7.0x to 9.0x, which William Blair believed to be appropriate for this analysis. The annual cash flows and terminal value were discounted at rates between 16% and 20% to determine a net present value of the enterprise value of Active Voice. Equity value was calculated by subtracting net debt from enterprise value. The discounted cash flow analysis conducted by William Blair indicated the following:

Stand-alone Valuation of the Equity...........  $227 million to $328 million
Per Share Price Range.........................  $15.38 to $22.24
Stand-alone plus Merger Synergies Valuation of
  the Equity..................................  $326 million to $472 million
Per Share Price Range.........................  $22.08 to $31.95

     Discounted Cash Flow Analysis for Cisco. Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that Cisco could produce on a stand-alone basis over a five year period from 2001 to 2005. In estimating these cash flows William Blair used publicly available information including published equity research reports for estimates for the years 2001 and 2002 and projected results for 2003 through 2005 using similar growth rates and margins. In calculating the terminal value, William Blair assumed multiples of enterprise value to EBITDA ranging from 25.0x to 30.0x, representing a discount range of 55.3% to 62.7% to its current EBITDA multiple, which William Blair believed to be appropriate for this analysis. The annual and terminal free cash flows were discounted at rates between 16.0% and 20.0% to determine a net present value of the enterprise value of Cisco. The discounted cash flow analysis conducted by William Blair indicated the following:

Valuation of the Equity of Cisco...............  $346 billion to $478 billion
Per Share Price Range..........................  $49.19 to $67.93

     Implied Future Share Price of Cisco. Based on consensus estimates of published equity research reports, William Blair estimated the present value of the expected future share price of Cisco. In estimating these values, William Blair used the consensus estimates of published equity research reports for Cisco earnings per share for estimates for fiscal years 2001 and 2002 and projected values for 2003 through 2005 by applying the consensus earnings per share growth rates of published equity research reports. In calculating future expected share price, William Blair assumed Cisco will maintain its current multiple of earnings per share ranging from 90.0x to 100.0x. The future share prices were discounted at rates between 16.0% and 20.0% to determine a net present value of the future expected share price of Cisco. The future share price analysis implied a per share price for Cisco ranging from $58.83 to $67.05 based on earnings estimates for fiscal 2001 and a per share price ranging from $87.26 to $113.90 based on earnings estimates for fiscal 2005.

     Pro Forma Merger Analysis. William Blair also performed pro forma analyses of the financial impact of the merger. Using the earnings forecast for Active Voice provided by management and the consensus estimates of Cisco's earnings (excluding nonrecurring charges and goodwill amortization attributable to acquisitions) based on published equity research reports, William Blair compared the earnings per share of the Cisco common shares on a stand-alone basis to the earnings per share of the common stock of the surviving corporation on a pro forma basis including potential cost savings and operating synergies as projected of the senior management of Active Voice. William Blair assumed the merger would be accounted for using purchase accounting. Based on an analysis of the merger using the consensus estimates of published equity research reports, the impact of the proposed transaction on fiscal 2001 and 2002 earnings is negligible.

     General. This summary is not a complete description of the analysis performed by William Blair. The preparation of a fairness opinion involves determinations about the most appropriate and relevant methods of financial analysis and the application of these methods in particular circumstances. As a result, a fairness opinion is not easily summarized. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the merger and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the exchange ratio. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. William Blair believes that its analyses must be considered as a whole. Selecting portions of William Blair's analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Cisco or Active Voice or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by these analyses.

     William Blair is a nationally recognized firm. As part of its investment banking activities, William Blair regularly engages in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair acted as the lead manager for Active Voice's initial public offering in 1993 and received underwriting fees for those services. In the ordinary course of its business, William Blair and its affiliates actively trade shares of Active Voice common stock and Cisco common stock for their own accounts and for the accounts of their customers and may hold a long or short position in these securities.

     Active Voice agreed to pay William Blair a fee for its services equal to 0.75% the total consideration received by Active Voice and its shareholders. This fee is contingent upon the completion of the merger. Active Voice will also reimburse William Blair for all out-of-pocket expenses, including fees and expenses of its counsel and any other independent experts retained by William Blair, reasonably incurred by it in connection with its engagement. In addition, Active Voice has agreed to indemnify William Blair and its affiliates against specified liabilities, including liabilities arising under applicable securities laws.

     Active Voice did not retain William Blair as an advisor or agent to Active Voice's shareholders or any other person. Active Voice retained William Blair solely as an advisor to Active Voice's Board. William Blair's opinion is not an opinion about the price at which Cisco common shares would trade at any time. Active Voice and Cisco determined the exchange ratio in arms-length negotiations in which William Blair advised Active Voice's Board. William Blair was not requested to, nor did it, seek alternative participants for a possible transaction with Active Voice. Active Voice did not impose any restrictions or limitations on William Blair with respect to the investigations made or the procedures that William Blair followed in rendering its opinion.

     On November 9, 2000, William Blair & Company, L.L.C., rendered its written opinion to the board of directors of Active Voice that, as of that date, and based upon and subject to the various qualifications and assumptions described in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Active Voice common stock.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval of the merger and the adoption of the merger agreement by the Active Voice shareholders. The merger will become effective upon the filing of articles of merger with the State of Washington and a certificate of merger with the State of Delaware.

     We are working towards completing the merger as quickly as possible. We hope to complete the merger during the second quarter of Cisco's fiscal 2001. Because the merger is subject to government approvals, we cannot predict the exact timing.

STRUCTURE OF THE MERGER AND CONVERSION OF ACTIVE VOICE COMMON STOCK

     In accordance with the merger agreement and Delaware law, Aqua Acquisition Corporation, a newly-formed, wholly-owned subsidiary of Cisco, will be merged with and into Active Voice. As a result of the merger, the separate corporate existence of Aqua Acquisition Corporation will cease and Active Voice will survive the merger as a wholly-owned subsidiary of Cisco.

     Upon completion of the merger, each outstanding share of Active Voice common stock, other than shares held by Cisco and its subsidiaries, will be canceled and converted into the right to receive a number of shares of Cisco common stock equal to the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the average of the closing prices of Cisco common stock as quoted on the Nasdaq National Market for the ten consecutive trading days ending on the third trading day prior to the effective time of the merger and (y) the total number of shares of Active Voice common stock issued and outstanding on a fully diluted basis at the effective time of the merger (after giving effect to the conversion, exchange or exercise as the case may be of all securities convertible into, or exercisable or exchangeable for, Active Voice common stock, including all unexpired and unexercised options, warrants or other rights to acquire Active Voice common stock). A corresponding right to purchase shares of Cisco Series A Junior Participating Preferred Stock, no par value, pursuant to the Cisco Rights Agreement dated as of June 10, 1998 between Cisco and BankBoston, N.A. will accompany each share of Cisco common stock. The number of shares of Cisco common stock issuable in the merger will be proportionately adjusted for any additional future stock split, stock dividend or similar event with respect to Active Voice common stock or Cisco common stock effected between the date of the merger agreement and the completion of the merger.

     No fractional shares of Cisco common stock will be issued in connection with the merger. In lieu of a fraction of a share of Cisco common stock, you will receive an amount of cash equal to the product of the fraction multiplied by the average closing price for a share of Cisco common stock on the Nasdaq National Market for the last ten trading days ending on the third trading day prior to the effective time of the merger.

EXCHANGE OF ACTIVE VOICE STOCK CERTIFICATES FOR CISCO STOCK CERTIFICATES

     When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your Active Voice stock certificates in exchange for Cisco stock certificates. When you deliver your Active Voice stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your Active Voice stock certificates will be canceled and you will receive Cisco stock certificates representing the number of full shares of Cisco common stock to which you are entitled under the merger agreement (and cash in lieu of fractional shares).

           YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE
               UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL
                      AND INSTRUCTIONS REFERRED TO ABOVE.

     You are not entitled to receive any dividends or other distributions on Cisco common stock with a record date after the merger is completed until you have surrendered your Active Voice stock certificates in exchange for Cisco stock certificates.

     If there is any dividend or other distribution on Cisco common stock with a record date after the merger and a payment date prior to the date you surrender your Active Voice stock certificates in exchange for Cisco stock certificates, you will receive such dividend or other distribution with respect to the whole shares of Cisco common stock issued to you promptly after your Active Voice stock certificates are surrendered. If there is any dividend or other distribution on Cisco common stock with a record date after the merger and a payment date after the date you surrender your Active Voice stock certificates in exchange for Cisco stock certificates, you will receive such dividend or other distribution with respect to the whole shares of Cisco common stock issued to you promptly after the payment date. No interest will be payable with respect to any delayed dividends or distributions.

     Cisco will only issue a Cisco stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered Active Voice stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

TREATMENT OF ACTIVE VOICE STOCK OPTION PLANS

     At the effective time of the merger, each outstanding option to purchase shares of Active Voice common stock issued under Active Voice's 2000 Stock Option Plan, 1998 Stock Option Plan, 1996 Stock Option Plan, 1993 Stock Option Plan, 1988 Non-qualified Stock Option Plan, 2000 Director Stock Option Plan, 1997 Director Stock Option Plan, and Directors Stock Option Plan will be assumed by Cisco regardless of whether the options are vested or unvested. Each Active Voice stock option, which will be assumed by Cisco, will continue to have the same terms, and be subject to the same conditions, that were applicable to the option immediately prior to the effective time, except that:

     - each Active Voice stock option will be exercisable for shares of Cisco common stock;

     - the number of shares of Cisco common stock issuable upon exercise of any given Active Voice option will be determined by multiplying the number of shares of Active Voice common stock underlying the option by the exchange ratio and rounded down to the nearest whole number of shares of Cisco common stock; and

     - the per share exercise price of any given option will be determined by dividing the exercise price of the option immediately prior to the effective time by the exchange ratio and rounded up to the nearest whole cent.

     The exchange ratio shall equal the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the average of the closing prices of Cisco common stock as quoted on the Nasdaq National Market for the ten consecutive trading days ending on the third trading day prior to the effective time of the merger and (y) the total number of Active Voice common stock issued and outstanding on a fully diluted basis at the effective time of the merger (after giving effect to the conversion, exchange or exercise as the case may be of all securities convertible into, or exercisable or exchangeable for, Active Voice common stock, including all unexpired and unexercised options, warrants or other rights to acquire Active Voice common stock).

     Active Voice stock options generally provide for the full acceleration of the unvested portion of each option if the merger is completed and the optionee is terminated without cause or voluntarily terminates his or her employment under certain circumstances following the merger. Employees and executive officers of Active Voice who become employees of Cisco following the merger are required to execute acceleration waivers so that 50% of their unvested options will become fully vested and exercisable upon the merger, and no additional acceleration of vesting will occur. Employees of Active Voice to be assigned to Atlantis Group following the merger will receive full acceleration of vesting of their unvested options if the closing conditions for the merger are satisfied (including the execution of general releases in favor of Cisco and Active Voice) and the merger actually closes.

     Cisco has agreed to file a registration statement on Form S-8 covering shares of Cisco common stock issuable upon the exercise of outstanding Active Voice options granted to individuals for which a registration statement on Form S-8 is available. Cisco also has agreed to file a registration statement on Form S-3 covering shares of Cisco common stock issuable pursuant to outstanding options granted to entities or individuals (including entities controlled by Active Voice directors which are not eligible for registration on Form S-8) and to keep this registration statement on Form S-3 available for one year.

TERMINATION OF ACTIVE VOICE EMPLOYEE STOCK PURCHASE PLAN

     Pursuant to the terms of the merger agreement, as a condition to Cisco's obligation to consummate the merger, the Active Voice Employee Stock Purchase Plan must be terminated immediately following the December 31, 2000 purchase date, and no additional shares may be purchased under the plan following the December 31, 2000 purchase date.

OTHER PROVISIONS OF THE MERGER AGREEMENT

  Representations and Warranties

     Active Voice and Cisco each made a number of representations and warranties in the merger agreement regarding authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement and with regard to aspects of the business and financial condition of Active Voice and Cisco, the structure of the merger and other facts pertinent to the merger.

     The representations given by Active Voice cover the following topics as they relate to Active Voice and its subsidiaries:

     - Active Voice's organization, valid existence, qualification to do business and power;

     - Active Voice's capitalization;

     - authorization of the merger and the transaction agreements by Active Voice, subject to Active Voice shareholder approval;

     - Active Voice's filings and reports with the Securities and Exchange Commission;

     - Active Voice's financial statements;

     - changes in Active Voice's business since June 30, 2000;

     - no undisclosed liabilities;

     - litigation involving Active Voice;

     - no restrictions on Active Voice's business;

     - the possession of and compliance with governmental permits, licenses and other authorizations required to conduct Active Voice's business;

     - Active Voice's title to the properties it owns and leases;

     - intellectual property used, owned and licensed by Active Voice;

     - environmental laws that apply to Active Voice;

     - Active Voice's taxes;

     - Active Voice's employee benefit plans;

     - the effect of the merger on obligations of Active Voice;

     - matters relating to Active Voice's employees;

     - Active Voice's transactions with interested parties;

     - Active Voice's insurance;

     - Active Voice's compliance with applicable laws;

     - Active Voice's minute books;

     - documents requested by and delivered to Cisco and its counsel;

     - brokers' and finders' fees;

     - information supplied by Active Voice in this proxy statement/prospectus and the related registration statement on Form S-4 of Cisco;

     - the opinion of Active Voice's financial advisors;

     - the vote required of the Active Voice shareholders to approve the merger;

     - authorization and recommendation of the merger and the merger agreement by the Active Voice board of directors;

     - the agreement of certain Active Voice shareholders to vote for approval of the merger;

     - the inapplicability of Washington anti-takeover statutes to the merger;

     - Active Voice's inventory;

     - Active Voice's accounts receivable;

     - certain Active Voice customers and suppliers;

     - Active Voice's compliance with export control laws; and

     - the effect of the Year 2000 on Active Voice's business and products.

     The representations given by Cisco and Aqua Acquisition Corporation cover the following topics as they relate to Cisco, Aqua Acquisition Corporation and their respective subsidiaries:

     - organization, good standing, qualification to do business and power of Cisco and Aqua Acquisition Corporation;

     - capitalization of Cisco and Aqua Acquisition Corporation;

     - authorization of the merger by Cisco and Aqua Acquisition Corporation;

     - Cisco's filings and reports with the Securities and Exchange Commission;

     - Cisco's financial statements;

     - no undisclosed liabilities;

     - litigation involving Cisco;

     - brokers' and finders' fees;

     - litigation involving Cisco;

     - information supplied by Cisco and Aqua Acquisition Corporation in this proxy statement/ prospectus and the related registration statement on Form S-4 of Cisco; and

     - authorization by Cisco's board of directors.

     This is only a summary. You are urged to carefully read the articles in the merger agreement attached as Appendix A to this proxy statement/prospectus entitled "Representations and Warranties of Company" and "Representations and Warranties of Parent and Merger Sub."

  Active Voice's Conduct of Business Before Completion of the Merger

     Active Voice agreed that until the completion of the merger, the termination of the merger agreement or unless Cisco consents in writing, Active Voice and its subsidiaries will pay their respective debts and taxes when due and will operate their respective businesses in the same manner as past practices and in good faith with the goal of:

     - preserving intact its and its subsidiaries' current business organizations;

     - keeping available the services of its and its subsidiaries' current officers and key employees; and

     - preserving its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them.

     Active Voice also agreed to promptly notify Cisco of any event which would harm Active Voice's or its subsidiaries' business or of any event or occurrence not in the usual course of business. Active Voice also agreed that until the completion of the merger, termination of the merger agreement or unless Cisco consents in writing, Active Voice and its subsidiaries will conduct their business in compliance with specific restrictions relating to the following:

     - modification of Active Voice's articles of incorporation or bylaws;

     - the issuance of dividends or other distributions;

     - the modification of any stock option plans;

     - the execution, modification or waiver of material contracts other than in the ordinary course of business;

     - the issuance and redemption of securities, except for (i) the issuance of Active Voice common stock pursuant to the exercise of outstanding options, warrants or other rights outstanding as of November 9, 2000 and
       (ii) the repurchase of Active Voice common stock from certain employees, directors and consultants in connection with their termination of service;

     - the transfer or license of Active Voice's intellectual property, the creation of a source-code escrow for any of its intellectual property or the grant of any source code license;

     - the granting or amendment of exclusive rights to its products or technology;

     - the disposition of any properties or assets that are material to Active Voice's or its subsidiaries' business other than in the ordinary course of business;

     - the incurrence of indebtedness;

     - entering into operating leases over $100,000;

     - the payment of obligations over $100,000 and other than in the ordinary course of business;

     - capital expenditures over $100,000 individually or $500,000 in the aggregate and other than in the ordinary course of business;

     - the material reduction of insurance;

     - the waiver or termination of any right of substantial value to Active Voice;

     - employees, employee benefits and pay increases;

     - severance arrangements;

     - commencement of any lawsuit;

     - the acquisition of assets or other entities;

     - tax elections and liabilities other than in the ordinary course of business;

     - notices required under law;

     - the revaluation of Active Voice's assets other than in the ordinary course of business;

     - accounting policies and procedures;

     - Year 2000 compliance;

     - the amendment or waiver of any provision of the asset purchase agreement or the noteholder rights and security agreement; or

     - the draw down of any amounts from the revolving line of credit dated as of November 30, 1998 between Active Voice and Wells Fargo Bank.

     This is only a summary. You are urged to carefully read the article in the merger agreement entitled "Conduct Prior to the Effective Time" in Appendix A to this proxy statement/prospectus.

  No Solicitation of Takeover Proposal

     Until the merger is completed or the merger agreement is terminated, Active Voice has agreed not to directly or indirectly take any of the following actions:

     - solicit, initiate, encourage or agree to any takeover proposal; or

     - engage in discussions or negotiations with, or disclose any nonpublic information relating to Active Voice or any of its subsidiaries to, or afford access to the properties, books or records of Active Voice or any of its subsidiaries to, any person that has advised Active Voice that it may be considering making, or that has made, a takeover proposal.

     Active Voice board of directors is not prohibited from taking and disclosing to Active Voice shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934.

     Active Voice has agreed to promptly provide Cisco with detailed information about any takeover proposal it receives.

     Active Voice may engage in any of these otherwise prohibited acts, other than solicitation, initiation or encouragement of any takeover proposal, if, prior to the adoption of the merger agreement by Active Voice Shareholders, its board of directors:

     - receives an unsolicited written takeover proposal;

     - believes in good faith that such takeover proposal concerning an extraordinary transaction of the nature specified in the merger agreement will result in a transaction more favorable to the Active Voice shareholders from a financial point of view than the merger; and

     - determines in good faith after advice from outside legal counsel that engaging in the prohibited negotiations or discussions or providing non-public information is necessary in order to comply with the fiduciary duties of the board of directors under applicable law.

     A takeover proposal is (other than the merger):

     - any offer or proposal for or indication of interest in a merger or other business combination involving Active Voice or any of its subsidiaries;

     - the acquisition of 15%, or in the case of NEC Corporation 19.9%, or more of the outstanding shares of capital stock of Active Voice or any of its subsidiaries; or

     - the acquisition of a significant portion of the assets of Active Voice or any of its subsidiaries.

  Conditions to the Merger

     Cisco's and Active Voice's respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - the merger must be approved and the merger agreement must be adopted by the holders of a majority of the Active Voice shareholders;

     - the registration statement on Form S-4 registering the shares of Cisco common stock to be issued in the merger, of which this proxy statement/prospectus forms a part, must have been declared effective by the Securities and Exchange Commission and must not be the subject of any stop order or proceeding seeking a stop order;

     - no law, regulation or order must be enacted or issued which has the effect of making the merger illegal or otherwise prohibits completion of the merger;

     - Cisco and Active Voice shall have received the opinion of their respective tax counsels that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - Cisco, Aqua Acquisition Corporation and Active Voice shall have received all necessary governmental approvals, waivers and consents, including such approvals, waivers and consents required under United States antitrust laws and federal and state securities laws.

     Active Voice's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Cisco's and Aqua Acquisition Corporation's representations and warranties must be true and correct when made and as of the closing of the merger in all material respects;

     - Cisco and Aqua Acquisition Corporation shall have complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by them; and

     - Active Voice shall have been provided with a certificate executed on behalf of Cisco that all representations of Cisco and Aqua Acquisition Corporation are true and correct and that all obligations of Cisco and Aqua Acquisition Corporation have been fulfilled.

     Cisco's and Aqua Acquisition Corporation's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - Active Voice's representations and warranties must be true and correct when made and as of the closing of the merger in all material respects;

     - Active Voice shall have complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by it;

     - Cisco shall have been provided with a certificate executed on behalf of Active Voice that all representations of Active Voice are true and correct and that all obligations of Active Voice have been fulfilled;

     - Cisco shall have been provided evidence that Active Voice has obtained certain necessary third-party consents required under its material contracts;

     - The original equipment manufacturer license agreement dated as of October 31, 2000 between Cisco and Active Voice must be in full force and effect. Under the terms of the original equipment manufacturer license agreement with Cisco, Active Voice has agreed to deposit certain intellectual property and related materials into escrow, including source code to its unified messaging technology. If Active Voice sells substantially all of its assets or merges with a party other than Cisco, such intellectual property and related materials held in escrow will be released to Cisco;

     - no injunctions or restraints shall have been imposed preventing Cisco's conduct or operation of Active Voice's business following the merger;

     - no event, change or effect that is materially adverse to the condition, properties, assets, liabilities or operations of Active Voice shall have occurred;

     - holder of not more than 5% (or 14.9% in the event NEC Corporation is a dissenting shareholder) of the shares of Active Voice common stock shall have exercised their rights as a dissenting shareholder and demanded payment for their shares under the Washington Business Corporation Act;

     - certain employees of Active Voice to become employed by Cisco following the merger must have entered into employment and non-competition agreements with Cisco and all employees of Active Voice to become employed by Cisco following the merger, with the exception of up to five employees, must have executed acceleration waivers so that 50% of their unvested options will become fully vested and exercisable upon the merger, and no additional acceleration of vesting will occur;

     - all employees of Active Voice to be assigned to Atlantis Group immediately after completion of the merger shall have been provided with written notice by Active Voice of assignment of the rights and obligations of their employment to Atlantis Group to be effective immediately after completion of the merger; and these employees shall have been provided with written confirmation by Atlantis Group of such assignment;

     - certain employees of Active Voice to be assigned to Atlantis Group immediately after completion of the merger shall have entered into employment and non-competition agreements with Atlantis Group and shall have entered into non-competition and general release agreements with Cisco and Active Voice and ninety percent (90%) of all other employees of Active Voice who have unvested options prior to the merger and whose employment is to be assigned to Atlantis Group immediately after completion of the merger shall have executed a general release agreement in favor of Cisco and Active Voice; and

     - certain agreements of Active Voice with consultants and independent contractors of Active Voice shall have been terminated consistent with the termination provisions of each such agreement and Active Voice shall have satisfied all termination liabilities existing under such agreements.

  Employment and Non-Competition Agreements

     As a condition to the closing of the merger, several employees and executive officers of Active Voice are required to enter into employment and non-competition agreements with Cisco that will become effective upon completion of the merger. The agreements require these employees to remain with Cisco for a period of two years from the closing of the merger unless Cisco terminates them earlier. If the employee's employment is terminated without cause prior to the expiration of the two year period, Cisco will continue to pay the employee's base salary as a severance payment for the earlier of one year from the date of such termination or the date the employee begins employment with another employer. If the employment is terminated for cause prior to the expiration of the two year period, the employee will be paid all salary and benefits through the date of termination of employment, but nothing else.

     The employment and non-competition agreements prohibit the employees, during employment or within one year after termination of employment with Cisco, from participating or engaging in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to the business of Cisco, and from using his or her name in connection with a business which is competitive or substantially similar to the business of Cisco.

     Also as a condition to the closing of the merger, several other employees and officers, whose employment will be assigned to Atlantis Group immediately after completion of the merger, are required to enter into non-competition and general release agreements with Cisco that will become effective upon completion of the merger. The non-competition agreements to be executed by these employees and officers prohibit these employees and officers, within two years after the completion of the merger, from participating or engaging in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to the business of Active Voice to which Cisco is the successor, and from using his or her name in connection with a business which is competitive or substantially similar to the business of Active Voice to which Cisco is the successor. The release agreements to be executed by employees and officers of Active Voice who have unvested options prior to the merger and whose employment will be assigned to Atlantis Group immediately after completion of the merger will release Active Voice and Cisco from any and all claims these employees and officers may have against Active Voice and Cisco arising from or relating to events, acts and omissions prior to the effective date of the merger.

  Termination of the Merger Agreement

     At any time prior to the completion of the merger, the merger agreement may be terminated:

     - by mutual written consent of Cisco and Active Voice;

     - by either Cisco or Active Voice, if:

      - without fault of the terminating party, the closing shall not have occurred on or before February 28, 2001 (or March 30, 2001 in the event the closing is delayed due solely to the failure of the registration statement relating to the issuance of Cisco shares in the merger to be declared effective or the failure to obtain required governmental approvals in time to permit this closing to occur by February 28, 2001);

      - any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger shall have been issued and is final and nonappealable; or

      - if any required approval of the Active Voice shareholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

     - by Cisco, if:

      - Active Voice shall have materially breached any of its representations, warranties or obligations and such breach shall not have been cured within 10 business days of receipt by Active Voice of written notice of such breach;

      - the Active Voice board of directors shall have withdrawn or modified its recommendation of the merger agreement or the merger in a manner adverse to Cisco or shall have resolved to do any of the foregoing;

      - the Active Voice board of directors shall have solicited, initiated, encouraged or agreed to any proposal for a merger or other business combination involving Active Voice or acquisition of 15% (or 19.9% in certain circumstances) or more of the outstanding shares of capital stock of Active Voice or a significant portion of the assets of Active Voice or engaged in any negotiations with, or disclosed any nonpublic information relating to Active Voice or any of its subsidiaries, or afforded access to the properties, books or records of Active Voice to any person that has advised Active Voice that it may be considering making, or that has made, a takeover proposal except as permitted in the merger agreement;

      - the Active Voice board of directors shall have recommended, endorsed, accepted or agreed to a proposal for a merger or other business combination involving Active Voice or acquisition of 15% (or 19.9% in certain circumstances) or more of the outstanding shares of capital stock of Active Voice or a significant portion of the assets of Active Voice or has resolved to do so;

      - for any reason Active Voice fails to call and hold the special meeting of shareholders by February 14, 2001, or March 15, 2001 if this proxy statement/prospectus is not be declared effective by February 28, 2001; or

      - if an extraordinary transaction of the nature specified in the merger agreement, such as an acquisition by any person of or tender offer by any person for 15% (or 19.9% in certain circumstances) or more of the voting power of Active Voice or any proposal for a merger or other business combination involving Active Voice or acquisition of 15% (or 19.9% in certain circumstances) or more of the outstanding shares of capital stock of Active Voice or a significant portion of the assets of Active Voice, occurs and the Active Voice board of directors does not within ten business days of the occurrence of an extraordinary transaction reconfirm its approval and recommendation of the merger agreement and reject the extraordinary transaction.

     - by Active Voice, if:

      - Cisco shall have materially breached any of its representations, warranties or obligations and such breach shall not have been cured within 10 business days following receipt by Cisco of written notice of such breach.

  Payment of Fees and Expenses

     Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense except that expenses incurred in connection with printing the proxy statement/prospectus, registration and filing fees incurred in connection with the proxy statement/prospectus and the listing of additional shares and fees, costs and expenses, associated with compliance with applicable state securities laws in connection with the merger shall be shared equally.

     In the event that the merger agreement is terminated because:

     - a trigger event or takeover proposal shall have occurred and the board of directors of Active Voice does not within 10 business days of the occurrence of the trigger event or takeover proposal reconfirm its approval and recommendation of the merger agreement and the merger, and reject the takeover proposal or trigger event;

     - Active Voice through its, or otherwise by its, officers, directors or advisors or any person authorized by those persons, solicits, initiates, encourages or agrees to a takeover proposal or engages in any discussions or negotiations with, or discloses any nonpublic information relating to Active Voice or any of its subsidiaries, or affords access to the properties, books or records of Active Voice to any person that has advised Active Voice that it may be considering making, or that it has made, a takeover proposal in violation of the non-solicitation provisions contained in the merger agreement;

     - the Active Voice board of directors shall have recommended, endorsed, accepted or agreed to a takeover proposal or shall have resolved to do so;

     - the Active Voice board of directors shall have withdrawn or modified its recommendation of the merger agreement or the merger in a manner adverse to Cisco or shall have resolved to do any of the foregoing and prior to this withdrawal or modification a trigger event or takeover proposal that has not been rejected by Active Voice or withdrawn shall have occurred;

     - any required approval of the shareholders of Active Voice shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders and prior to the meeting a trigger event or takeover proposal that has not been rejected by Active Voice or withdrawn shall have occurred; or

     - Active Voice has breached its representations, warranties or obligations under the reorganization agreement, Active Voice has failed to timely call and hold its shareholders' meeting by February 14, 2001 or the merger shall not have been timely consummated.

then Active Voice will pay Cisco the termination fee of $10.3 million. In addition, Active Voice has agreed that under certain circumstances it shall pay Cisco's out-of-pocket costs and expenses upon termination of the merger agreement and in the event any takeover proposal or trigger event is consummated within six or twelve months of the later of the termination of the merger agreement or payment of Cisco's fees and expenses, Active Voice will pay Cisco the sum of $10.3 million less any amounts previously paid by Active Voice to Cisco.

  Extension, Waiver and Amendment of the Merger Agreement

     The board of directors of either party may amend the merger agreement at any time before completion of the merger. However, after the Active Voice or Aqua Acquisition Corporation shareholders adopt the merger agreement, no change will be made:

     - to the number of shares of Active Voice common stock for which Active Voice common stock will be converted;

     - to any term of the articles of incorporation of Active Voice to be effected by the merger; or

     - to any of the terms and conditions of the merger agreement if the change would harm the holders of Active Voice common stock or Aqua Acquisition Corporation common stock.

     Either party may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

RELATED AGREEMENTS

Asset Purchase Agreement

     Following the merger, Active Voice will sell certain assets, other than proprietary rights, related to the legacy voicemail solutions business of Active Voice to Atlantis Group, Inc., a Washington corporation that will be owned by certain former employees of Active Voice, including, without limitation, all related real property, personal property, machinery, equipment, work-in-process, finished goods, raw materials, cash and cash equivalents above $5 million, books, records, capital stock in certain entities, and all rights under certain contracts and agreements. Active Voice will retain all the assets related to the unified messaging business, including, among other assets, all related technology, inventory, property, computers, machinery, equipment, work-in-process, finished goods, raw materials, proprietary rights and all rights under certain contracts and agreements. The proprietary rights related to the legacy voicemail solutions business of Active Voice will be licensed to Atlantis Group pursuant to the terms of a license agreement to be entered into between Active Voice and Atlantis Group. The license Agreement will grant Atlantis Group a non-exclusive, worldwide, royalty free license to the proprietary rights related to the legacy voicemail solutions business of Active Voice.

     Proprietary rights includes:

     - patents, patent applications, patent disclosures and all related model, certificate of invention and design patents, registrations and applications for registrations;

     - trademarks, service marks, domain names, database rights, tradenames and registrations and related applications for registration;

     - copyrights and related registrations and applications for registration;

     - mask works and related registrations and applications for registration;

     - computer software, data and documentation; and

     - trade secrets and confidential business information.

     Pursuant to the asset purchase agreement, Atlantis Group will assume certain liabilities and obligations, including, without limitation:

     - all liabilities arising out of or relating to the legacy voicemail solutions business of Active Voice;

     - all liabilities and obligations of Active Voice under the contracts that will be assumed by Atlantis Group;

     - obligations of Active Voice to provide vacation time and vacation pay to the employees of Active Voice that have accrued on or prior to the closing date;

     - obligations of Active Voice to provide payments to employees of Active Voice who will be assigned to Atlantis Group following the consummation of the merger in connection with their assignment to Atlantis Group and the merger;

     - all obligations and liabilities arising from any action, suit or proceeding relating to the legacy voicemail solutions business or the assets related to the legacy voicemail solutions business; and

     - all taxes of Active Voice incurred on or prior to the closing date and all taxes of Active Voice relating to the sale of the assets to Atlantis Group.

     Atlantis Group will indemnify Active Voice and Cisco against all losses and expenses arising from or relating to the operations of Active Voice or the use of the legacy voicemail assets prior to and after the closing date, the legacy voicemail solutions business of Active Voice prior to and after the closing date, certain liabilities that will be assumed by Atlantis Group, and third party claims for acts occurring prior to the closing date.

     The asset purchase agreement may be terminated before the completion of the merger by:

     - the mutual written consent of Active Voice and Atlantis Group;

     - either Active Voice or Atlantis Group if the closing is not completed, without the fault of the terminating party, by February 28, 2001 (or, under certain circumstances, March 30, 2001);

     - either Active Voice or Atlantis Group if any permanent injunction or other order of a court or other competent authority preventing the consummation of the sale is issued and becomes final and nonappeable; or

     - either Active Voice or Atlantis Group if the merger is terminated in accordance with the merger agreement.

     As a condition to the closing of the merger and the asset purchase agreement, certain employees and executive officers to be assigned to Atlantis Group following the merger will be required to enter into employment and non-competition agreements with Atlantis Group and enter into a non-competition and general release agreement with Cisco and Active Voice that will become effective upon completion of the merger. The employment and non-competition agreements with Atlantis Group require these employees and executives to remain with Atlantis Group for a period of six months after the closing of the merger unless Atlantis Group terminates them earlier.

     Ninety percent of the employees of Active Voice who have unvested options prior to the merger and whose employment is to be assigned to Atlantis Group following the merger will also be required to execute a general release in favor of Cisco and Active Voice. If the employee's employment is terminated without cause prior to the six month period, Atlantis Group will continue to pay the employee's base salary as a severance payment for the earlier of three months from the date of such termination or the date the employee begins employment with another employer. If the employment is terminated for cause prior to the six month period, the employee will be paid all salary and benefits through the date of termination of employment, but nothing else.

     These agreements also prohibit these employees and executives, during employment and within twelve months after the completion of the merger, from participating or engaging in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to the business of Active Voice to which Atlantis Group is the successor, and from using his or her name in connection with a business which is competitive or substantially similar to the business of Active Voice to which Atlantis Group is the successor.

     Pursuant to the asset purchase agreement, following the completion of the merger, Atlantis Group must offer certain employees assigned to Atlantis Group retention bonuses that will be received by such employees provided that they continue employment with Atlantis Group for the period that is the earlier of the date of the sale of certain assets by Atlantis Group or six months after completion of the merger. In addition, following the completion of the merger, Atlantis Group must maintain a severance benefit plan that provides severance in the form of three months' of salary and COBRA continuation premiums to employees assigned to Atlantis Group whose employment is terminated within six months after the completion of the merger.

     We urge you to read the asset purchase agreement, which is attached as Appendix B to this proxy statement/prospectus, carefully and in its entirety.

Noteholder Rights and Security Agreement

     Following the merger, Active Voice and Atlantis Group will enter into a noteholder rights and security agreement. Pursuant to the noteholder rights and security agreement, as consideration for the legacy voicemail solutions assets of Active Voice, Atlantis Group will issue to Active Voice a note in the initial principal amount of $29,533,280. In the event a sale, merger, sale of substantially all of the assets or another liquidity event of Atlantis Group, as described in the noteholder rights and security agreement, occurs within six months following the closing date, the initial $29,533,280 principal amount of the note will be increased or decreased based upon the total amount of cash and other consideration received by Atlantis Group from such liquidity event. The noteholder rights and security agreement also provides that Active Voice will have a security interest in all of Atlantis Group's property other than real property to secure the payment of the obligations under the note.

     The note will bear interest at a per annum rate equal to the prime rate announced by Wells Fargo plus 1.25 percent (1.25%). The note will matures one year following the closing date. Interest and all other fees payable under the note are due and payable, in arrears, when the note becomes due and payable (whether at maturity or prepayment or acceleration or otherwise). In the event that the principal amount of the note is not paid in full when such amount becomes due and payable, Atlantis Group fails to perform any covenant or agreement in the noteholder rights agreement, an insolvency proceeding is commenced by Atlantis Group, or there occurs another event of default under the note, as described below, the note will bear interest on the balance of any unpaid principal and obligations under the note at such per annum rate plus four percent (4%) until such default is cured.

     Upon the occurrence of a liquidity event as defined in the noteholder rights agreement, which includes a merger, a transaction which results in a change in the ownership of control of more than 10% of the outstanding voting equity securities of Atlantis Group, a sale of substantially all of the assets of Atlantis Group, or a liquidation of Atlantis Group, Atlantis Group will be required to prepay the principal amount of the note then outstanding, and all accrued interest and all other fees payable under the note at such time in an amount equal to the amount of proceeds received by Atlantis Group from any such liquidity event. Upon the occurrence of any sale, assignment, lease or other disposition of the assets of Atlantis Group which constitutes a partial distribution as defined in the noteholder rights agreement or, in the event Atlantis Group issues equity or incurs additional indebtedness in excess of $25,000, Atlantis Group is required to prepay the principal amount of the note then outstanding, and all accrued interest and all other fees payable under the note at such time with the amount of the proceeds received by Atlantis Group from any such partial disposition or additional financing. At any time following the six month anniversary of the closing date, Atlantis Group will have the right to prepay at its option prior to the maturity date all or any portion of the principal amount of the note then outstanding and all accrued interest and all other fees under the note then due and owing.

     If any of the following events should occur, then so long as such condition exists, Active Voice may declare the entire principal and unpaid accrued interest under the note immediately due and payable, sell the personal property of Atlantis Group at either a public or private sale, or exercise other rights and remedies described in the noteholder rights agreement:

     - default in the payment of the principal and unpaid accrued interest of the note when due and payable;

     - Atlantis Group fails to perform any covenant or agreement contained in the noteholder rights agreement;

     - any material portion of Atlantis Group's assets is attached or seized;

     - the institution by Atlantis Group of proceedings to be adjudicated as bankrupt or insolvent, the consent by it to the institution of bankruptcy or insolvency proceedings against it, the consent by it to the filing of any petition seeking reorganization or release under the federal bankruptcy act or any other applicable federal or state law, or the consent by it to the appointment of a receiver, trustee or other similar official of Atlantis Group;

     - default in any material agreement to which Atlantis Group is a party and such default occurs at the final maturity of the obligations under such material agreement, or results in a right by the other party to accelerate the maturity of Atlantis Group's obligations under such material agreement, to terminate such material agreement or to refuse to renew such material agreement;

     - any payment under any indebtedness of Atlantis Group that is subordinate in right of payment to the note;

     - any shareholder of Atlantis Group sells, transfers or conveys any of its securities of Atlantis Group during the six month period following the closing date; or

     - the occurrence of any event or condition that would result in a material adverse change in the business or operations of Atlantis Group or Atlantis Group's ability to perform its obligations under the noteholder rights agreement.

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

     We urge you to read the form of the noteholder rights and security agreement, which is attached as Appendix C to this proxy statement/prospectus, carefully and in its entirety.

  Stockholder Agreements

     In connection with the merger, executive officers and directors of Cisco have entered into stockholder agreements with Cisco. The terms of the stockholder agreement provide that the shareholders will vote all shares of Active Voice common stock beneficially owned by them in favor of the approval of the merger and the adoption of the merger agreement and against any competing proposals.

     The stockholder agreements also required the shareholders to deliver an irrevocable proxy to Cisco. The irrevocable proxy enables Cisco to vote the shareholders' shares to approve the merger. As of the date of this proxy statement/prospectus, the Active Voice shareholders who entered into the stockholder agreements collectively held 2,042,256 shares of Active Voice common stock which represented approximately 17.7% of the outstanding Active Voice common stock on November 30, 2000. None of the shareholders who are parties to the stockholder agreement was paid additional consideration in connection with the stockholder agreements.

Stock Option Agreement

     Cisco required Active Voice to enter into a stock option agreement as a prerequisite to entering into the merger agreement. The stock option agreement grants Cisco the option to buy up to 2,275,000 shares of Active Voice common stock, constituting approximately 19.9% of the outstanding shares of Active Voice common stock as of November 9, 2000, at an exercise price, payable in cash, of $15 per share.

     The Cisco option is intended to increase the likelihood that the merger will be completed. Consequently, aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in Active Voice or its assets before completion of the merger.

     The Cisco option is exercisable by Cisco, in whole or in part, at any time or from time to time after the occurrence of an event which would require payment to Cisco of the $10.3 million termination fee. The Cisco option may not, however, be exercised if Cisco is in material breach of any of its representations, warranties, covenants or agreements contained in the stock option agreement or in the merger agreement. The Cisco option will terminate upon the earlier of:

     - the effective time of the merger;

     - the termination of the merger agreement pursuant to its terms, other than a termination in connection with which Cisco is entitled to the payment of the termination fee or expense reimbursement;

     - 180 days or, in some circumstances, 12 months, following any termination of the merger agreement in connection with which Cisco is entitled to the payment of the $10.3 million termination fee; or

     - if at the expiration of such 180 day or 12 month period, the Cisco option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

     Under the terms of the stock option agreement, at any time during which the Cisco option is exercisable, Cisco has the right to require Active Voice, or any successor entity thereof, to repurchase from Cisco all or any part of the Cisco option, to the extent not previously exercised (the Cisco Put) and Active Voice has the right to require Cisco, or any successor entity thereof, to sell to Active Voice all or any part of the Cisco option, to the extent not previously exercised (the Active Voice Call), at the price set forth in subparagraph (a) below. Furthermore at any time during which the Cisco option is exercisable, Cisco has the right to require Active Voice, or any successor entity thereof, to repurchase from Cisco (the Cisco Put) and Active Voice has the right to require Cisco, or any successor entity thereof, to sell to Active Voice (the Active Voice Call), all or any part of the Active Voice shares purchased by Cisco pursuant to the Cisco option at the price set forth in subparagraph (b) below:

          (a) The difference between (i) the "market/tender offer price" for shares of Active Voice common stock as of the date either party gives notice of its intent to exercise its put or call rights, which is defined as the higher of:

     - the price per share offered as of the notice date pursuant to any tender or exchange offer or other takeover proposal, as defined in the merger agreement, which was made prior to the notice date and not terminated or withdrawn as of the notice date of the exercise of the Cisco Put or the Active Voice Call, as the case may be; or

     - the average of the closing prices of shares of Active Voice common stock on the Nasdaq National Market for the ten trading days immediately preceding the notice date of the exercise of the Cisco Put or the Active Voice Call, as the case may be, and (ii) $15, multiplied by the number of Active Voice shares purchasable pursuant to the stock option agreement, or portion thereof with respect to which either party can exercise its put or call right, as the case may be, under the stock option agreement, but only if the market/tender offer price exceeds $15.

          (b) The exercise price paid by Cisco for the Active Voice shares acquired pursuant to the stock option agreement plus the difference between the market/tender offer price and $15, but only if the market/tender offer price exceeds $15, multiplied by the number of Active Voice shares purchased by Cisco pursuant to the stock option agreement.

     Notwithstanding (a) and (b) above, in no event shall the proceeds payable to Cisco as a result of the Cisco Put or the Active Voice Call exceed the sum of
(x) $11.8 million, plus (y) $15 multiplied by the number of Active Voice shares purchased by Cisco pursuant to the stock option agreement minus (z) any amount paid to Cisco by Active Voice as a termination fee pursuant to the merger agreement.

     Following any exercise of the Cisco option, Cisco may, by written notice, request that Active Voice register under the Securities Act all or any part of the shares of Active Voice common stock acquired pursuant to the stock option agreement. Active Voice shall use its reasonable best efforts to register the unpurchased registrable shares; provided, however, Cisco shall not be entitled to more than an aggregate of two effective registration statements and Active Voice will not be required to file any registration statement for a certain period of time when:

     - Active Voice is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at that time and, after consultation with legal counsel to Active Voice, Active Voice determined that the information would have to be disclosed if a registration statement were filed at that time;

     - Active Voice is required under the Securities Act to include audited financial statements for any period in the registration statement and such financial statements are not then available for inclusion in the registration statement; or

     - Active Voice determines, in its reasonable judgment, that the registration would interfere with any financing, acquisition or other material transaction involving Active Voice or any of its affiliates.

OPERATIONS FOLLOWING THE MERGER

     Following the merger, Active Voice will continue its operations as a wholly-owned subsidiary of Cisco. Upon consummation of the merger, the members of Active Voice's board of directors will be Michelangelo Volpi, Daniel Scheinman and Larry Carter. The membership of the Cisco board of directors will remain unchanged as a result of the merger. The shareholders of Active Voice will become shareholders of Cisco, and their rights as shareholders will be governed by Cisco's articles of incorporation and bylaws and the laws of the State of California.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that Cisco will, after the completion of the merger, indemnify, defend and hold harmless the present and former officers and directors of Active Voice in respect of acts or omissions occurring on or prior to the completion of the merger, in each case to the fullest extent the corporation is permitted under Delaware law, the Active Voice amended and restated articles of incorporation or the Active Voice amended and restated bylaws, in each case as in effect on November 9, 2000.

     The merger agreement also provides that, for five years after the completion of the merger, Cisco will either:

     - at all times maintain at least $50 million in cash, marketable securities or unrestricted lines of credit to be available to indemnify the present and former officers and directors of Active Voice against specified liabilities; or

     - have Active Voice maintain for the benefit of Active Voice's current directors and officers and other persons covered by Active Voice's current directors' and officers' liability insurance with respect to all matters occurring on or prior to the completion of the merger, directors and officers liability insurance on terms substantially equivalent to the Active Voice directors' and officers' liability insurance policy in effect on November 9, 2000.

INTERESTS OF ACTIVE VOICE DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

     In considering the recommendation of the Active Voice board of directors, you should be aware that certain directors and officers of Active Voice have interests in the merger which are different from, or in addition to, your interest. The Active Voice board of directors was aware of these potential conflicts and considered them. These interests include the following:

     - As of November 30, 2000, directors and executive officers of Active Voice and their affiliates beneficially owned approximately 17.7% of the outstanding shares of Active Voice common stock. Please see "Principal Shareholders of Active Voice" on page [ ] of this proxy statement/ prospectus for more information.

     - As of the date of this proxy statement/prospectus, non-employee directors of Active Voice beneficially owned stock options to purchase an aggregate of 163,068 shares of Active Voice common stock, 73,336 of which were unvested. Upon completion of the merger, all of the unvested stock options, which have a weighted average exercise price of $8.07 per share, and are held by the following non-employee directors will accelerate and become fully vested and exercisable as shown below:

                                 # OF ACTIVE VOICE           TOTAL
                                      OPTION           # OF ACTIVE VOICE
             NAME               SHARES ACCELERATING      OPTION SHARES
             ----               -------------------    -----------------
Thomas A. Alberg..............        10,000                58,068
Douglas P. Beighle............        10,000                60,000
Robert C. Greco...............        13,336                13,336
Harold H. Kawaguchi...........        10,000                10,000
Robert L. Richmond............        30,000                95,000

     - As of the date of this proxy statement/prospectus, executive officers (including employee directors) beneficially owned stock options to purchase an aggregate of 692,638 shares of Active Voice common stock. All of the unvested stock options held by the following executive officers will accelerate and become fully vested and exercisable if the optionee is terminated by Cisco or voluntarily terminates his or her employment under certain conditions within 18 months following the merger. Employees and executive officers who become employees of Cisco are required to execute acceleration waivers so that 50% of their unvested options will become fully vested and exercisable upon the merger, and no additional acceleration of vesting will occur. The number of options accelerating for each executive officer is as shown below:

                                                  # OF ACTIVE VOICE
                                                       OPTION
                     NAME                        SHARES ACCELERATING
                     ----                        -------------------
Kevin L. Chestnut..............................        40,000
Frank J. Costa.................................        92,500
Jose S. David..................................        58,332
Debra A. Faulkner..............................        44,500
Edward F. Masters..............................        32,500
Ken Myer.......................................        92,500

     - Upon completion of the merger, the following executive officers of Active Voice will receive cash bonuses as shown below:

                                                      AMOUNT OF
                     NAME                            CASH BONUS
                     ----                            ----------
Kevin L. Chestnut..............................       $505,000
Frank J. Costa.................................        910,000
Jose S. David..................................         90,000
Debra A. Faulkner..............................         50,000
Edward F. Masters..............................        490,000
Ken Myers......................................         80,000

      The acceleration of the vesting of options upon the merger, together with the cash payments to be made in connection with the merger may result in "excess parachute payments" as defined in Section 280G of the Internal Revenue Code. Excess parachute payments are not deductible in accordance with Section 280G. As a result, Cisco will not be entitled to a tax deduction for the amounts determined to be excess parachute payments. The amount of the lost deduction will depend on the value of the shares at the time of the merger, the number of option shares being accelerated, plus the amount of any payments deemed to be made in connection with the merger.

     - As a condition of the closing of the merger, several employees and executive officers of Active Voice to become employed by Cisco upon the merger are required to enter into employment and non-competition agreements with Cisco that will become effective upon completion of the merger. Please see the summary of the terms of these agreements in the section of this proxy statement/prospectus entitled "Employment and Non-Competition Agreements" under "Other Provisions of the Merger Agreement" on page [ ] of this proxy statement/prospectus.

     - As a condition of the closing of the merger and the sale of certain assets of Active Voice, several employees and executive officers of Active Voice to be assigned to Atlantis Group immediately after the merger are required to enter into employment and non-competition agreements with Atlantis Group that will become effective upon completion of the merger and sale of certain assets to Active Voice. Please see the summary of the terms of these agreements in the section of this proxy statement/prospectus entitled "Asset Purchase Agreement" under "Related Agreements" on page [ ] of this proxy statement/prospectus.

     - The merger agreement provides that Cisco will indemnify, from and after the effective time, and will cause Active Voice to indemnify the present and former officers, directors and employees and agents of Active Voice in respect of acts or omissions occurring on or prior to the effective time, in each case to the fullest extent permitted under Delaware law, the Active Voice amended and restated articles of incorporation or the Active Voice amended and restated bylaws, in each case as in effect on November 9, 2000. Please see the section above entitled "Indemnification
       and Insurance" on page   of this proxy statement/prospectus.

     - As a result of the closing of the merger and the sale of certain assets of Active Voice, several officers of Active Voice to be assigned to Atlantis Group will become eligible to earn a finder's fee of up to $500,000 in total in the event that they are successful in selling the assets of Atlantis Group within six (6) months after the closing of the merger.

DISSENTERS' RIGHTS TO APPRAISAL

     If you do not wish to accept Cisco common stock in the merger, you have the right under Chapter 23B.13 of the Washington Business Corporation Act to dissent from the merger and to receive payment in cash for the fair value of your shares of Active Voice common stock. To preserve your rights if you wish to exercise your statutory dissenters' rights, you must:

     - deliver to the Secretary of Active Voice before the special meeting written notice of your intent to demand payment for your shares of Active Voice common stock if the merger is completed;

     - not vote your shares in favor of the merger; and

     - follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described in the section entitled "Dissenters' Rights to Appraisal" on page [ ].

     Merely voting against the merger will not preserve your dissenters' rights. Chapter 23B.13 of the Washington Business Corporation Act is reprinted in its entirety and attached as Appendix G to this proxy statement/prospectus. Failure to precisely comply with all procedures required by Washington law will result in the loss of your dissenters' rights.

     If you follow all the steps required by these provisions, your shares of Active Voice common stock which are issued and outstanding immediately prior to the merger will not be converted into or be exchangeable for the right to receive shares of Cisco common stock, unless you fail to perfect or effectively withdraw or lose your dissenters' rights to appraisal under the Washington Business Corporation Act. If you fail to perfect or effectively withdraw or lose your dissenters' rights, your shares of Active Voice common stock will be converted into and become exchangeable for the right to receive, as of the effective time of the merger, (1) shares of Cisco common stock and (2) cash for any fractional share of Cisco common stock, in each case without interest.

     Active Voice will give Cisco (1) prompt notice of any demands for appraisal, attempted withdrawal of these demands, and any other instrument served pursuant to the Washington Business Corporation Act and received by Active Voice relating to dissenters' rights, and (2) the opportunity to participate in, and direct all negotiations and proceedings with respect to, the exercise of dissenters' rights under the Washington Business Corporation Act. Active Voice is not allowed, except with the prior written consent of Cisco, to make any payment with respect to any demands for appraisal, offer to settle or settle any demands for appraisal.

ANTITRUST APPROVAL

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which prevents some transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods end or expire.

     However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

     In addition, Cisco and Active Voice may need to obtain approval for the merger in foreign jurisdictions depending upon the extent that Active Voice conducts business in these jurisdictions and the statutory requirements of each of these jurisdictions.

FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes the material United States federal income tax considerations relevant to the exchange of shares of Active Voice common stock for Cisco common stock pursuant to the merger that are generally applicable to holders of Active Voice common stock. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to Active Voice shareholders as described herein.

     Active Voice shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Active Voice shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who are foreign persons, who do not hold their Active Voice common stock as capital assets or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation any transaction in which shares of Active Voice common stock are acquired or shares of Cisco common stock are disposed of, the tax consequences of the assumption by Cisco of the outstanding Active Voice stock options or the tax consequences of the receipt of rights to acquire Cisco common stock. Accordingly, ACTIVE VOICE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     The merger is intended to constitute a reorganization within the meaning of the Internal Revenue Code. If the merger does qualify as a reorganization, then, subject to the limitations and qualifications referred to herein, the merger will generally result in the following federal income tax consequences to the Active Voice shareholders:

     - No gain or loss will be recognized by holders of Active Voice common stock solely upon their receipt of Cisco common stock in exchange for Active Voice common stock in the merger (except to the extent of cash received in lieu of a fractional share of Cisco common stock).

     - The aggregate tax basis of the Cisco common stock received by Active Voice shareholders in the merger (including any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of the Active Voice common stock surrendered in exchange therefor.

     - The holding period of the Cisco common stock received by each Active Voice shareholder in the merger will include the period for which the Active Voice common stock surrendered in exchange therefor was considered to be held, provided that the Active Voice common stock so surrendered is held as a capital asset at the time of the merger.

     - Cash payments received by holders of Active Voice common stock in lieu of a fractional share will be treated as if the fractional share of Cisco common stock had been issued in the merger and then redeemed by Cisco. An Active Voice shareholder receiving cash payments will recognize gain or loss, upon payment, measured by the difference, if any, between the amount of cash received and the basis in the fractional share.

     The parties are not requesting and will not request a ruling from the Internal Revenue Service as to the tax consequences of the merger. The consummation of the merger is conditioned on the receipt by Cisco of an opinion from Brobeck, Phleger & Harrison LLP and the receipt by Active Voice of an opinion from Gray Cary Ware & Freidenrich LLP to the effect that the merger will constitute a reorganization within the meaning of the Internal Revenue Code.

     Active Voice shareholders should be aware that the tax opinions do not bind the Internal Revenue Service and the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. The tax opinions will be subject to certain assumptions and qualifications, including the truth and accuracy of certain representations made by Cisco, Active Voice and Aqua Acquisition Corporation.

     A successful Internal Revenue Service challenge to the reorganization status of the merger would result in Active Voice shareholders recognizing taxable gain or loss with respect to each share of common stock of Active Voice surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the merger, of the Cisco common stock received in exchange therefor. In this event, a shareholder's aggregate basis in the Cisco common stock so received would equal its fair market value, and the shareholder's capital gains holding period for such stock would begin the day after the merger.

ACCOUNTING TREATMENT OF THE MERGER

     We intend to account for the merger using the purchase method.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES OF ACTIVE VOICE AND CISCO

     The shares of Cisco common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Cisco common stock issued to any person who is deemed to be an affiliate of either Cisco or Active Voice at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Cisco or Active Voice and may include some of the officers and directors, as well as the principal shareholders of Cisco or Active Voice. Affiliates may not sell their shares of Cisco common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - another applicable exemption under the Securities Act.

     Cisco's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Cisco common stock to be received by affiliates in the merger.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
                           MANAGEMENT OF ACTIVE VOICE

     The following table sets forth certain information regarding beneficial ownership of Active Voice's common stock as of November 30, 2000 by each person that beneficially owns more than 5% of the outstanding shares of Active Voice common stock, each director of Active Voice, the chief executive officer of Active Voice, the four other most highly compensated Active Voice executive officers who received annual compensation in excess of $100,000, collectively referred to below as the "executive officers," and all Active Voice executive officers and directors as a group.

     To Active Voice's knowledge, each person has sole voting and investment power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law and except as described in the footnotes to the table. The number of shares of common stock owned by each person listed includes shares of common stock underlying options held by that person that are exercisable within 60 days after November 30, 2000. The number of outstanding shares of common stock used in calculating the percentage ownership for each person listed includes the shares of common stock underlying options held by that person that are exercisable within 60 days after November 30, 2000, but excludes shares of common stock underlying options held by any other person. Percentage ownership calculations are based on 11,550,176 shares of common stock outstanding as of November 30, 2000.

                                                                                PERCENTAGE
                                                                   SHARES        OF COMMON
                                                                BENEFICIALLY       STOCK
                        SHAREHOLDER                                OWNED        OUTSTANDING
                        -----------                             ------------    -----------
Robert L. Richmond(1).......................................     1,114,108         8.80
Robert C. Greco(2)..........................................       737,000         6.00
Harold H. Kawaguchi(3)......................................       238,824         2.03
Frank J. Costa(4)...........................................       235,000         1.99
Tom A. Alberg(5)............................................        87,068          .75
Douglas P. Beighle(6).......................................        80,000          .69
Edward F. Masters(7)........................................        57,500          .50
Debra A. Faulkner(8)........................................        95,068          .82
Kevin L. Chestnut(9)........................................        73,514          .63
Jose S. David(10)...........................................        76,666          .66
Ken Myer(11)................................................       104,050          .89

-------------------------
 (1) Includes 65,000 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 30,000 unvested shares that will accelerate pursuant to the Merger Agreement.

 (2) Includes 13,336 unvested shares that will accelerate pursuant to the Merger Agreement.

 (3) Includes 10,000 unvested shares that will accelerate pursuant to the Merger Agreement.

 (4) Includes 142,500 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 92,500 unvested shares that will accelerate pursuant to the Merger Agreement.

 (5) Includes 48,068 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 10,000 unvested shares that will accelerate pursuant to the Merger Agreement.

 (6) Includes 50,000 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 10,000 unvested shares that will accelerate pursuant to the Merger Agreement.

 (7) Includes 25,000 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 32,500 unvested shares that will accelerate pursuant to the Merger Agreement.

 (8) Includes 33,472 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 44,500 unvested shares that will accelerate pursuant to the Merger Agreement.

 (9) Includes 30,000 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 40,000 unvested shares that will accelerate pursuant to the Merger Agreement.

(10) Includes 18,334 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 58,332 unvested shares that will accelerate pursuant to the Merger Agreement.

(11) Includes 10,500 shares issuable on exercise of outstanding options exercisable within 60 days of November 30, 2000. Includes 92,500 unvested shares that will accelerate pursuant to the Merger Agreement.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Cisco common stock is listed for trading on the Nasdaq National Market under the trading symbol "CSCO" and Active Voice common stock is quoted on the Nasdaq National Market under the trading symbol "ACVC." The following table sets forth, for the periods indicated, dividends and the high and low closing prices per share of Cisco common stock and Active Voice common stock on the Nasdaq National Market. For current price information, shareholders are urged to consult publicly available sources.

                                            CISCO                                                      ACTIVE VOICE
                                        COMMON STOCK                                                   COMMON STOCK
                                 ---------------------------                                    ---------------------------
                                                   DIVIDENDS                                                      DIVIDEND
                                  HIGH     LOW     DECLARED                                      HIGH     LOW     DECLARED
                                 ------   ------   ---------                                    ------   ------   ---------
CISCO'S FISCAL 1998                                            ACTIVE VOICE'S FISCAL 1998
  First Quarter................  $ 9.37   $ 7.75       --      First Quarter..................  $ 6.88   $ 4.82       --
  Second Quarter...............   10.05     8.10       --      Second Quarter.................    7.63     5.63       --
  Third Quarter................   12.31     9.44       --      Third Quarter..................    7.69     5.82       --
  Fourth Quarter...............   17.20    11.74       --      Fourth Quarter.................    7.63     5.69       --
CISCO'S FISCAL 1999                                            ACTIVE VOICE'S FISCAL 1999
  First Quarter................  $17.32   $10.97       --      First Quarter..................  $ 7.00   $ 5.00       --
  Second Quarter...............   26.67    15.19       --      Second Quarter.................    5.44     3.75       --
  Third Quarter................   29.69    23.78       --      Third Quarter..................    4.19     2.19       --
  Fourth Quarter...............   33.53    26.09       --      Fourth Quarter.................    5.69     3.88       --
CISCO'S FISCAL 2000                                            ACTIVE VOICE'S FISCAL 2000
  First Quarter................  $37.00   $29.38       --      First Quarter..................  $ 9.13   $ 4.25       --
  Second Quarter...............   57.63    35.00       --      Second Quarter.................    8.88     5.44       --
  Third Quarter................   80.06    54.75       --      Third Quarter..................   19.94     7.44       --
  Fourth Quarter...............   71.44    50.55       --      Fourth Quarter.................   44.00    11.50       --
CISCO'S FISCAL 2001                                            ACTIVE VOICE'S FISCAL 2001
  First Quarter................  $68.63   $48.81       --      First Quarter..................  $15.69   $ 6.00       --
  Second Quarter (through                                      Second Quarter.................   14.38     7.25       --
    December   , 2000..........                        --      Third Quarter (through
                                                                   December   , 2000..........

     The following table sets forth the high and low closing prices per share of Cisco common stock and Active Voice common stock on the Nasdaq National Market on November 9, 2000, the last trading day before the public announcement of the
merger agreement, and on                , the last trading day before the date
of this proxy statement/prospectus:

                                                               CISCO            ACTIVE VOICE
                                                            COMMON STOCK        COMMON STOCK
                                                          ----------------    ----------------
                                                           HIGH      LOW       HIGH      LOW
                                                          ------    ------    ------    ------
November 9, 2000........................................  $53.50    $50.50    $15.25    $13.50
[            ]..........................................

                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                           OF ACTIVE VOICE AND CISCO

     The following discussion of certain similarities and material differences between the rights of Cisco shareholders and the rights of Active Voice shareholders under the applicable corporation law, articles of incorporation and bylaws is only a summary of certain provisions and does not purport to be a complete description of the similarities and differences, and is qualified in its entirety by reference to the California General Corporation Law and the Washington Business Corporation Act, the common law thereunder and the full text of the articles of incorporation and bylaws of each of Cisco and Active Voice.

     As a shareholder of Active Voice, your rights are governed by the Washington Business Corporation Act, Active Voice's amended and restated articles of incorporation, as currently in effect, and Active Voice's amended and restated bylaws. After completion of the merger, you will become a shareholder of Cisco. As a Cisco shareholder, your rights will be governed by the California General Corporation Law, Cisco's amended and restated articles of incorporation and Cisco's amended and restated bylaws. In addition, Cisco is incorporated in California while Active Voice is incorporated in Washington.

     The following description summarizes the material differences between the rights of holders of Active Voice common stock and Cisco common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a shareholder of Active Voice and being a shareholder of Cisco. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders should read carefully the relevant provisions of the California General Corporation Law, Cisco's amended and restated articles of incorporation, Cisco's amended and restated by-laws, the Washington Business Corporation Act, Active Voice's amended and restated articles of incorporation and Active Voice's amended and restated by-laws.

DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

     The Active Voice bylaws provide that its shareholders who are entitled to vote for the election of directors may nominate directors for election at an annual meeting or bring proposals at an annual meeting if they provide Active Voice with written notice that complies with the time and content requirements of the Active Voice bylaws

     For notice to be timely, the notice must be delivered to or mailed and received by Active Voice's Secretary not less than 120 days prior to the first anniversary of the date that Active Voice's proxy statement was first released to shareholders in connection with the previous year's annual meeting; or a reasonable time prior to Active Voice's printing and mailing of its proxy materials if the date of the current year's annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting.

     The Cisco bylaws provide that shareholders may propose business to be brought before a meeting of shareholders or nominate directors only if they provide notice to Cisco no later than 60 days prior to such meeting.

AMENDMENT TO GOVERNING DOCUMENTS

     The Washington Business Corporation Act authorizes a corporation's board of directors to amend the corporation's articles of incorporation without shareholder action with respect to the following matters:

     - a change to the corporate name,

     - if the corporation has only one class of shares outstanding change the number of authorized shares solely to effect a stock split or stock dividend in the corporation's shares; and

     - changes to or elimination of provisions with respect to the par value of the corporation's stock.

     Approval of a majority of all votes entitled to be cast on the amendment, upon recommendation of the board, is required to adopt other amendments. If the board determines that because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders, board recommendation is not required.

     Active Voice's articles of incorporation provides that all the provision of the articles of incorporation may be amended or repealed in any manner permitted by law and do not specify that a different percentage of votes is required. The Active Voice bylaws may be amended by the shareholders and the Active Voice board unless the power to amend such bylaws is specifically reserved to the shareholders.

     Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the approval of the corporation's board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon, either before or after the board approval, although certain minor amendments may be adopted by the board alone such as amendments causing stock splits (including an increase in the authorized number of shares in proportion thereto) and amendments changing names and addresses given in the articles. The Cisco articles of incorporation do not require a greater level of approval for an amendment thereto. Under California General Corporation Law, the holders of the outstanding shares of a class of stock are entitled to vote as a class if a proposed amendment to the articles of incorporation would:

     - increase or decrease the aggregate number of authorized shares of such class;

     - effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split;

     - effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class;

     - change the rights, preferences, privileges or restrictions of the shares of such class;

     - create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preference or privileges prior to the shares of such class;

     - in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so; or

     - cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

     Under California General Corporation Law, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. The Cisco bylaws provide that the Cisco bylaws may be adopted, amended or repealed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that the Cisco board of directors may not amend the Cisco bylaws in order to change the authorized number of directors (except to alter the authorized number of directors within the existing range of a minimum of eight and a maximum of 15 directors).

CUMULATIVE VOTING

     The Washington Business Corporation Act provides that directors may be elected by cumulative voting unless otherwise provided for in the articles of incorporation. Active Voice's articles of incorporation eliminated cumulative voting with respect to election of directors after Active Voice became subject to the reporting requirements of the Securities Exchange Act of 1934. Therefore, under the Washington Business Corporation Act, cumulative voting rights are not available to Active Voice shareholders. The Cisco articles provide for the elimination of cumulative voting in elections of directors. Therefore, under the California General Corporation Law, cumulative voting rights are not available to Cisco shareholders.

APPRAISAL OR DISSENTERS' RIGHTS

     Under Washington law, Active Voice's shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Active Voice common stock. To preserve their rights, Active Voice's shareholders who wish to exercise their statutory dissenters' rights must precisely follow the procedures described in Chapter 23B.13 of the Washington Business Corporation Act, a copy of which is attached as Appendix G to this proxy statement/prospectus.

     Under California law, if the approval of the outstanding shares of the corporation is required for a merger or reorganization, each shareholder entitled to vote on the transaction, and who did not vote in favor of the merger or reorganization, may require the corporation to purchase for cash at their fair market value the shares owned by such shareholder. No appraisal rights are available for shares listed on any national securities exchange certified by the Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve Systems, unless there exists with respect to such shares any restriction on transfer imposed by the corporation or by any law or regulation or if demands for payment are filed with respect to 5% or more of the outstanding shares of that class.

DERIVATIVE ACTION

     The Washington Business Corporation Act provides that a person may not bring a derivative action on behalf of the corporation unless the person was a shareholder of the corporation at the time of the transaction in question. A demand to obtain action by the board is not required to bring a derivative action.

     California General Corporation Law provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met concerning the fairness of allowing the action to go forward. The shareholder must make his or her demands on the board before filing suit. The California General Corporation Law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

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

SHAREHOLDER CONSENT IN LIEU OF MEETING

     The Washington Business Corporation Act does not permit shareholders of public companies to act by written consent of less than all shareholders entitled to vote on an action. Active Voice's articles of incorporation do not permit shareholder action by written consent.

     Under the California General Corporation Law, unless otherwise provided in the articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting of shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize such action. If consent is sought for less than all shareholders entitled to vote, notice as required under the California General Corporation Law shall be given. The Cisco articles of incorporation provide that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

FIDUCIARY DUTIES OF DIRECTORS

     Directors of corporations incorporated or organized under the Washington Business Corporation Act and California General Corporation Law have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty." Under the Washington Business Corporation Act, the duty of care requires that the directors act with the care an ordinary prudent person would exercise under similar standards. The duty of loyalty may be summarized as the duty to act in good faith in a manner the directors reasonably believe to be in the best interests of the corporation. Under California General Corporation Law, the duty of loyalty requires directors to perform their duties in good faith in a manner that the directors reasonably believe to be in the best interests of the corporation and its shareholders. The duty of care requires that the directors act with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would exercise under similar circumstances.

INDEMNIFICATION

     The Washington Business Corporation Act permits a corporation to advance expenses to and/or indemnify its current or former directors who are made a party to a proceeding because of being an Active Voice director. Unless otherwise limited by the corporation's articles of incorporation, the Washington Business Corporation Act requires indemnification if the director or officer is wholly successful in the defense of any proceeding, on the merits or otherwise. However, a corporation is not permitted to indemnify a director or officer for:

     - acts or omissions of a director finally adjudged to be intentional misconduct or a knowing violation of the law;

     - conduct of a director or officer finally adjudged to be an unlawful distribution; or

     - any transaction with respect to which it is finally adjudged that the director or officer in question, personally received a benefit in money, property or services to which such director or officer was not legally entitled.

     Indemnification is not intended to be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may otherwise be entitled under any agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in the director's, officer's or agent's official capacity and as to action in another capacity while holding such office.

     Active Voice's articles of incorporation provide that Active Voice will indemnify and advance reasonable expenses to its directors to the fullest extent permitted by law. Regardless of whether or not

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Active Voice would have the power to indemnify its directors or officers, the articles of incorporation of Active Voice provide that Active Voice may purchase and maintain insurance on behalf of its directors and officers.

     Under California General Corporation Law, a corporation has the power to indemnify present and former directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts (other than in connection with actions by or in the right of the corporation) if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful, and a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders.

     The indemnification authorized by California General Corporation Law is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification. The Cisco articles of incorporation and the Cisco bylaws provide for the indemnification of its agents (as defined under the California General Corporation Law) to the fullest extent permissible under California General Corporation Law, which may be in excess of the indemnification expressly permitted by Section 317 of the California Corporations Code, subject to the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     California General Corporation Law also allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

     Insofar as indemnification for liabilities under federal securities laws may be permitted to directors, officers or persons controlling Active Voice or Cisco, pursuant to the foregoing provisions, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DIRECTOR LIABILITY

     The Washington Business Corporation Act and California General Corporation Law each provide that the charter documents of the corporation may include provisions which limit or eliminate the liability of directors to the corporation or its shareholders, provided such liability does not arise from certain proscribed conduct. In the case of Washington Business Corporation Act, such conduct includes acts or omissions that involve intentional misconduct or a knowing violation of law, conduct violating the prohibition on unlawful distribution, or for any transaction in which the director will personally receive a benefit in money, property or services to which the director is not legally entitled and, in the case of California General Corporation Law, intentional misconduct or knowing and culpable violation of law, acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, the receipt of an improper personal benefit, acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders, acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders, interested transactions between the corporation

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and a director in which a director has a material financial interest and liability for improper distributions, loans or guarantees. Under Active Voice's articles of incorporation, Active Voice's directors will not be personally liable to the corporation for monetary damages for conduct as a director. The Active Voice articles of incorporation contain a provision limiting the liability of its directors except as required by Washington Business Corporation Act. The Cisco articles of incorporation contain a provision limiting the liability of its directors to the fullest extent provided by California General Corporation Law.

ANTI-TAKEOVER PROVISIONS AND INTERESTED SHAREHOLDER TRANSACTIONS

     The Active Voice and the Cisco bylaws provide that a special meeting of the shareholders may be called by the chairman of the board, the board of directors, the president or by one or more shareholders holding shares representing not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at that meeting.

     Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a takeover or change in control of Active Voice. Chapter 23B.19 of the Washington Business Corporation Act prohibits a corporation, with certain exceptions, from engaging in certain significant business transactions with an "acquiring person" (defined as a person who acquires 10% or more of a corporation's voting securities without the prior approval of the corporation's board of directors) for a period of five years after such acquisition. The prohibited transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. Active Voice may not exempt itself from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of Active Voice.

     Under the California General Corporation Law, there is no comparable provision. However, the California General Corporation Law does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholders already own 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

ADVANCE NOTICE OF MEETING

     The Washington Business Corporation Act requires that shareholders be provided prior written notice no more than sixty days nor less than twenty days prior to a meeting of shareholders. Active Voice's bylaws provide that the board may fix a date not more than seventy days before the meeting. The Washington Business Corporation Act further provides that if the board does not fix the record date for determining shareholders entitled to notice and to vote at a special shareholders' meeting, the record date is the day before the first notice is delivered to stockholders. Finally, notice of the date, time, and place of a special meeting to approve an amendment to the articles of incorporation, a plan of merger or share exchange, or a proposed sale of assets must be given no fewer than twenty nor more than sixty days before the meeting date. Active Voice's bylaws provide that written notice of a special meeting for

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

any proposed merger or sale of substantially all of the assets of Active Voice shall be given at least twenty days before the meeting date.

     California General Corporation Law requires that shareholders be provided prior written notice no more than 60 days nor less than 10 days prior to the record date for determining the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action.

INSPECTION OF BOOKS AND RECORDS

     The Washington Business Corporation Act requires that a corporation's shareholder list be made available for inspection by any shareholder, beginning ten days prior to any shareholder meeting and continuing through the meeting, at the corporation's principal office or the location where the meeting will be held. Shareholders may inspect the list during regular business hours at their own expense.

     Under the California General Corporation Law, a shareholder is permitted to inspect the accounting books and records and minutes of proceedings of the shareholders and the board of directors is permitted to inspect the shareholders' list at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder. Additionally, the California General Corporation Law provides for an absolute right to inspect and copy the corporation's shareholders list by a shareholder or shareholders holding at least 5% in the aggregate of the corporation's outstanding voting shares, or any shareholder or shareholders holding 1% or more of such shares who have filed a Schedule 14A with the Commission.

SIZE OF THE BOARD OF DIRECTORS

     The Washington Business Corporation Act provides that a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with articles or incorporation or bylaws. A change in the number of directors may be made by board amendment of the bylaws unless otherwise prohibited in the articles of incorporation. Active Voice's board of directors is currently set at six directors. Active Voice's bylaws provide that if a greater or lesser number of directors is elected by the shareholders, then the election of than number shall automatically constitute an amendment to Active Voice's bylaws.

     Under the California General Corporation Law, as provided in the articles of incorporation or bylaws, the number of directors may be specific or may be not less than a stated minimum nor more than a stated maximum, with the exact number to be fixed by the board or the shareholders. The minimum number cannot be less than three. A bylaw changing or fixing a number of directors may only be adopted by approval of a majority of the outstanding shares. The Cisco bylaws provide that the authorized number of directors of the corporation shall be not less than eight nor more than 15, the exact number of directors to be fixed from time to time within such range by duly adopted resolutions of the board of directors or shareholders.

REMOVAL OF DIRECTORS

     The Washington Business Corporation Act provides that one or more directors may be removed by the shareholders, with or without cause, unless otherwise provided for in the articles of incorporation. If a director is elected by holders of one or more authorized classes of shares, only the holders of those classes may participate in the vote to remove the director. Directors may be removed by the shareholders only at a special meeting called for that purpose and the meeting notice must state that the purpose of the meeting is removal of the director. Active Voice's bylaws provide that a director (or the

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

entire board) may be removed if the number of votes cast in favor of removing such director exceeds the number of votes cast against removal; provided that if a director has been elected by one or more voting groups, only those voting groups may participate in the removal vote.

     California General Corporation Law provides that the board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Further, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote thereon; however, no director may be removed (unless the entire board is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting. Shareholders holding at least 10% of the outstanding shares in any class may sue in superior county court to remove from office any officer or director for fraud, dishonest acts or gross abuse of authority or discretion.

TRANSACTIONS INVOLVING DIRECTORS

     The Washington Business Corporation Act provides that a proposed transaction may not be enjoined, set aside or give rise to damages because a director of a corporation has an interest in the transaction, unless the director has a conflict of interest. A director has a conflict of interest when
(i) the director knows at the time of commitment that the director has a beneficial financial interest in, or is so closely linked to, the transaction and the transaction is of such financial significance to the director that the interest would reasonably be expected to exert an influence on the director's judgment if the director were called upon to vote on the transaction, or (ii) the transaction is brought before the board of directors and the director knows at the time that an entity of which the director is a director or general partner, or a person who is a principal or employer of the director is a party to the transaction. A directors' conflict of interest in a transaction may not be enjoined or set aside if:

     - the transaction received the affirmative vote of a majority, but no fewer than two, of those qualified directors on the board after the director discloses the existence and nature of the director's conflicting interest and all facts know to the director regarding the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction to them or discloses the existence and nature of the director's conflicting interest and informs them of the character and limitations imposed by that duty and plays no part in their deliberations or vote;

     - the transaction is approved by a majority of the votes entitled to be cast by holders of all qualified shares after notice to shareholders describing the director's conflicting interest, the director has informed the person counting the votes of the number of all share beneficially owned by the director and informs the shareholders who voted on the transaction of the existence and nature of the director's conflicting interest and all facts know to the director regarding the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction; or

     - the transaction is established to have been fair to the corporation.

     The California General Corporation Law states that any contract or transaction between a corporation and any of its directors, or a second corporation in which a director has a material financial interest is not void or voidable if the material facts as to the transaction and as to the director's interest are fully disclosed and a majority of the disinterested shareholders represented and voting at a duly held meeting approve or ratify the transaction in good faith. The California General Corporation Law provides that such a contract or transaction also is not void or voidable if either after full disclosure the transaction is approved by the board or a committee (excluding the vote of interested directors) in good faith and the transaction is just and reasonable to the corporation, or the person asserting the validity of

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

the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The Washington Business Corporation Act provides that, unless the articles of incorporation provide otherwise, vacancies may be filled by the shareholders, board of directors or, in the absence of a quorum, affirmative vote of a majority of the directors in office. However, if the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy.

     Active Voice's bylaws provide that vacancies may be filled by the affirmative vote of a majority of the directors present at a meeting of the board of directors at which a quorum is present, or absent a quorum, by the affirmative vote of a majority of all of the directors in office. The board does not have the power to fill a vacancy left by a director who was elected by a voting group composed of less than all of the voting shareholders. A director elected to fill any vacancy will hold office until the next meeting of shareholders at which directors are elected and qualified.

     Under California General Corporation Law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors, unless otherwise provided in the articles or bylaws. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of director can only be filled by the shareholders unless board approval is authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. The Cisco bylaws authorize the board to fill a vacancy created by the removal of a director.

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                        DISSENTERS' RIGHTS TO APPRAISAL

     The following is a brief summary of the rights of holders of Active Voice common stock to dissent from the merger and receive cash equal to the fair value of their Active Voice common stock instead of receiving shares of Cisco common stock. This summary is not a complete statement of the law, and you should read the applicable sections of Chapter 23B.13 of the Washington Business Corporation Act, which is attached as Appendix G to this proxy statement/prospectus, in its entirety. If you are contemplating the possibility of dissenting from the merger, you should carefully review the text of Appendix G, particularly the procedural steps required to perfect dissenters' rights, which are complex. You should also consult your legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Washington Business Corporation Act, you will lose your dissenters' rights.

Requirements for exercising appraisal rights

     To exercise dissenters' rights, you must:

     - deliver to Active Voice before the vote is taken at the special meeting written notice of your intent to demand the fair value for your Active Voice common stock if the merger is consummated and becomes effective; and

     - not vote your shares of Active Voice common stock at the special meeting in favor of the proposal to approve the merger and adopt the merger agreement and the asset purchase agreement.

     If you do not satisfy each of these requirements, you cannot exercise dissenters' rights and will be bound by the terms of the merger agreement. Submitting a proxy card that does not direct how the Active Voice common stock represented by that proxy is to be voted will constitute a vote in favor of the merger and a waiver of your statutory dissenters' rights. In addition, voting against the proposal to approve the merger and adopt the merger agreement and the asset purchase agreement will not satisfy the notice requirement referred to above. You must file the written notice of the intent to exercise dissenters' rights with Active Voice at: Active Voice Corporation, 2901 Third Avenue, Seattle, Washington 98121, Attn: Jose S. David, Secretary.

Appraisal procedure

     Within 10 days after the effective time of the merger, Active Voice will send written notice to all shareholders who have given written notice under the dissenters' rights provisions and have not voted in favor of the merger as described above. The notice will contain:

     - the address where the demand for payment must be sent and where and when and certificates representing shares of Active Voice common stock must be deposited;

     - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     - a form for demanding payment that states the date of the first announcement to the news media or to shareholders of the terms of the proposed merger and requires certification of the date the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the Active Voice common stock or an interest in it;

     - the date by which Active Voice must receive the demand for payment; and

     - a copy of Chapter 23B.13 of the Washington Business Corporation Act.

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     If you wish to assert dissenters' rights, you must demand payment and deposit your Active Voice certificates within 30 days after the notice is given. If you fail to make demand for payment and deposit your Active Voice certificates within the 30-day period, you will lose the right to receive fair value for your shares under the dissenters' rights provisions, even if you filed a timely notice of intent to demand payment.

     Except as provided below, within 30 days of the later of the effective time of the merger or Active Voice's receipt of a valid demand for payment, Active Voice will remit to each dissenting shareholder who complied with the requirements of the Washington Business Corporation Act the amount Active Voice estimates to be the fair value of the shareholder's Active Voice common stock, plus accrued interest. Active Voice will include the following information with the payment:

     - financial data relating to Active Voice;

     - an explanation of how Active Voice estimated the fair value of the shares;

     - an explanation of how the interest was calculated;

     - a copy of Chapter 23B.13 of the Washington Business Corporation Act; and

     - a brief description of the procedures to be followed in demanding supplemental payment.

     For dissenting shareholders who were not the beneficial owner of the shares of Active Voice common stock before November 10, 2000, Active Voice may withhold payment and instead send a statement setting forth its estimate of the fair value of their shares and offering to pay such amount, with interest, as a final settlement of the dissenting shareholder's demand for payment.

     If you are dissatisfied with your payment or offer, you may, within 30 days of the payment or offer for payment, notify Active Voice in writing of and demand payment of your estimate of fair value of your shares and the amount of interest due. If any dissenting shareholder's demand for payment is not settled within 60 days after receipt by Active Voice of his or her payment demand, Active Voice must commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more appraisers to receive evidence and make recommendations to the court as to the amount of the fair value of the shares. The fair value of the shares as determined by the court is binding on all dissenting shareholders and may be less than, equal to or greater than the market price of the Cisco common stock to be issued to nondissenting shareholders for their Active Voice common stock if the merger is consummated.

     If the court determines that the fair value of the shares is in excess of any amount remitted by Active Voice, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds the amount previously remitted.

     The court will determine the costs and expenses of the court proceeding and assess them against Active Voice, except that the court may assess part or all of the costs against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith. If the court finds that Active Voice did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the Washington Business Corporation Act, the court may also assess against Active Voice any fees and expenses of attorneys or experts that the court deems equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith in bringing the proceedings. The court may award, in its discretion, fees and expenses of the attorney for any dissenting shareholders out of the

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amount awarded to the shareholders, if it finds the services of the attorney were of substantial benefit to the other dissenting shareholders and that those fees should not be assessed against Active Voice.

     A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in the shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies Active Voice in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of the partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. Beneficial owners of Active Voice common stock who desire to exercise dissenters' rights themselves must obtain and submit the registered owner's written consent at or before the time they file the notice of intent to demand fair value and must exercise those rights with respect to all shares of which they are beneficial owners.

     For purposes of the Washington Business Corporation Act, "fair value" means the value of Active Voice common stock immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable. Under section 23B.13.020 of the Washington Business Corporation Act, an Active Voice shareholder has no right, at law or in equity, to set aside the approval and adoption of the merger or the consummation of the merger except if the approval, adoption or consummation fails to comply with the procedural requirements of Chapter 23B.13 of the Washington Business Corporation Act, Revised Code of Washington sections
25.10.900 through 25.10.955, Active Voice's articles of incorporation or Active Voice's bylaws, or was fraudulent with respect to that shareholder or Active Voice.

                                    EXPERTS

     The consolidated financial statements of Cisco Systems, Inc. incorporated in this proxy statement/ prospectus by reference to the Annual Report on Form 10-K for the year ended July 29, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Active Voice Corporation as of March 31, 2000 and 1999, and for each of the three fiscal years in the period ended March 31, 2000, included in the 2000 Active Voice Corporation Form 10-K, which is incorporated by reference in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, has notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Commission, of PWC's compliance with auditor independence guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Commission and PWC and cannot predict the result of those discussions.

                                 LEGAL MATTERS

     The validity of the shares of Cisco common stock offered by this proxy statement/prospectus and the federal income tax consequences in connection with the merger will be passed upon for Cisco by Brobeck, Phleger & Harrison LLP, Palo Alto, California. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for Active Voice by Gray Cary Ware & Freidenrich, LLP, Seattle, Washington.

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                      WHERE YOU CAN FIND MORE INFORMATION

     Active Voice and Cisco file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Cisco and Active Voice file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

   Public Reference Room        New York Regional Office      Chicago Regional Office
   450 Fifth Street, N.W.         7 World Trade Center            Citicorp Center
         Room 1024                     Suite 1300             500 West Madison Street
   Washington, D.C. 20549          New York, NY 10048                Suite 1400
                                                               Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Cisco and Active Voice are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     Cisco filed a registration statement on Form S-4 to register with the Securities and Exchange Commission Cisco common stock to be issued to Active Voice shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Cisco as well as a proxy statement of Active Voice for the Active Voice special meeting.

     Cisco has supplied all the information contained in this proxy statement/prospectus relating to Cisco and Active Voice has supplied all such information relating to Active Voice. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus, the registration statement and the exhibits to the registration statement do not contain all of the information relating to Cisco and Active Voice.

     Some of the important business and financial information relating to Cisco and Active Voice that you may want to consider in deciding how to vote is not included in this proxy statement/prospectus, but rather is "incorporated by reference" to documents that have been previously filed by Cisco and Active Voice with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     If you are an Active Voice shareholder, you can obtain any of the documents incorporated by reference through Cisco, Active Voice or the Securities and Exchange Commission. Documents incorporated by reference are available from Cisco or Active Voice without charge, excluding all exhibits. You may obtain documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them orally or in writing to the following addresses or by telephone:

Cisco Systems, Inc.                  Active Voice Corporation
Investor Relations                   Investor Relations
170 West Tasman Drive                2901 Third Avenue, Suite 500
San Jose, CA 95134                   Seattle, WA 98121
(408) 227-2726                       (206) 441-4700

     TO ENSURE TIMELY DELIVERY, YOU MUST MAKE THIS REQUEST NO LATER THAN FIVE
BUSINESS DAYS BEFORE THE SPECIAL MEETING OR              , 2001.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO ACTIVE VOICE SHAREHOLDERS NOR THE ISSUANCE OF CISCO COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

     The Securities and Exchange Commission allows Cisco and Active Voice to "incorporate by reference" the information Cisco and Active Voice file with the SEC, which means that Cisco and Active Voice can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. Cisco and Active Voice incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13a, 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 until this merger is completed:

          1. Cisco's Annual Report on Form 10-K for the fiscal year ended July 29, 2000, filed September 29, 2000, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 2000 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 29, 2000;

          2. Cisco's Current Reports on Form 8-K filed on December 15, 1999 (as amended on Form 8-K/A filed on February 3, 2000 and on Form 8-K/A-1 filed on August 4, 2000), August 15, 2000, September 7, 2000, September 15, 2000, September 26, 2000, September 28, 2000, September 29, 2000, November 6, 2000, November 7, 2000, November 13, 2000 and November 15, 2000;

          3. The description of Cisco's common stock contained in Cisco's Registration Statement on Form 8-A filed January 8, 1990, including any amendment or report filed for the purpose of updating such description;

          4. The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement of Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description;

          5. Active Voice's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed June 29, 2000;

          6. Active Voice's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed November 14, 2000;

          7. Active Voice's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed August 14, 2000 (as amended on Form 10-Q/A filed on August 28, 2000); and

          8. Active Voice's Current Reports on Form 8-K filed on November 21, 2000 and February 8, 2000.

     You may request a copy of Cisco's or Active Voice's filings, free of charge, by writing or telephoning Cisco or Active Voice, as the case may be, at the following address:

    Larry R. Carter                              Jose S. David
    Senior Vice President, Chief Financial       Chief Financial Officer, Treasurer
      Officer
    and Secretary                                and Secretary
    Cisco Systems, Inc.                          Active Voice Corporation
    255 West Tasman Drive                        2901 Third Avenue, Suite 500
    San Jose, CA 95134                           Seattle, WA 98121
    (408) 526-4000                               (206) 441-4700

     You must request this information no later than five business days before
the date of the special meeting or           , 2001, to ensure timely delivery.

                                                                      APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                              CISCO SYSTEMS, INC.,

                          AQUA ACQUISITION CORPORATION
                                      AND

                            ACTIVE VOICE CORPORATION
                                NOVEMBER 9, 2000

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I. THE MERGER...............................................   A-1
  1.1   The Merger..................................................   A-1
  1.2   Closing; Effective Time.....................................   A-2
  1.3   Effect of the Merger........................................   A-2
  1.4   Articles of Incorporation; Bylaws...........................   A-2
  1.5   Directors and Officers......................................   A-2
  1.6   Effect on Capital Stock.....................................   A-2
  1.7   Surrender of Certificates...................................   A-3
  1.8   No Further Ownership Rights in Company Common Stock.........   A-4
  1.9   Lost, Stolen or Destroyed Certificates......................   A-5
 1.10   Tax Consequences............................................   A-5
 1.11   Withholding Rights..........................................   A-5
 1.12   Termination of Exchange Agent Funding.......................   A-5
 1.13   Taking of Necessary Action; Further Action..................   A-5
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF COMPANY...............   A-5
  2.1   Organization, Standing and Power............................   A-6
  2.2   Capital Structure...........................................   A-7
  2.3   Authority...................................................   A-8
  2.4   SEC Documents; Financial Statements.........................   A-8
  2.5   Absence of Certain Changes..................................   A-9
  2.6   Absence of Undisclosed Liabilities..........................  A-10
  2.7   Litigation..................................................  A-10
  2.8   Restrictions on Business Activities.........................  A-10
  2.9   Governmental Authorization..................................  A-10
 2.10   Title to Property...........................................  A-10
 2.11   Intellectual Property.......................................  A-11
 2.12   Environmental Matters.......................................  A-12
 2.13   Taxes.......................................................  A-13
 2.14   Employee Benefit Plans......................................  A-14
 2.15   Certain Agreements Affected by the Merger...................  A-16
 2.16   Employee Matters............................................  A-17
 2.17   Interested Party Transactions...............................  A-17
 2.18   Insurance...................................................  A-18
 2.19   Compliance with Laws........................................  A-18
 2.20   Minute Books................................................  A-18
 2.21   Complete Copies of Materials................................  A-18
 2.22   Brokers' and Finders' Fees..................................  A-18
 2.23   Registration Statement; Proxy Statement/Prospectus..........  A-18
 2.24   Opinion of Financial Advisor................................  A-19
 2.25   Vote Required...............................................  A-19
 2.26   Board Approval..............................................  A-19
 2.27   Shareholder Agreement; Irrevocable Proxies..................  A-19
        Chapter 23B.19 of the Washington Business Company Act Not
 2.28   Applicable..................................................  A-19
 2.29   Inventory...................................................  A-19
 2.30   Accounts Receivable.........................................  A-20
 2.31   Customers and Suppliers.....................................  A-20

                                                                      PAGE
                                                                      ----
 2.32   Export Control Laws.........................................  A-20
 2.33   Year 2000...................................................  A-20
 2.34   Representations Complete....................................  A-21
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
  SUB...............................................................  A-21
  3.1   Organization, Standing and Power............................  A-21
  3.2   Capital Structure...........................................  A-21
  3.3   Authority...................................................  A-21
  3.4   SEC Documents; Financial Statements.........................  A-22
  3.5   Absence of Undisclosed Liabilities..........................  A-23
  3.6   Litigation..................................................  A-23
  3.7   Broker's and Finders' Fees..................................  A-23
  3.8   Registration Statement; Proxy Statement/Prospectus..........  A-23
  3.9   Board Approval..............................................  A-23
 3.10   Representations Complete....................................  A-23
ARTICLE IV. CONDUCT PRIOR TO THE EFFECTIVE TIME.....................  A-24
  4.1   Conduct of Business of Company..............................  A-24
  4.2   Restrictions on Conduct of Business of Company..............  A-24
  4.3   No Solicitation.............................................  A-26
ARTICLE V. ADDITIONAL AGREEMENTS....................................  A-27
  5.1   Proxy Statement/Prospectus; Registration Statement..........  A-27
  5.2   Meeting of Shareholders.....................................  A-28
  5.3   Access to Information.......................................  A-28
  5.4   Confidentiality.............................................  A-29
  5.5   Public Disclosure...........................................  A-29
  5.6   Consents; Cooperation.......................................  A-29
  5.7   Legal Requirements..........................................  A-30
  5.8   Blue Sky Laws...............................................  A-30
  5.9   Employee Benefit Plans......................................  A-30
 5.10   Forms S-3 and S-8...........................................  A-32
 5.11   Option Agreement............................................  A-32
 5.12   Nasdaq Quotation............................................  A-32
 5.13   Employees...................................................  A-32
 5.14   Action Under Stock Option Plan..............................  A-32
 5.15   Notice to Certain Employees.................................  A-32
 5.16   Indemnification.............................................  A-33
 5.17   Tax Treatment...............................................  A-34
 5.18   Shareholder Litigation......................................  A-34
 5.19   Section 280G/83(b) Agreement................................  A-34
 5.20   Spreadsheet.................................................  A-34
 5.21   Execution of Shareholder Agreement by NEC...................  A-34
 5.22   Termination of Company ESPP.................................  A-34
 5.23   Resolution of Certain Litigation Matters....................  A-34
 5.24   Best Efforts and Further Assurances.........................  A-35

                                                                      PAGE
                                                                      ----
ARTICLE VI. CONDITIONS TO THE MERGER................................  A-35
  6.1   Conditions to Obligations of Each Party to Effect the
        Merger......................................................  A-35
  6.2   Additional Conditions to Obligations of Company.............  A-36
  6.3   Additional Conditions to the Obligations of Parent and
        Merger Sub..................................................  A-38
ARTICLE VII. TERMINATION, AMENDMENT AND WAIVER......................  A-38
  7.1   Termination.................................................  A-38
  7.2   Effect of Termination.......................................  A-39
  7.3   Expenses and Termination Fees...............................  A-39
  7.4   Amendment...................................................  A-41
  7.5   Extension; Waiver...........................................  A-41
ARTICLE VIII. GENERAL PROVISIONS....................................  A-41
  8.1   Non-Survival at Effective Time..............................  A-41
  8.2   Notices.....................................................  A-41
  8.3   Interpretation..............................................  A-42
  8.4   Counterparts................................................  A-42
  8.5   Entire Agreement; Nonassignability; Parties in Interest.....  A-43
  8.6   Severability................................................  A-43
  8.7   Remedies Cumulative.........................................  A-43
  8.8   Governing Law...............................................  A-43
  8.9   Rules of Construction.......................................  A-44

EXHIBITS

Exhibit A   --   Stock Option Agreement
Exhibit B   --   Shareholder Agreement
Exhibit C   --   Asset Purchase Agreement
Exhibit D   --   Articles of Merger
Exhibit E   --   Waivers
Exhibit F   --   Employment Agreements
Exhibit G   --   Notice to Transferred Employees
Exhibit H   --   280 G/83(b) Agreements
Exhibit I   --   General Release and Non-Competition Agreements
Exhibit J   --   General Release

SCHEDULES

Company Disclosure Schedule

Schedule 2.0      Revenue Levels
Schedule 2.1      Organization, Standing and Power
Schedule 2.2      Capital Structure
Schedule 2.3      Authority
Schedule 2.4      SEC Documents; Financial Statements
Schedule 2.5      Absence of Certain Changes
Schedule 2.6      Absence of Undisclosed Liabilities
Schedule 2.7      Litigation
Schedule 2.9      Governmental Authorization
Schedule 2.10     Company Real Property
Schedule 2.11     Intellectual Property
Schedule 2.13     Taxes

Schedule 2.14(a)  Employee Benefit Plans
Schedule 2.14(d)  COBRA/Family Act Obligations
Schedule 2.14(e)  Certain Benefit Payments Affected by the Merger
Schedule 2.14(i)  Company Foreign Plans
Schedule 2.14(j)  List of Employees on Disability/Other Leave
Schedule 2.15     Certain Agreements
Schedule 2.16     Employee Matters
Schedule 2.18     Insurance
Schedule 2.19     Compliance with Law
Schedule 2.22     Broker's and Finder's Fees
Schedule 2.27     Signatories to Shareholder Agreement
Schedule 2.33     Year 2000
Schedule 4.2(h)   Dispositions
Schedule 5.9(a)   Outstanding Options
Schedule 5.9(b)   Options Subject to Acceleration
Schedule 5.9(d)   Disqualified Persons
Schedule 5.9(f)   Acceleration Waivers
Schedule 5.10(a)  S-8 Eligible Optionees
Schedule 5.10(b)  S-3 Eligible Optionees
Schedule 5.13     Cisco Employees
Schedule 5.15     Transferred Employees
Schedule 5.15(a)  Key Newco Employees
Schedule 5.15(b)  Newco Employees
Schedule 6.3(c)   Material Third Party Consents
Schedule 6.3(r)   Non-terminated Consultants and Independent Contractors

Parent Disclosure Schedule

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of November 9, 2000, by and among Cisco Systems, Inc., a California corporation ("Parent"), Aqua Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, and Active Voice Corporation, a Washington corporation ("Company").

                                    RECITALS

     A. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Company common stock, no par value ("Company common stock"), shall be converted into shares of Parent common stock, $0.001 par value ("Parent common stock"), at the rate set forth herein.

     C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368 of the Code.

     E. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, (a) Company and Parent have entered into a stock option agreement dated the date hereof in the form attached hereto as Exhibit A (the "Option Agreement") providing for the purchase by Parent of newly-issued shares of Company common stock, and (b) certain shareholders of Company have on the date hereof entered into a shareholder agreement in the form attached hereto as Exhibit B (the "Shareholder Agreement") to, among other things, vote the shares of Company common stock owned by such persons to approve the Merger and against any competing proposals.

     F. Also, concurrently with the execution of this Agreement, Company and Atlantis Group, Inc., a Washington corporation ("Newco"), have entered into an Asset Purchase Agreement of even date herewith in the form attached hereto as Exhibit C (the "Asset Purchase Agreement") which agreement provides for the sale of certain of Company's assets to Newco and the assumption of certain of Company's obligations and liabilities by Newco.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger and the Articles of Merger attached hereto as Exhibit D and in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and Washington Business Corporation Act ("Washington Law"), respectively, Merger Sub shall be merged with and into Company, the separate corporate existence of

Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Washington, in accordance with the relevant provisions of Delaware Law and Washington Law (the time of the last such filing being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles of Merger and the applicable provisions of Delaware Law and Washington Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.

     (a) At the Effective Time, the Articles of Incorporation of Company shall be amended so as to read in its entirety as set forth in Exhibit A to the Articles of Merger and as so amended shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Washington Law and such Articles of Incorporation.

     (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. At the Effective Time, the directors of the Surviving Corporation shall be those persons who were the directors of Merger Sub, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the Surviving Corporation shall be the initial officers of Merger Sub, until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal.

     1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

          (a) Conversion of Company Common Stock. At the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company common stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive shares of Parent common stock, all of which shall have been registered pursuant to Section 5.1, based on the Exchange Ratio, subject to any adjustments made pursuant to Section 1.6(d). The Exchange Ratio shall equal the ratio of (x) a quotient, the numerator of which is $295,332,740 and the denominator of which is the Parent Stock Price and (y) the total number of Company common stock issued and outstanding on a fully diluted basis at the Effective Time (after giving effect to the conversion, exchange or exercise as the case may be of all securities convertible into, or exercisable or exchangeable for, Company common stock, including all unexpired and unexercised options, warrants or other rights to acquire Company common stock). The Parent Stock Price shall equal the average of the closing prices of Parent common stock as quoted on Nasdaq for the ten consecutive trading days ending on the third trading day prior to the Effective Time.

          (b) Cancellation of Company Common Stock Owned by Parent or
     Company. At the Effective Time, all shares of Company common stock that are owned by Company as treasury stock and each share of Company common stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Company Stock Option Plans. At the Effective Time, the Company Stock Option Plans (as defined below) and all options to purchase Company common stock then outstanding under the Company Stock Option Plans and all obligations of Company under the Company ESPP (as defined below) shall be assumed by Parent in accordance with Section 5.9.

          (d) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $0.001 par value, of Merger Sub ("Merger Sub common stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent common stock or Company common stock), reorganization, recapitalization or other like change with respect to Parent common stock or Company common stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of Company common stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization or like change.

          (f) Fractional Shares. No fraction of a share of Parent common stock will be issued, but in lieu thereof each holder of shares of Company common stock who would otherwise be entitled to a fraction of a share of Parent common stock (after aggregating all fractional shares of Parent common stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Stock Price.

     1.7  Surrender of Certificates.

     (a) Exchange Agent. Parent's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, (i) the shares of Parent common stock issuable pursuant to Section 1.6(a) in exchange for shares of Company common stock outstanding immediately prior to the Effective Time (provided that delivery of any shares that are subject to vesting and/or repurchase rights or other restrictions shall be in book entry form until such vesting and/or repurchase rights or other restrictions lapse) and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e).

     (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company common stock, whose shares were converted into the right to receive shares of Parent common stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or book entries in the case of shares that are subject to vesting and/or repurchase rights or other restrictions) representing shares of Parent common stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate (or book entry in the case of shares that are subject to vesting and/or repurchase rights or other restrictions) representing the number of whole shares of Parent common stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company common stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent common stock into which such shares of Company common stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article I.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent common stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent common stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent common stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent common stock.

     (e) Transfers of Ownership. If any certificate for shares of Parent common stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent common stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent common stock issued upon the surrender for exchange of shares of Company common stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been

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issued in full satisfaction of all rights pertaining to such shares of Company common stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company common stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent common stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.11 Withholding Rights. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent common stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company common stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

     1.12 Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or certificates for shares of Parent common stock held by the Exchange Agent which have not been delivered to holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent common stock and, only as general creditors thereof, any cash in lieu of fractional shares of Parent common stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent common stock to which they are entitled.

     1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition

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(financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole, provided, however, that a "Material Adverse Effect" with respect to Company shall not include the following (collectively, "Non-Controllable Events"): (i) general changes in the telecommunications industry or economic conditions that affect Company and its subsidiaries, taken as a whole, substantially proportionately relative to the Parent and its subsidiaries, taken as a whole or (ii) a decline in the revenues of Company following the date of this Agreement which is attributable to a delay of, reduction in or cancellation or change in the purchase orders by customers of Company arising as a result of the execution or announcement of this Agreement (provided that revenues do not decline below the amounts set forth in Schedule 2.0). A decline of revenues below such levels shall be deemed to be a Material Adverse Effect on Company.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

     Except as disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Company Disclosure
Schedule if it is reasonably apparent from the nature of the disclosure that it is applicable to another Section of this Agreement, Company represents and warrants to Parent and Merger Sub as follows:

     2.1 Organization, Standing and Power. Each of Company and its subsidiaries is a corporation duly organized, validly existing and no articles of dissolution have been filed under the laws of its jurisdiction of organization. Each of Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. Company has delivered to Parent a true and correct copy of the Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and the Amended and Restated Bylaws, as amended, or other charter documents, as applicable, of Company and each of its subsidiaries, each as amended to date. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Company free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Company SEC Documents (as defined in Section 2.4), Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2 Capital Structure. The authorized capital stock of Company consists of 60,000,000 shares of common stock, no par value, and 2,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on November 9, 2000, 11,436,453 shares of common stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after November 9, 2000, other than pursuant to the Option Agreement, the exercise of options outstanding as of such date under the Company's 2000 Stock Option Plan, 1998 Stock Option Plan, 1996 Stock Option Plan, 1993 Stock Option Plan, 1988 Non-qualified Stock Option Plan and 2000 Director Stock Option Plan, 1997 Director Stock Option Plan, Directors Stock Option Plan and non-plan stock option grant to each of Tom Alberg and Martin Richmond (collectively, the "Company Stock Option Plans") or pursuant to the Company Employee Stock Purchase Plan (the "Company ESPP"). All outstanding shares of Company common stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. As of the close of business on November 9, 2000, Company has reserved (i) 6,432,330 shares of common stock for issuance to employees, consultants and directors pursuant to the Company Stock Option Plans, of which 1,920,506 shares have been issued pursuant to option exercises or direct stock purchases, 3,330,184 shares are subject to outstanding, unexercised options, no shares are subject to outstanding stock purchase rights, and 1,181,640 shares are available for issuance thereunder and
(ii) 700,000 shares of common stock for issuance to employees pursuant to the Company ESPP, of which no shares have been issued. Since November 8, 2000, Company has not (i) issued or granted additional options under the Company Stock Option Plans, or (ii) accepted enrollments in the Company ESPP. Except for (i) the rights created pursuant to this Agreement, the Option Agreement, the Company Stock Option Plans and the Company ESPP and (ii) the Company's rights to repurchase any unvested shares under the Company Stock Option Plans or the stock option agreements thereunder, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (i) between or among Company and any of its shareholders and (ii) to the best of Company's knowledge, between or among any of Company's shareholders. The terms of the Company Stock Option Plans permit the assumption or substitution of options to purchase Parent common stock as provided in this Agreement, without the consent or approval of the holders of such securities, shareholders, or otherwise. The current "Payment Period" (as defined in the Company ESPP) commenced under the Company ESPP on October 1, 2000, and will end on the earlier of the day immediately prior to the Effective Time and December 31, 2000, and except for the purchase rights granted on such commencement date to participants in the current Payment Period, there are no other purchase rights or options outstanding under the Company ESPP. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plans or Company ESPP have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent. The shares of Company common stock issued under the Company Stock Option Plans, as amended and under all prior versions thereof, have either been registered under the Securities Act or were issued in transactions which qualified for exemptions under, either Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

     2.3 Authority. Company has all requisite corporate power and authority to enter into this Agreement, the Asset Purchase Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Asset Purchase Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company's shareholders holding a majority of the outstanding shares of Company common stock as contemplated by Section 6.1(a). Each of this Agreement, the Asset Purchase Agreement and the Option Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement, the Asset Purchase Agreement and the Option Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Asset Purchase Agreement, the Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger and Articles of Merger as provided in
Section 1.2; (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement (as defined in Section 2.23) relating to the Company Shareholders Meeting (as defined in Section 2.23); (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); (v) the filing of a Form S-4 Registration Statement with the SEC in accordance with the Securities Act of 1933, as amended; (vi) the filing of a Current Report on Form 8-K with the SEC; and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement, the Asset Purchase Agreement or the Option Agreement.

     2.4 SEC Documents; Financial Statements. Company has made available to Parent a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filings made with the SEC by Company since October 29, 1995, and, prior to the Effective Time, Company will have furnished to Parent true and complete copies of any additional documents filed with the SEC by Company prior to the Effective Time (collectively, the "Company SEC Documents"). Company has timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq National Market since October 29, 1995. In addition, Company has made available to Parent all exhibits to the Company SEC Documents filed prior to the date hereof, and will promptly make available to Parent all exhibits to any additional Company SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Company nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of Company, including the notes thereto, included in the Company SEC Documents (the "Company Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Company Financial Statements fairly present the consolidated financial condition and operating results of Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Company accounting policies since June 30, 2000, except as described in the notes to the Company Financial Statements.

     2.5 Absence of Certain Changes. Since June 30, 2000, (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice and, other than the execution and delivery of the Asset Purchase Agreement and the performance of the transactions contemplated thereby, there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Company's knowledge any event beyond Company's control that is reasonably likely to result in, a Material Adverse Effect to Company; (ii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company or any of its subsidiaries, other than in the ordinary course of business and as provided to Parent, or any material amendment or termination of, or default under, any material contract to which Company or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Company to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Company's past practices. Company has not agreed since June 30, 2000 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.6 Absence of Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and not reasonably likely to have a Material Adverse Effect on Company; and (iv) those incurred in connection with the execution of this Agreement.

     2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company or any of its subsidiaries, threatened against Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. There is no judgment, decree or order against Company or any of its subsidiaries, or, to the knowledge of Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company.
Schedule 2.7 lists all actions, suits, proceedings, claims, arbitrations and investigations pending before any agency, court or tribunal that involve Company or any of its subsidiaries.

     2.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

     2.9 Governmental Authorization. Company and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations or where the failure of such Company Authorizations to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Company.

     2.10 Title to Property. Company and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Company. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect. All properties used in the operations of Company and its subsidiaries are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Schedule 2.10 identifies each parcel of real property owned or leased by Company or any of its subsidiaries. No lease relating to a foreign parcel contains any extraordinary payment obligation.

     2.11  Intellectual Property.

     (a) Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code, except in circumstances where Company only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Company and its subsidiaries. Company owns and possesses source code for all software owned by Company and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Company. Company has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights.

     (b) Schedule 2.11 lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property (except for non-material licenses entered into by Company in the ordinary course of business), and (iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Company product, other than commercially available, off-the-shelf software.

     (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Company or any of its subsidiaries, by any third party, including any employee or former employee of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements and distribution and other customer agreements arising in the ordinary course of business.

     (d) Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

     (e) All patents, trademarks, service marks and copyrights held by Company are valid and subsisting. Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to Company's knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Company's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

     (f) Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

     (g) Company has taken all reasonably necessary steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

     (h) There are no actions that must be taken by Company or any subsidiary within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

     (i) Company has not received any opinion of counsel that any third party patents apply to the Company's products.

     2.12  Environmental Matters.

     (a) The following terms shall be defined as follows:

          (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

          (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

          (iii) "Property" shall mean all real property leased or owned by Company or its subsidiaries either currently or in the past.

          (iv) "Facilities" shall mean all buildings and improvements on the Property.

     (b) Company represents and warrants that, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Company, as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Company's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Company's knowledge, neither Company nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act

(CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Company's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued under applicable Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits and licenses.

     2.13 Taxes. Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Company or any of its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. All unpaid Taxes of Company and its subsidiaries for periods through June 30, 2000 are reflected in the Company Balance Sheet. The Company has no material liability for unpaid Taxes accruing after June 30, 2000 other than Taxes arising in the ordinary course of its business subsequent to June 30, 2000. There is (i) no material claim for Taxes that is a lien against the property of Company or any of its subsidiaries or is being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Company or any of its subsidiaries that is being conducted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company or any of its subsidiaries and that is currently in effect; and (iv) no agreement, contract or arrangement to which Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Neither Company nor any of its subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Company nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any of its subsidiaries. There are no Tax sharing or Tax allocation agreements to which Company or any of its subsidiaries is a party or to which it or any of them is bound. Neither Company nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Except as set forth on Schedule 2.13, neither Company nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes. Neither Company nor any of its subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897 of the Code.

     2.14  Employee Benefit Plans.

     (a) Schedule 2.14(a) lists, with respect to Company, any subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") other than Foreign Plans (as defined below)); (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees; and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Company (together, the "Company Employee Plans").

     (b) Company has furnished or made available to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation other than the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code
Section 401(a). Company has also furnished Parent with all registration statements and prospectuses prepared in connection with each Company Employee Plan.

     (c) None of the Company Employee Plans (including but not limited to Foreign Plans) promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in
Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Company; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Company, and Company and each subsidiary or ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or any subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Company to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

     (d) With respect to each Company Employee Plan, Company and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Company, with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder. Schedule 2.14(d) describes all obligations of the Company as of the date of this Agreement under any of the provisions of COBRA and the Family and Medical Leave Act of 1993.

     (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company, any Company subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this

Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

     (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any Company subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in Company's financial statements.

     (g) Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (h) Neither Company nor any Company subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (i) With regard to each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans"), (i) each of the Foreign Plans is listed in Schedule 2.14(i) and is in material compliance with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans; (ii) all material contributions to, and material payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Balance Sheet; (iii) Company, each Company subsidiary and ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan; (iv) each of the Foreign Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) to the knowledge of Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Plan or asserting any rights or claims to benefits under any Foreign Plan; (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Foreign Plan other than the triggering of payment to participants; and (vii) the benefits available under any Foreign Plan in the aggregate do not provide substantially greater benefits to employees of Company or any of its subsidiaries participating in such plans than the benefits available under Company Employee Plans for employees of Company in the United States.

     (j) Schedule 2.14(j) identifies each employee of any of the Company who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

     2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company or any of its subsidiaries,

(ii) materially increase any benefits otherwise payable by Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.16 Employee Matters. Schedule 2.16 contains a true, complete and accurate list (and, as indicated below, description) of (i) the names and titles of all consultants, independent contractors, full-time, part-time or casual employees employed by the Company or any of its subsidiaries (collectively, "Employees"), together with their status and location of their employment; (ii) the date each Employee was hired or retained; (iii) a list of all written employment, consulting or service contracts between the Company or any of its subsidiaries and the Employees; (iv) the rate of annual remuneration of each Employee at the date hereof, any bonuses paid since the end of the last completed financial year and all other bonuses, incentive schemes and benefits to which such Employee is entitled; (v) the amount of vacation pay or number of weeks of vacation to which each Employee is entitled as of the date hereof; (vi) the names of all inactive Employees, the reason they are inactive Employees, whether they are expected to return to work, and if so when, and the nature of any benefits to which such inactive Employees are entitled from the Company or any of its subsidiaries; and (vii) particulars of all other material terms and conditions of employment or engagement of the Employees and the positions, title or classification held by them. Company and each of its subsidiaries are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Company. Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Company is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or any of its subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither Company nor any of its subsidiaries has any obligations under COBRA with respect to any former Employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. To the knowledge of Company or any of its subsidiaries, there are no controversies pending or threatened, between Company or any of its subsidiaries and any of their respective Employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Company nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such Employees. To Company's knowledge, no employees of Company or any of its subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or any of its subsidiaries or to the use of trade secrets or proprietary information of others. No Employees of Company or any of its subsidiaries have given notice to Company, nor is Company otherwise aware, that any such Employee intends to terminate his or her employment with Company or any subsidiary.

     2.17 Interested Party Transactions. Except as disclosed in the Company SEC Documents, neither Company nor any of its subsidiaries is indebted to any director or officer of Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company or any of its subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

     2.18 Insurance. Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.19 Compliance With Laws. Each of Company and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Company.

     2.20 Minute Books. The minute books of Company and its subsidiaries made available to Parent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Company and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.21 Complete Copies of Materials. Company has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Company and its subsidiaries.

     2.22 Brokers' and Finders' Fees. Except for payment obligations to William Blair & Company, L.L.C., whose fees and expenses will be paid in the manner contemplated by the Asset Purchase Agreement, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. Company has provided to Parent a true and correct copy of William Blair & Company L.L.C.'s engagement letter with Company in connection with the transactions contemplated hereby and by the Asset Purchase Agreement.

     2.23 Registration Statement; Proxy Statement/Prospectus. The information supplied by Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent common stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of Company in connection with the meeting of Company's shareholders to consider the Merger and the transactions contemplated by the Asset Purchase Agreement (the "Company Shareholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub or any other third party which is contained in any of the foregoing documents.

     2.24 Opinion of Financial Advisor. Company has been advised in writing by its financial advisor, William Blair & Company, L.L.C., that in such advisor's opinion, as of the date hereof, the consideration to be received by the shareholders of Company is fair, from a financial point of view, to the shareholders of Company, a signed copy of which opinion will be delivered to Parent.

     2.25 Vote Required. The affirmative vote of the holders of at least a majority of the shares of Company common stock outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.26 Board Approval. The Board of Directors of Company has (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the shareholders of Company and are on terms that are fair to such shareholders and (iii) recommended that the shareholders of Company approve this Agreement and consummation of the Merger.

     2.27 Shareholder Agreement; Irrevocable Proxies. All of the persons listed on Schedule 2.27 have agreed in writing to vote for approval of the Merger pursuant to a Shareholder Agreement, and pursuant to an Irrevocable Proxy attached thereto as Exhibit A.

     2.28  Chapter 23B.19 of the Washington Business Company Act Not
Applicable. The Board of Directors of Company has taken all actions so that the restrictions contained in Chapter 23B.19 of the Washington Law applicable to a "significant business transaction" (as defined in Chapter 23B.19) will not apply to the execution, delivery or performance of this Agreement, the Shareholder Agreement, the Asset Purchase Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Shareholder Agreement, the Asset Purchase Agreement or the Option Agreement. No other state takeover statute is applicable to the Merger, the Merger Agreement, the Shareholder Agreement, the Asset Purchase Agreement, the Option Agreement or the transactions contemplated hereby or thereby.

     2.29 Inventory. The inventories of Company disclosed in the Company SEC Documents as of June 30, 2000 and in any subsequently filed Company SEC Documents are stated consistently with the audited financial statements of Company and consist of items of a quantity usable or salable in the ordinary course of business. Since June 30, 2000, Company has continued to replenish inventories in a normal and customary manner consistent with past practices. Company has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Since June 30, 2000 due provision was made on the books of Company in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the date hereof, Company had no inventory in the distribution channel and had no commitments to purchase inventory (other than purchases of supplies in the ordinary course).

     2.30 Accounts Receivable. The accounts receivable disclosed in the Company SEC Documents as of June 30, 2000, and, with respect to accounts receivable created since such date, disclosed in any subsequently filed Company SEC Documents, or as accrued on the books of Company in the ordinary course of business consistent with past practices in accordance with GAAP since the last filed Company SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discount. The amount carried for doubtful accounts and allowances disclosed in each of such Company SEC Document or accrued on such books is sufficient to provide for any losses that may be sustained on realization of the receivables.

     2.31 Customers and Suppliers. None of Company's customers which individually accounted for more than 10% of Company's gross revenues during the 12-month period preceding the date hereof has terminated any agreement with Company. As of the date hereof, no material supplier of Company has indicated that it will stop, or decrease the rate of, supplying materials, products or services to Company. Company has not knowingly breached, so as to provide a benefit to Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Company.

     2.32 Export Control Laws. Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have a Material Adverse Effect on Company. Without limiting the foregoing, Company represents and warrants that:

          (a) Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

          (b) Company is in compliance with the terms of all applicable export licenses or other approvals;

          (c) There are no pending or threatened claims against Company with respect to such export licenses or other approvals;

          (d) There are no actions, conditions or circumstances pertaining to Company's export transactions that may give rise to any future claims; and

          (e) No consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

     2.33 Year 2000. Company's current products and services are "Year 2000 Compliant," where "Year 2000 Compliant" means that such products and services have been designed and tested so that, when used in accordance with their associated documentation, they are capable of accurately processing, providing and/or receiving (i) date-related data from, into and between the Twentieth
(20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries; provided that all other products and services used in combination in any way with Company's current products and services properly exchange date-related data with them. The information technology systems and non-information technology systems used by Company in its internal operations will function properly beyond 1999. Neither Company nor any of its subsidiaries has made any representations or warranties relating to the ability of any product or service of Company or its subsidiaries to be Year 2000 Compliant. Company has made inquiries to its key third-party vendors

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and providers as to the status of their Year 2000 efforts, and has not uncovered any problems that would aversely affect the operation of the products or that could disrupt or harm the day-to-day functioning of the business or operations of Company.

     2.34 Representations Complete. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, or the Company SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as disclosed in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Parent Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Parent represents and warrants to Company as follows:

     3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     3.2 Capital Structure. The authorized capital stock of Parent consists of 20,000,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on September 8, 2000, 7,122,688,341 shares of common stock and no shares of Preferred Stock. The shares of Parent common stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by Parent or Merger Sub.

     3.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Parent or any of its subsidiaries, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their properties or assets, except where such conflict, violation, default,

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termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and Articles of Merger as provided in Section 1.2; (ii) the filing with the SEC and NASD of the Registration Statement; (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date; (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) such filings as may be required under HSR; (vi) the filing with The Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent common stock issuable upon conversion of the Company common stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent; (vii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Parent common stock issuable pursuant to outstanding options under the Company Stock Option Plans assumed by Parent; and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

     3.4 SEC Documents; Financial Statements. Parent has made available to Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Parent since July 29, 2000, and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). Parent has timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq National Market since July 29, 2000. In addition, Parent has made available to Company all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.5 Absence of Undisclosed Liabilities. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet or in the related Notes to Consolidated Financial Statements included in Parent's Annual Report on Form 10-K for the year ended July 29, 2000 (the "Parent Balance Sheet"), (ii) those disclosed in Parent SEC documents filed subsequent to such Annual Report on Form 10-K for the year ended July 29, 2000, (iii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, and (iv) those incurred in the ordinary course of business since the Parent Balance Sheet Date and consistent with past practice.

     3.6 Litigation. There is no litigation pending against Parent or any of its subsidiaries or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Parent or any of its subsidiaries, or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated by this Agreement.

     3.7 Broker's and Finders' Fees. Except for the fees of Thomas Weisel Partners, whose fees will be paid by Parent, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Company or any third party which is contained in any of the foregoing documents.

     3.9  Board Approval. The Boards of Directors of Parent and Merger Sub have
(i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (iii) recommended that the shareholder of Merger Sub approve this Agreement and the consummation of the Merger.

     3.10 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or the Parent SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any

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

untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which would have a Material Adverse Effect on Company.

     4.2 Restrictions on Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Company shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Parent:

          (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c) Stock Option Plans, Etc. Except as required by Section 5.9 hereof, take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d) Material Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver (other than those relating to sales of products or purchases of supplies in the ordinary course) involve the payment by Company or its subsidiaries in excess of $300,000;

          (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement.

          (f) Intellectual Property. Transfer or license to any person or entity any rights to its Intellectual Property other than the license of non-exclusive rights to its Intellectual Property in the ordinary course of business consistent with past practice and except pursuant to the terms of the Asset Purchase Agreement, place any of its Intellectual Property into a source-code escrow, or grant any source-code license of any kind;

          (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h) Dispositions. Except as set forth in Schedule 4.2(h), sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice and except pursuant to the terms of the Asset Purchase Agreement;

          (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j) Leases. Enter into any operating lease in excess of $100,000;

          (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

          (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000 individually or $500,000 in the aggregate;

          (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

          (n) Termination or Waiver. Terminate or waive any right of substantial value;

          (o) Employee Benefit Plans; New Hires; Pay Increases. Except as required by Section 5.9(g) hereof, adopt or amend any employee benefit or stock purchase or option plan or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Company's past practices.

          (p) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

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

          (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, (iii) for a breach of this Agreement, or (iv) to clarify its obligations under this Agreement or the Option Agreement;

          (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

          (s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t) Notices. Company shall give all notices and other information required by applicable law to be given to the employees of Company, any collective bargaining unit representing any group of employees of Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (v) Accounting Policies and Procedures. Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

          (w) Year 2000 Compliance. Fail to carry forward in all material respects Company's Year 2000 assessment and compliance programs, as made available to Parent by Company;

          (x) Asset Purchase Agreement. Seek to amend or waive, or consent to an amendment or waiver of, any provision of the Asset Purchase Agreement or the Noteholder Rights and Security Agreement (as defined in the Asset Purchase Agreement) or any of the forms of agreements contemplated by such agreements; or

          (y) Line of Credit. Company shall not draw down any amounts from that certain Revolving Line of Credit, dated as of November 30, 1998, by and between Company and Wells Fargo Bank, National Association, as amended (the "Line of Credit").

          (z) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (y) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     4.3 No Solicitation. Company and its subsidiaries and the officers, directors, employees or other agents of Company and its subsidiaries (collectively, "Company Representatives") will not, directly or indirectly, (i) take any action to solicit, initiate or encourage or agree to any Takeover Proposal (as

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

defined in Section 7.3(f)) or (ii) subject to the terms of the immediately following sentence, engage in any discussions or negotiations with, or disclose any nonpublic information relating to Company or any of its subsidiaries to, or afford access to the properties, books or records of Company or any of its subsidiaries to, any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal; provided, that nothing herein shall prohibit Company's Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if, prior to adoption of this Agreement by Company shareholders, an unsolicited written Takeover Proposal shall be received by the Board of Directors of Company, then, to the extent the Board of Directors of Company believes in good faith (after advice from its financial advisor and after considering all terms and conditions of such written Takeover Proposal, including the likelihood and timing of its consummation) that such Takeover Proposal would result in a transaction more favorable to Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Company determines in good faith after advice from outside legal counsel that it is necessary for the Board of Directors of Company to comply with its fiduciary duties to shareholders under applicable law, Company Representatives may furnish in connection therewith information to the party making such Superior Proposal and, subject to the provisions hereof, engage in negotiations with such party, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement; provided that in each such event Company notifies Parent of such determination by the Company Board of Directors and provides Parent with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Parent with all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that Company provides such non-public information pursuant to a non-disclosure agreement at least as restrictive on such third party as the Confidentiality Agreement (as defined in Section 5.4) is on Parent; and provided further that Company shall not, and shall not permit any of its officers, directors, employees or other representatives, as agents, to agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger and adoption of this Agreement unless Company has provided Parent at least three (3) days prior notice thereof. Company will promptly (and in any event within 24 hours) notify Parent after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Company or any of its subsidiaries or for access to the properties, books or records of Company or any of its subsidiaries by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby (such notice to include the identity of such person or persons), and will keep Parent fully informed of the status and details of any such Takeover Proposal notice, request or correspondence or communications related thereto, and shall provide Parent with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to a Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Company and Parent shall prepare, and Company shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of Company. As promptly as practicable following receipt of SEC comments

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

thereon, Company shall file with the SEC definitive proxy materials and Parent shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), in each case which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Company and Parent will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Company shall promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company, such amendment or supplement. Subject to Section 4.3, the Proxy Statement shall solicit the adoption of this Agreement by shareholders of Company and shall include the approval of this Agreement and the Merger by the Board of Directors of Company and the recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of adoption of this Agreement and the Merger. All shares of Parent Company Stock issued pursuant to Section 1.6 hereof shall be registered pursuant to this
Section 5.1.

     5.2 Meeting of Shareholders. Company shall promptly after the date hereof take all action necessary in accordance with Washington Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders Meeting within 45 days of the Registration Statement being declared effective by the SEC. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting, without the consent of Parent. Company shall use its reasonable best efforts to solicit from shareholders of Company proxies in favor of adoption of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

     5.3  Access to Information.

     (a) Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company and its subsidiaries as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

     (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

     (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     (d) Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's and subsidiaries Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of Parent or its subsidiaries: (i) a schedule of the types of Tax Returns being filed by Company and each of its subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule
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of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by Company and each of its subsidiaries, (v) a schedule of any deferred intercompany gain with respect to transactions to which Company or any of its subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

     5.4 Confidentiality. The parties acknowledge that each of Parent and Company have previously executed a non-disclosure agreement, which agreement shall continue in full force and effect in accordance with its terms; provided, however, the fifth, sixth, eighth and ninth paragraphs of such non-disclosure agreement shall be superseded by the terms hereof.

     5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

     5.6  Consents; Cooperation.

     (a) Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR. Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

     (b) Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Final Date (as defined in Section 7.1(b)). Each of Parent and Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws.

     (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent or of Parent combined with the Surviving Corporation after the Effective Time and (ii) neither Company nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Company.

     5.7 Legal Requirements. Each of Parent, Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.8 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent common stock in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent common stock in connection with the Merger.

     5.9  Employee Benefit Plans.

     (a) At the Effective Time, each outstanding option to purchase shares of Company common stock under the Company Stock Option Plans whether vested or unvested, will be assumed by Parent as set forth below. Company represents and warrants to Parent that Schedule 5.9(a) hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plans, including the number of shares of Company capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Company shall deliver to Parent an updated Schedule 5.9(a) hereto current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plans and the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Parent common stock equal to the product of the number of shares of Company common stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent common stock, and (ii) the per share exercise price for the shares of Parent common stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company common stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. At or prior to the Closing, Company shall take all actions required to prevent the cancellation or termination of such options upon the closing of the Merger or the transactions contemplated hereby, and to allow such options at the Effective Time to be converted into options to purchase Parent common stock as described above, without requiring the consent of the optionees. Except as set forth in Schedule 5.9(a)(i) of the Company Disclosure Schedule, neither the Merger nor the transactions contemplated by the Asset Purchase Agreement will terminate any of the outstanding options under the Company Stock Plans or accelerate the exercisability or vesting of such options or the shares of Parent common stock which will be subject to those options upon Parent's assumption of the options in the Merger. Company has not granted any options under the Company Stock Option Plans intended to qualify as "incentive stock options" as defined in Section 422 of the Code. Within 30 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plans a document evidencing the foregoing assumption of such option by Parent. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the assumed options remain outstanding, a sufficient number of shares of Parent common stock for delivery upon the exercise of such options.

     (b) All outstanding rights of Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company common stock (the "Repurchase Options") shall continue in effect following the Merger and shall thereafter continue to be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

     (c) Outstanding purchase rights under the Company ESPP shall be exercised upon the next scheduled purchase date, December 31, 2000, under the Company ESPP, and each participant in the Company ESPP shall accordingly be issued shares of Company common stock at that. Company shall cause the Company ESPP to terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Company ESPP. Company employees who meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning after the Effective Time.

     (d) Within five (5) business days following the date of this Agreement, Company shall set forth on Schedule 5.9(d) a list of all persons who Company reasonably believes are, with respect to Company and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). For this purpose, Company shall assume that the fair market value of Company common stock is $20 per share. Within a reasonable period of time after the last business day of each month after the date of this Agreement and on or about the date five business days prior to the expected Closing Date, Company shall revise Schedule 5.9(d) to reflect the most recently available closing price of Company common stock as of the last business day of such month and to reflect any additional information which Company reasonably believes would impact the determination of persons who are, with respect to Company and as of the each such date, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder).

     (e) If required by Parent in a written notice delivered to Company, the Board of Directors of the Company shall, prior to the Closing Date, execute a resolution either terminating or freezing the Company's benefit plan, that is intended to be qualified under sections 401(a) and 401(k) of the Code (the "Company's 401(k) Plan"), to be effective prior to the Closing Date. The Board of Directors of the

Company shall adopt a corresponding amendment to Company's 401(k) Plan freezing contributions and participation as well as amending it for the relevant provisions of the Taxpayer Relief Act of 1997 ("TRA '97"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Uruguay Round Agreements Act ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), and the Restructuring and Reform Act of 1998 ("RRA"). Company's Employees shall be eligible to participate in Parent's benefit plan that is intended to be qualified under sections 401(a) and 401(k) of the Code as soon as administratively feasible following the Closing Date.

     (f) Company shall use its reasonable best efforts to obtain acceleration waivers in the form attached hereto as Exhibit E (the "Waivers") from each of the individuals listed on Schedule 5.9(f) hereto and from any other employee other than a Transferred Employee who agrees to continue to be employed by Company and/or Parent after the Closing.

     (g) Company shall amend the Company Stock Option Plans and all options outstanding under such Company Stock Option Plans to give each optionee a thirty
(30) day period following his or her termination of employment to exercise his or her option and shall send to each optionee a notice of such change in form and substance satisfactory to Parent.

     5.10 Forms S-3 and S-8. Parent agrees to file, no later than 30 business days after Parent's receipt of the Spreadsheet (as defined in Section 5.21)(provided that Parent has received within 10 business days after the Closing all option documentation it requires relating to the outstanding options), (i) a registration statement on Form S-8 under the Securities Act covering the shares of Parent common stock issuable pursuant to outstanding options granted to individuals for which a Form S-8 registration statement is available and listed on Schedule 5.10(a) hereto and (ii) a registration statement on Form S-3 under the Securities Act covering the shares of Parent common stock issuable pursuant to outstanding options granted to entities or to individuals for which a Form S-8 registration statement is not available, which Form S-3 shall remain current for one year from the Effective Time, under the Company Stock Option Plans assumed by Parent or otherwise issued in compensatory transactions to entities or to individuals not currently providing services to Company as employees or consultants and listed on Schedule 5.10(b). Company shall cooperate with and assist Parent in the preparation of such registration statements.

     5.11 Option Agreement. Company agrees to fully perform its obligations under the Option Agreement.

     5.12 Nasdaq Quotation. Company and Parent agree to continue the quotation of Company common stock and Parent common stock, respectively, on The Nasdaq National Market during the term of the Agreement.

     5.13 Employees. Company shall use its reasonable best efforts to cause each of the individuals set forth on Schedule 5.13 to deliver to Parent an executed Employment and Non-Competition Agreement in the form attached hereto as Exhibit F.

     5.14 Action Under Stock Option Plan. The Board of Directors of Company shall take all action necessary to prevent the cancellation or termination of options under the Company Stock Option Plans upon the closing of the Merger and to allow such options to be assumed by Parent as described in Section 5.9

     5.15 Notice to Certain Employees. Company shall provide written notice in the form attached hereto as Exhibit G ("Notice to Transferred Employees") to each of the employees listed on Schedule 5.15 (the "Transferred Employees"), as such Schedule is amended from time to time by Parent prior to the Effective Time, that such employee will be assigned to Newco and that Company's rights under such employee's employment agreement shall be assigned to Newco as of the Effective Time.

     5.16  Indemnification.

     (a) After the Effective Time, Parent will fulfill and honor in all respects the obligations of Company pursuant to the indemnification provisions of Company's Articles of Incorporation and Bylaws or any indemnification agreement with Company officers and directors to which Company is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any person so indemnified (an "Indemnified Party") is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the Delaware Law upon receipt of any undertaking contemplated by Section 145(e) of the Delaware Law. Any Indemnified Party wishing to claim indemnification under this Section 5.16, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation, and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Section 145(e) of the Delaware Law.

     (b) For five years after the Effective Time, Parent will either (i) at all times maintain at least $50,000,000 in cash, marketable securities or unrestricted lines of credit (or any combination thereof) to be available to indemnify the Indemnified Parties in accordance with Section 5.16(a) above or
(ii) cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.16, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of Company occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period lasting until the expiration of five years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 5.16, such Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of Parent (provided that if use of counsel of Parent would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of Parent, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Parent) and following the Effective Time the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for

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

indemnification are asserted or made prior to the expiration of such five year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

     (d) The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     5.17 Tax Treatment. For U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of the Code, and the parties hereto intend that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Parent will report the Merger on its income tax returns in a manner consistent with treatment of the Merger as a Code Section 368(a) reorganization. Neither Parent, the Company nor any of there respective affiliates has taken any action, nor will they take any action, that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

     5.18 Shareholder Litigation. Unless and until the Board of Directors of Company has withdrawn its recommendation of the Merger, Company shall give Parent the opportunity to participate at its own expense in the defense of any shareholder litigation against Company and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement.

     5.19 Section 280G/83(b) Agreement. Company shall use its reasonable best efforts to obtain, prior to the Closing Date, a properly executed Section 280G/83(b) Agreement in the form attached hereto as Exhibit H (the "280G/83(b) Agreement") from each person reasonably identified by Company or Parent as potentially receiving excess parachute payments, as defined in Section 280G of the Code, in connection with the Merger. Prior to the Closing Date, Company shall disclose the contents, and provide a copy, of the 280G/83(b) Agreement to each person that Company reasonably believes may potentially receive excess parachute payments, as defined in Section 280G of the Code, in connection with the Merger.

     5.20 Spreadsheet. Company shall use all reasonable efforts to prepare a spreadsheet in form acceptable to Parent which spreadsheet shall be certified as complete and correct by a duly elected officer of Company as of the Closing and shall list, as of the Closing, all optionholders and their respective addresses, the number of Company options to purchase shares held by such persons (including in the case of shares, the respective certificate numbers), the Exchange Ratio applicable to each holder, the number of shares of options to purchase Parent common stock to be issued to each holder, and the vesting arrangement with respect to Company Options (the "Spreadsheet").

     5.21 Execution of Shareholder Agreement by NEC. Company shall use its reasonable best efforts to have NEC Corporation execute and deliver a Shareholder Agreement promptly after the date hereof.

     5.22 Termination of Company ESPP. The Board of Directors of Company shall take all action necessary to terminate the Company ESPP immediately following the December 31, 2000 purchase date under such plan.

     5.23 Resolution of Certain Litigation Matters. Company shall use its reasonable best efforts to settle, in an aggregate amount not to exceed $30,000, or have dismissed, each of the litigation items listed as items 1,2 and 3 on
Schedule 2.7 hereof.

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

     5.24 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Company under Washington Law.

          (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

          (d) Governmental Approvals. Parent, Company and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

          (e) Tax Opinion. Parent and Company shall have received substantially similar written opinions of Brobeck, Phleger and Harrison LLP and Gary Cary Ware & Freidenrich LLP, respectively, in form and substance reasonably satisfactory to them, dated on or about the date of Closing to the effect that the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company. In addition, Parent and Company shall have received from such respective firms such tax opinions as may be required by the SEC in connection with the filing of the Registration Statement.

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

     6.2 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of Parent. Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer certifying that the condition set forth in Section 6.2(a) shall have been fulfilled.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and
     (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Company. Parent shall have been provided with a certificate executed on behalf of Company by its President and Chief Financial Officer certifying that the condition set forth in Section 6.3(a) shall have been fulfilled.

          (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Company set forth on Schedule 6.3(c) hereto.

          (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Company, or any change that has a Material Adverse Effect on Company (other than Non-Controllable Events).

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

          (f) Employment and Non-Competition Agreements. The employees of Company set forth on Schedule 5.13 shall have accepted employment with Parent and shall have entered into an Employment and Non-Competition Agreement in the form attached hereto as Exhibit F.

          (g) Action Under Stock Option Plans. The Board of Directors of Company shall have taken all action necessary to prevent the cancellation or termination of options under the Company Stock Option Plans upon the closing of the Merger and to allow such options to be assumed by Parent as described in Section 5.9.

          (h) Warrants. All outstanding warrants to acquire Company capital stock shall have been exercised in accordance with their terms.

          (i) Asset Sale. All of the conditions to closing set forth in the Asset Purchase Agreement shall have been satisfied.

          (j) Dissenters' Rights. Holders of not more than 5%, or in the case that NEC Corporation is a dissenting shareholder, 14.9%, of the shares of Company common stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered prior to the Effective Time timely written notice of such holder's intent to demand payment as a dissenting shareholder for such shares in accordance with Washington Law.

          (k) Waivers. Each individual listed on Schedule 5.9(f) hereto and any Interviewed Employee (as defined below) who agrees to remain an employee of Parent after the Closing shall have executed a Waiver and accepted employment with Parent and delivered a Waiver and a transition letter to Parent.

          (l) Notice to Employees. Company shall have provided a Notice to Transferred Employees to each of the employees listed on Schedule 5.15 and each such employee listed on Schedule 5.15(a) shall have executed a General Release and Non-Competition Agreement in the form attached hereto as
     Exhibit I, and each such employee listed on Schedule 5.15(b) shall have executed a General Release in one of the forms attached hereto as Exhibit J, which shall have been delivered to Parent. Prior to the Closing, Parent may interview and consider for employment and may, in its sole discretion, offer employment to any of the employees of Company listed on Schedule 5.15(b) (the "Interviewed Employees") upon such terms and conditions determined by Parent. In the event that any Interviewed Employee is offered employment by Parent and accepts an offer of employment with Parent prior to the Closing, such employee shall fulfill the conditions of Section 6.3(k) prior to the Closing.

          (m) Spreadsheet. Parent shall have received the Spreadsheet, which shall have been certified as true and correct by an authorized officer of Company.

          (n) Amendment of Stock Option Plans. Company shall have amended the Company Stock Option Plans and all options outstanding under such Company Stock Option Plans to give each optionee a thirty (30) day period following his or her termination of employment to exercise his or her option and shall have sent each optionee a notice of such change in form and substance satisfactory to Parent.

          (o) OEM Agreement. The Original Equipment Manufacturer Agreement, dated as of October 31, 2000 by and between Parent and Company shall be in full force and effect.

          (p) Line of Credit. Company shall provide evidence in a form satisfactory to Parent that there are no amounts outstanding under the Line of Credit.

          (q) Termination of Company ESPP. The Board of Directors of Company shall have taken all action necessary to terminate the Company ESPP immediately following the December 31, 2000 purchase date under such plan.

          (r) Termination of Consultants and Independent Contractors. Prior to the Closing Date, the Company shall have terminated each agreement in effect for each consultant and independent contractor, other than those listed in Schedule 6.3(r), consistent with the termination provisions of each such agreement; and the Company shall have satisfied all termination liabilities existing under such agreements prior to the Closing Date by sufficient notice of termination or otherwise.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated:

          (a) by mutual consent of Parent and Company;

          (b) by either Parent or Company, if, without fault of the terminating party, the Closing shall not have occurred on or before February 28, 2001 or such later date as may be agreed upon in writing by the parties hereto (the "Final Date"); provided, however, that the Final Date shall be extended to March 30, 2001 in the event that if the only reason the Closing shall not have occurred by February 28, 2001 is the failure of the conditions set forth in Section 6.1(b) and/or Section 6.1(d) (although such extension shall not occur if the failure of such conditions has been caused or resulted from one party's action or failure to act constituting a breach of this Agreement and the other party does not consent to such extension); and provided further that the right to terminate this Agreement under this
     Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by Parent, if (i) Company shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.3(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach (and Parent shall not have willfully breached any of its covenants hereunder, which breach is not cured), (ii) the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing, (iii) Company shall have failed to comply with Section 4.3, (iv) the Board of Directors of Company shall have recommended, endorsed, accepted or agreed to a Takeover Proposal or shall have resolved to do so, or (v) for any reason Company fails to call and hold the Company Shareholders Meeting by February 14, 2001 or in the event the condition set forth in Section 6.1(b) shall not have been satisfied by February 14, 2001 under circumstances in which it can be reasonably expected that the Final Date will be extended pursuant to the proviso set forth in Section 7.1(b), March 15, 2001;

          (d) by Company, if Parent shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.2(a) not to be satisfied and such breach shall not have been cured within ten (10) business days following receipt by Parent of written notice of such breach (and Company shall not have willfully breached any of its covenants hereunder, which breach is not cured);

          (e) by Parent if a Trigger Event (as defined in Section 7.3(e)) or Takeover Proposal shall have occurred and the Board of Directors of Company in connection therewith, does not within ten (10) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, and (ii) reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer); or

          (f) by either Parent or Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or
     (ii) any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to Company where the failure to obtain such shareholder approval shall have been caused by the action or failure to act of Company and such action or failure constitutes a breach by Company of this Agreement).

     7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees), this Section 7.2 and Section 8.1 shall remain in full force and effect and survive any termination of this Agreement. Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

     7.3  Expenses and Termination Fees.

     (a) Subject to subsections (b), (c), (d) and (e) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 6.1(f) and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Company and Parent.

     (b) In the event that (i) Parent shall terminate this Agreement pursuant to
Section 7.1(e); (ii) Parent shall terminate this Agreement pursuant to Section 7.1(c)(iii) as a result of the failure by Company, its shareholders who are parties to the Shareholder Agreements, and each of their respective directors, officers, employees, affiliates and controlling persons, or any person authorized by such persons, to comply with the requirements of Section 4.3;
(iii) Parent shall terminate this Agreement pursuant to Section 7.1(c)(iv); (iv) Parent (or in the case of Section 7.1(f)(ii), Company) shall terminate this Agreement pursuant to Section 7.1(c)(ii) or 7.1(f)(ii) and, prior to such withdrawal, modification or shareholder rejection, there shall have been (A) a Trigger Event with respect to Company or (B) a Takeover Proposal with respect to Company which at the time of such withdrawal, modification or shareholder rejection shall not have been rejected by Company; or (v) Parent (or in the case of Section 7.1(b), Company) shall terminate this Agreement pursuant to Section 7.1(b), 7.1(c)(i) or 7.1(c)(v) due in whole or in part to any failure by Company to use its reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Company prior to or on the Closing Date or any failure by Company's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to Company or (B) a Takeover Proposal with respect to Company which shall not have been rejected by Company, then Company shall promptly reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition to any other remedies Parent may have, Company shall promptly pay to Parent the sum of $10,300,000.

     (c) In the event that (i) Parent shall terminate this Agreement pursuant to
Section 7.1(c)(i) or 7.1(c)(v) under circumstances not described in Section 7.3(b)(v); or (ii) Parent shall terminate this Agreement pursuant to Section 7.1(c)(ii) or 7.1(f)(ii) (under circumstances not described in Section 7.3(b)(iv)), Company shall promptly reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); and, in the event (A) any Takeover Proposal or Trigger Event is, within twelve months of the later of (x) such termination of this Agreement and
(y) the payment of the above described expenses, consummated (as defined in Section 7.3(g)) by or with any person (or any affiliate of any person) that made a Takeover Proposal prior to termination of this Agreement or that caused a Trigger Event prior to such termination, or (B) any other Takeover Proposal or Trigger Event not described in clause (A) is consummated (as defined in Section 7.3(g)) within six months of the later of (x) such termination of this Agreement and (y) the payment of the above-described expenses, Company shall promptly pay to Parent the sum of $10,300,000 (less any amounts paid by Company to Parent under Section 7.3(b)).

     (d) In the event that Company shall terminate this Agreement pursuant to
Section 7.1(d) Parent shall promptly reimburse Company for all of the out-of-pocket costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

     (e) As used herein, a "Trigger Event" shall occur if any Person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) acquires securities representing 15%, or in the case of NEC Corporation, 19.9%, or more, or commences a tender or exchange offer, open market purchase program or other publicly announced initiative following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 15%, or in the case of NEC Corporation, 19.9%, or more, of the voting power of Company; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 15%, or in the case of NEC Corporation, 19.9%, or more of Company if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Company, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Company; (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Company, directly or indirectly, relating to a merger or other business combination involving Company or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Company; (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Company, directly or indirectly, relating to a merger or other business combination involving Company or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Company; or (iv) otherwise acting, alone or in concert with others, to seek control of Company or to seek to control or influence the management or policies of Company.

     (f) For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or any of its subsidiaries or the acquisition of 15%, or in the case of NEC Corporation, 19.9%, or more of the outstanding shares of capital stock of Company, or a significant portion of the assets of, Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     (g) For purposes of Section 7.3(c) above, (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Company or the acquisition of 15%, or in the case of NEC Corporation, 19.9%, or more of the outstanding shares of capital stock of Company, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Company or any of its subsidiaries and (B) "consummation" of a Trigger Event shall occur on the date any Person (other than any shareholder which currently owns 15% or more of the outstanding shares of capital stock of Company provided such shareholder does not increase its ownership) or any of its affiliates or associates would beneficially own securities representing 15%, or in the case of NEC Corporation, 19.9%, or more of the voting power of Company, following a tender or exchange offer.

     7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Company or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company common stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company common stock or Merger Sub common stock.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.10 (Forms S-3 and S-8), 5.17 (Indemnification), 5.20 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), and this Article VIII shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

            Cisco Systems, Inc.
            170 West Tasman Drive
            San Jose, CA 95134
            Attention: Senior Vice President, Legal and Government Affairs Facsimile No.: (408) 526-5926
            Telephone No.: (408) 526-8252

            with a copy to:

            Brobeck, Phleger & Harrison LLP
            2200 Geng Road
            Two Embarcadero Place
            Palo Alto, CA 94303
            Attention: Therese A. Mrozek, Esq.
            Facsimile No.: (650) 496-2885
            Telephone No.: (650) 424-0160

        (b) if to Company, to:

            Active Voice Corporation
            2901 Third Avenue, Suite 500
            Seattle, Washington 98121-9800
            Attention: Chief Executive Officer
            Facsimile No.: (206) 441-4784
            Telephone No.: (206) 441-4700

            with a copy to:

            Gray Cary Ware & Freidenrich LLP
            999 Third Avenue, Suite 4000
            Seattle, Washington 98104-4099
            Attention: John M. Steel, Esq.
            Facsimile No.: (206) 839-4801
            Telephone No.: (206) 839-4800

     8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 9, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a) - (c) and (f), 1.7 - 1.9, 5.9, 5.10, 5.12 and 5.17; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                          ACTIVE VOICE CORPORATION

                                                        By:
                                                               ----------------------------------------
                                                        Name:
                                                               ----------------------------------------
                                                        Title:
                                                               ----------------------------------------

                                          CISCO SYSTEMS, INC.

                                                        By:
                                                               ----------------------------------------
                                                        Name:
                                                               ----------------------------------------
                                                        Title:
                                                               ----------------------------------------

                                          AQUA ACQUISITION CORPORATION

                                                        By:
                                                               ----------------------------------------
                                                        Name:
                                                               ----------------------------------------
                                                        Title:
                                                               ----------------------------------------

                        [SIGNATURE PAGE TO AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION]

                                                                      APPENDIX B

                            ASSET PURCHASE AGREEMENT
                                  DATED AS OF
                                NOVEMBER 9, 2000

                                    BETWEEN

                              ATLANTIS GROUP, INC.
                                      AND
                            ACTIVE VOICE CORPORATION

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I. DEFINITIONS.......................................................   B-1
  SECTION 1.1    Definitions.................................................   B-1
ARTICLE II. PURCHASE AND SALE................................................   B-4
  SECTION 2.1    Purchase and Sale...........................................   B-4
  SECTION 2.2    Excluded Assets.............................................   B-5
  SECTION 2.3    Assumption of Liabilities...................................   B-5
  SECTION 2.4    Excluded Liabilities........................................   B-6
  SECTION 2.5    Assignment of Contracts and Rights..........................   B-6
  SECTION 2.6    Purchase Price; Allocation of Purchase Price................   B-7
  SECTION 2.7    Closing.....................................................   B-7
  SECTION 2.8    Further Assurances..........................................   B-8
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER........................   B-8
  SECTION 3.1    Corporate Existence and Power...............................   B-8
  SECTION 3.2    Corporate Authorization.....................................   B-8
  SECTION 3.3    Governmental Authorization..................................   B-8
  SECTION 3.4    Finders' Fees...............................................   B-8
  SECTION 3.5    Opinion of Financial Advisor................................   B-9
  SECTION 3.6    Non-Contravention...........................................   B-9
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER..........................   B-9
  SECTION 4.1    Organization and Existence..................................   B-9
  SECTION 4.2    Corporate Authorization.....................................   B-9
  SECTION 4.3    Governmental Authorization..................................   B-9
  SECTION 4.4    Non-Contravention...........................................   B-9
  SECTION 4.5    Finders' Fees...............................................  B-10
  SECTION 4.6    Litigation..................................................  B-10
  SECTION 4.7    Solvency....................................................  B-10
ARTICLE V. COVENANTS OF SELLER...............................................  B-10
  SECTION 5.1    Confidentiality.............................................  B-10
  SECTION 5.2    Trademarks; Tradenames......................................  B-10
  SECTION 5.3    Certain Agreements..........................................  B-11
ARTICLE VI. COVENANTS OF BUYER...............................................  B-11
  SECTION 6.1    Confidentiality.............................................  B-11
  SECTION 6.2    Covenant Not to Compete.....................................  B-11
  SECTION 6.3    Certain Agreements..........................................  B-12
  SECTION 6.4    Access......................................................  B-12
  SECTION 6.5    Payments....................................................  B-12
ARTICLE VII. COVENANTS OF BOTH PARTIES.......................................  B-12
  SECTION 7.1    Reasonable Best Efforts.....................................  B-12
  SECTION 7.2    Consents; Cooperation.......................................  B-12
  SECTION 7.3    Legal Requirements..........................................  B-13
  SECTION 7.4    Public Announcements........................................  B-13
ARTICLE VIII. TAX MATTERS....................................................  B-13
  SECTION 8.1    Tax Cooperation; Allocation of Taxes; Tax Reimbursement.....  B-13

                                                                               PAGE
                                                                               ----
ARTICLE IX. EMPLOYEES AND EMPLOYEE BENEFITS..................................  B-14
  SECTION 9.1    Employees and Offers of Employment..........................  B-14
  SECTION 9.2    Seller's Employee Group Health Plans........................  B-15
  SECTION 9.3    Buyer Benefit Plans.........................................  B-15
  SECTION 9.4    No Third Party Beneficiaries................................  B-16
ARTICLE X. CONDITIONS TO CLOSING.............................................  B-16
  SECTION 10.1   Conditions to the Obligations of Each Party.................  B-16
  SECTION 10.2   Conditions to Obligations of Buyer..........................  B-16
  SECTION 10.3   Conditions to Obligations of Seller.........................  B-17
ARTICLE XI. INDEMNIFICATION..................................................  B-17
  SECTION 11.1   Indemnification.............................................  B-17
  SECTION 11.2   Procedures..................................................  B-18
ARTICLE XII. TERMINATION.....................................................  B-19
  SECTION 12.1   Grounds for Termination.....................................  B-19
  SECTION 12.2   Effect of Termination.......................................  B-19
ARTICLE XIII. MISCELLANEOUS..................................................  B-19
  SECTION 13.1   Notices.....................................................  B-19
  SECTION 13.2   Amendments; No Waivers......................................  B-21
  SECTION 13.3   Expenses....................................................  B-21
  SECTION 13.4   Successors and Assigns......................................  B-21
  SECTION 13.5   Governing Law...............................................  B-21
  SECTION 13.6   Counterparts; Effectiveness.................................  B-21
  SECTION 13.7   Entire Agreement............................................  B-21
  SECTION 13.8   Bulk Sales Laws.............................................  B-21
  SECTION 13.9   Captions....................................................  B-21
  SECTION 13.10  Survival....................................................  B-21
  SECTION 13.11  Severability................................................  B-21

EXHIBITS

Exhibit A   --   Form of License Agreement
Exhibit B   --   Form of Note Agreement
Exhibit C   --   Form of Security Agreement
Exhibit D   --   Form of Undertaking and Assumption Agreement
Exhibit E   --   Form of Bill of Sale and Assignment
Exhibit F   --   Form of Offer Letter
Exhibit G   --   Form of Employee Benefit Plan
Exhibit H   --   Form of Offer of Retention Bonus and General Release
Exhibit I   --   Form of Employment Agreement

SCHEDULES

Schedule 1.1     Unity Technology Description
Schedule 2.1(a)  Real Property
Schedule 2.1(b)  Personal Property
Schedule 2.1(c)  Purchased Inventories
Schedule 2.1(d)  Assumed Contracts
Schedule 2.1(e)  Buyer Payments
Schedule 2.1(f)  Permits and Licenses

Schedule 2.1(g)  Capital Stock
Schedule 2.2(a)  Proprietary Rights
Schedule 2.2(b)  Unity Contracts
Schedule 2.2(c)  Unity Licenses and Permits
Schedule 2.2(d)  Retained Contracts
Schedule 2.2(e)  Unity Inventories
Schedule 2.2(f)  Unity Personal Property
Schedule 9.1(a)  Interviewed Employees
Schedule 9.1(b)  Cisco Employees
Schedule 9.1(c)  Key Employees
Schedule 9.2     Employee Plans and Benefit Arrangements

                            ASSET PURCHASE AGREEMENT

     AGREEMENT dated as of November 9, 2000 between Atlantis Group, Inc., a Washington corporation ("Buyer"), and Active Voice Corporation, a Washington corporation ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller designs, manufactures, sells, markets and supports a family of call processing systems; and

     WHEREAS, Buyer desires to purchase substantially all of the assets of Seller, other than Seller's Excluded Assets, and is willing to assume all of Seller's liabilities, other than the Excluded Liabilities, and Seller desires to sell such assets to Buyer, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any Person deemed an affiliate of such Person within the meaning of Rule 144 of the rules and regulations of the Commission promulgated under the 1933 Act.

     "Ancillary Agreements" means the License Agreement, the Note Agreement and the Conveyance Documents.

     "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy, and each plan or arrangement, providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates.

     "Business" means all of the business and assets of Seller other than the Excluded Assets.

     "Cisco" means Cisco Systems, Inc., a California corporation.

     "Closing" means the closing of the transactions contemplated hereby which shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article X hereof and immediately after the Effective Time (as defined in the Merger Agreement) of the Merger.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that is maintained or contributed to by Seller or any of its ERISA Affiliates, as the case may be.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of Seller means any other Person that, together with Seller, would be treated as a single employer under Section 414 of the Code or otherwise deemed to be under common control with such Person pursuant to Section 414 of the Code.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "License Agreement" means that certain license agreement to be dated as of the Closing Date between Buyer and Seller in the form attached as Exhibit A hereto.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Material Adverse Effect" with respect to any Person means a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Person.

     "Merger" means the merger of Merger Sub with and into Seller with Seller surviving the merger pursuant to the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger and Reorganization among Merger Sub, Cisco and Seller of even date herewith.

     "Merger Sub" means Aqua Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Cisco.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "Note" means the Senior Secured Note of Buyer in the principal amount of $29,533,280 (as adjusted as set forth therein) in the form attached as an exhibit to the Note Agreement.

     "Note Agreement" means the Noteholder Rights and Security Agreement to be dated as of the Closing Date between Buyer and Seller, including the Security Agreements in the form attached hereto as Exhibit B.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Proprietary Rights" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(B) trademarks, service marks, domain names, database rights, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against past and future infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

     "Security Agreement" means the Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement to be dated as of the Closing Date and executed by Buyer, each in the form attached as Exhibit C hereto.

     "Special Meeting" means the special meeting of the shareholders of Seller to approve the transactions contemplated hereby.

     "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

     "Unity Assets" means Seller's unified messaging and related technology described in Schedule 1.1 and all related personal property, whether tangible or intangible, including, without limitation, any and all related (i) inventory;
(ii) furniture, computers and equipment; (iii) documentation; (iv) Proprietary Rights, including, without limitation, the Unity Trademark, (v) goodwill and
(vi) any other items, materials and information necessary for Seller to continue, without interruption or delay, the research, development and commercialization of and other activities in connection with the Seller's unified messaging and related technology. "Unity Trademark" means the trademark "Unity" and any Unity related trademark and all (i) applications and registrations therefor, (ii) common law rights related thereto and (iii) goodwill associated therewith.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

                        TERM                           SECTION
                        ----                           -------
Antitrust Law........................................    7.2
Assumed Contracts....................................    2.1
Assumed Liabilities..................................    2.3
Assumed Tax Liabilities..............................    2.3
Closing..............................................    2.7
Conveyance Documents.................................    2.7
Excluded Assets......................................    2.2
Excluded Liabilities.................................    2.4
Purchased Assets.....................................    2.1
Purchase Price.......................................    2.6
Retained Contracts...................................    2.2
Transferred Employees................................    9.1
Unity Contracts......................................    2.2

                                   ARTICLE II

                               PURCHASE AND SALE

     SECTION 2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing all of Seller's right, title and interest in and to all of the assets, properties and business (other than the Excluded Assets) of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Seller as the same shall exist on the Closing Date (the "Purchased Assets"), including, without limitation, all right, title and interest of Seller in, to and under such of the foregoing as are more specifically described below:

          (i) all real property and leases of, and other interests in, real property, in each case together with all buildings, fixtures, and improvements erected thereon, listed on Schedule 2.1(a);

          (ii) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles and other tangible property relating to the Business listed on Schedule 2.1(b);

          (iii) all raw materials, work-in-process, finished goods, supplies and other inventories relating to the Business listed on Schedule 2.1(c);

          (iv) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments listed on
     Schedule 2.1(d) (collectively, the "Assumed Contracts");

          (v) all accounts, notes and other receivables relating to the Business;

          (vi) all prepaid expenses and deposits relating to the Business including without limitation ad valorem taxes, leases and rentals;

          (vii) all of Seller's cash and cash equivalents on hand and in banks in excess of the amount set forth in Section 2.2(ii), including petty cash located at the operating facilities of the Business, which shall be used by Buyer to make the payments on or after the Closing Date set forth on
     Schedule 2.1(e);

          (viii) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets;

          (ix) all transferable licenses, permits or other governmental authorizations affecting, or relating in any way to, the Business, which licenses, permits or other authorizations are listed on Schedule 2.1(f);

          (x) all books, records, files and papers of Seller, whether in hard copy or computer format, relating to the Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records (to the extent permitted by applicable law) relating to the Transferred Employees, and any information relating to Tax imposed on the Purchased Assets;

          (xi) all of Seller's outstanding capital stock in the entities identified on Schedule 2.1(g);

          (xii) all of the rights to use the intellectual property of Seller described in the License Agreement, subject to the terms and conditions thereof; and

          (xiii) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

     SECTION 2.2 Excluded Assets. Buyer expressly understands and agrees that the following assets and properties of seller (the "excluded assets") shall be excluded from the purchased assets:

          (i) the Unity Assets;

          (ii) $5 million of Seller's cash and cash equivalents on hand and in banks;

          (iii) Seller's right to enforce any non-competition or nondisclosure provision relating to the Unity Assets or Seller's Proprietary Rights that may exist in any agreements between Seller and any of its employees or third parties;

          (iv) all of Seller's Proprietary Rights, including those listed on
     Schedule 2.2(a);

          (v) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments relating to the Unity Assets, including those listed on Schedule 2.2(b) (the "Unity Contracts");

          (vi) all rights under Seller's current and former directors' and officers' liability insurance policies;

          (vii) all transferable licenses, permits or other governmental authorizations affecting, or relating in any way to, the Excluded Assets, which licenses, permits or other authorizations are listed on Schedule 2.2(c);

          (viii) all rights under the contracts, agreements, leases, licenses, and instruments listed on Schedule 2.2(d) (the "Retained Contracts");

          (ix) all rights, claims, credits, causes of action or rights of set-off against third parties relating to the Excluded Assets;

          (x) all work-in-process, finished goods, supplies and other inventories listed on Schedule 2.2(e), provided, however, in the event Buyer and Seller agree prior to the Closing Date that certain inventories listed on Schedule 2.2(e) shall be transferred, assigned and delivered to Buyer at Closing, such inventories shall be deleted from Schedule 2.2(e) and added to Schedule 2.1(c) prior to the Closing Date and included as Purchased Assets with the consent of Seller;

          (xi) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles and other tangible property relating to the Business listed on Schedule 2.2(f), provided, however, in the event Buyer and Seller agree prior to the Closing Date that certain personal property listed on Schedule 2.2(f) shall be transferred, assigned and delivered to Buyer at Closing, such personal property shall be deleted from Schedule 2.2(f) and added to Schedule 2.1(b) prior to the Closing Date and included as Purchased Assets with the consent of Seller;

          (xii) all books, records, files and papers of Seller, whether in hard copy or computer format, relating to the Unity Assets and Seller's Proprietary Rights, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers and list of present and former customers; and

          (xiii) all goodwill associated with the Unity Assets and Seller's Proprietary Rights.

     SECTION 2.3 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume all debts, obligations, contracts and liabilities of Seller arising prior to the Closing or relating to acts or omissions to act occurring prior to the Closing and all debts, obligations, contracts and liabilities relating to the Purchased Assets and the Business, of any kind, character or description whether known or unknown, accrued, absolute, contingent or otherwise, except for the Excluded Liabilities (the "Assumed Liabilities"), including without limitation, the following:

          (i) all liabilities arising out of or relating to the Business;

          (ii) all liabilities and obligations of Seller arising under the Assumed Contracts;

          (iii) all warranty claims or expenses of Seller in respect of products sold or services rendered by the Business on or prior to the Closing Date;

          (iv) Seller's obligation to provide vacation time and vacation pay to the employees of Seller to the extent such time or pay shall have accrued on or prior to the Closing Date;

          (v) Seller's obligation to provide any payment to employees of Seller in connection with their assignment to Buyer in connection with the transactions contemplated hereby;

          (vi) all obligations and liabilities arising from any action, suit, investigation, or proceeding relating to or arising out of the Business or the Purchased Assets, including, without limitation, any obligations or liabilities resulting from the actions, suits, investigations or proceedings set forth on Schedule 2.7 to the Merger Agreement;

          (vii) all liabilities and obligations relating to any products manufactured or sold by the Business on or prior to the Closing Date, including without limitation warranty obligations and product liability claims;

          (viii) all obligations relating to the Transferred Employees, including, without limitation, any bonus;

          (ix) all Taxes of Seller incurred on or prior to the Closing Date, whether due before or after the Closing Date, and all Taxes of Seller relating to the sale of the Purchased Assets to Buyer, including, without limitation, all income taxes of Seller ("Assumed Tax Liabilities"); and

          (x) all fees and expenses of Seller including, without limitation, fees and expenses of legal counsel, accountants and financial advisors, incurred in connection with the transactions contemplated hereby and the Merger Agreement other than those constituting Excluded Liabilities pursuant to Section 2.4(ii).

     SECTION 2.4 Excluded Liabilities. Notwithstanding any provision in this Agreement, Buyer is assuming only the Assumed Liabilities and is not assuming
(i) any liability or obligation arising after the Closing Date with respect to acts or omissions to act of Seller arising after the Closing Date relating to an Excluded Asset or (ii) up to an aggregate of $150,000 of the fees and expenses of Seller, including, without limitation, fees and expenses of legal counsel, accountants and financial advisors, incurred in connection with the transactions contemplated hereby and the Merger Agreement. The foregoing liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities").

     SECTION 2.5 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Prior and subsequent to Closing,

Seller and Buyer will use their reasonable best efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller with respect to any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

     SECTION 2.6  Purchase Price; Allocation of Purchase Price.

     (a) The purchase price for the Purchased Assets (the "Purchase Price") is
(i) the Note and (ii) the assumption of the Assumed Liabilities.

     (b) The Purchase Price paid by Buyer for the Purchased Assets (as adjusted upward or downward by any increase or decrease in the amount due from Buyer to Seller under the Note) shall be allocated in such reasonable manner as shall be proposed by Buyer and approved by Seller prior to the Closing Date.

     (c) Seller and Buyer agree to utilize such allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

     No later than ten (10) days prior to the filing of its respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

     SECTION 2.7 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Brobeck, Phleger & Harrison LLP, Palo Alto, California 94303, or at such other place as Buyer and Seller may agree, immediately after the effective time of the Merger.

     At the Closing:

          (a) Buyer shall deliver to Seller the executed Note.

          (b) Seller and Buyer shall enter into the Undertaking and Assumption Agreement and the Bill of Sale and Assignment substantially in the forms attached hereto as Exhibits D and E, respectively, and Seller shall deliver to Buyer such quitclaim deeds, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (collectively with the Undertaking and Assumption Agreement and Bill of Sale and Assignment, the "Conveyance Documents") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

          (c) Buyer shall enter into the Security Agreements and execute the UCC financing statements as described in Section 10.3(b).

          (d) Seller and Buyer shall execute and deliver to each other the License Agreement.

          (e) Each of Seller and Buyer shall deliver any other instruments and documents required of it pursuant to Article X hereof.

          (f) Seller and Buyer shall also execute and deliver all such instruments, documents and certificates as may be reasonably requested by the other party that are necessary, appropriate or desirable for the consummation at the Closing of the transactions contemplated by this Agreement.

     SECTION 2.8 Further Assurances. From time to time following the date hereof, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (i) which cannot be transferred or assigned effectively without consent of third parties which consent has not been obtained prior to the date hereof, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtained, to use its reasonable best efforts to secure to Buyer the benefits thereof in some other manner, or (ii) which are otherwise not transferable or assignable, to use its reasonable best efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Seller thereunder).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer that:

     SECTION 3.1 Corporate Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Seller has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Seller.

     SECTION 3.2 Corporate Authorization. Seller has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, subject only to any required approval by Seller's shareholders. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

     SECTION 3.3 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with the requirements of the 1934 Act, and (iii) any action, which if not taken, or filing, which if not made, would not, individually or in the aggregate, have a Material Adverse Effect on Seller.

     SECTION 3.4 Finders' Fees. Except for William Blair & Company, L.L.C., whose fees will be paid by Seller and Buyer in accordance with Sections 2.3(x) and 2.4(ii) and Schedule 2.1(e), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.5 Opinion of Financial Advisor. Seller has been advised in writing by its financial advisor, William Blair & Company, L.L.C., that in such advisor's opinion, as of the date hereof, the consideration to be received by Seller in connection with the transactions contemplated hereby is fair to Seller from a financial point of view.

     SECTION 3.6 Non-Contravention. The execution and delivery of this Agreement and the Ancillary Agreements by Seller does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Seller or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its subsidiaries or any of their properties or assets.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that:

     SECTION 4.1 Organization and Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer.

     SECTION 4.2 Corporate Authorization. Buyer has all requisite corporate power to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each of the Ancillary Agreements has been duly executed and delivered by Buyer and constitutes valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general of principles of equity.

     SECTION 4.3 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby, except for (i) compliance with any applicable requirements of the HSR Act, and (ii) any action, which if not taken, or filing which if not made, would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

     SECTION 4.4 Non-Contravention. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Buyer or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or any of their properties or assets.

     SECTION 4.5 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.6 Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of Buyer, threatened against, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     SECTION 4.7 Solvency. After giving effect to the transactions contemplated hereby and by the Merger Agreement, Buyer will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

                                   ARTICLE V

                              COVENANTS OF SELLER

     Seller agrees that:

     SECTION 5.1 Confidentiality. Seller will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or (iii) later lawfully acquired by Seller from sources other than Buyer; provided that Seller may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Seller of the confidential nature of such information and are directed by Seller to treat such information confidentially. The obligation of Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Seller and its Affiliates will, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by Seller or its Affiliates or on their behalf from Buyer in connection with this Agreement that are subject to such confidence. The provisions of this Section shall survive the Closing or the termination of this Agreement.

     SECTION 5.2 Trademarks; Tradenames. As soon as practicable after the Closing Date, Seller shall eliminate the use of all of the trademarks, tradenames, service marks and service names used in the Business, other than the Unity Trademark, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents.

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     SECTION 5.3  Certain Agreements. Without limiting the rights of the parties to pursue all other legal and equitable rights available to them for violation of Section 5.1 or Section 5.2 by any of the other parties hereto, it is agreed that other remedies cannot fully compensate a party for such a violation and that the parties shall be entitled to injunctive relief to prevent the violation or the continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any governmental entity legally empowered to enforce Section 5.1 or Section 5.2, any term, restriction, covenant or promise in Section 5.1 or Section 5.2 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     SECTION 6.1  Confidentiality.

     (a) Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement.

     (b) Buyer and its Affiliates will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents (collectively, "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning Seller, the Unity Assets and Seller's Proprietary Rights; in each case, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Seller; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Buyer and its Affiliates shall not, and will use their reasonable best efforts to cause their respective Representatives not to (A) use for any purpose the Unity Assets or any information relating to the Unity Assets or (B) use other than as permitted pursuant to the License Agreement the Sellers' Proprietary Rights or any information relating to Seller's Proprietary Rights. If this Agreement is terminated, Buyer and its Affiliates will, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller in connection with this Agreement that are subject to such confidence. The provisions of this Section shall survive the Closing or the termination of this Agreement.

     SECTION 6.2 Covenant Not to Compete. Upon the consummation of the transactions contemplated hereby, Buyer agrees that, for a period commencing on the Closing Date and ending on the first annual anniversary of the Closing Date, Buyer and its Affiliates will not: directly or indirectly (whether as an employer, employee, partner, shareholder, consultant, investor, director, representative or otherwise)

                                      B-11
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anywhere within the world own, manage, operate, control or be employed by, participate in, consult with, or be otherwise connected in any manner with the ownership, management or operation of any business involving the unified messaging and related technology described in Schedule 1.1 (the "Covered Activities"). Notwithstanding the foregoing, nothing herein shall restrict Buyer or its Affiliates from (i) owning, solely for investment purposes up to five percent of any class of securities of any person engaged in the Covered Activities or (ii) engaging and operating the Business. The provisions of this Section shall survive the Closing or the termination of this Agreement.

     SECTION 6.3 Certain Agreements. Without limiting the rights of the parties to pursue all other legal and equitable rights available to them for violation of Section 6.1 or Section 6.2 by any of the other parties hereto, it is agreed that other remedies cannot fully compensate a party for such a violation and that the parties shall be entitled to injunctive relief to prevent the violation or the continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any governmental entity legally empowered to enforce Section 6.1 or Section 6.2, any term, restriction, covenant or promise in Section 6.1 or Section 6.2 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     SECTION 6.4 Access. On and after the Closing Date, Buyer will afford to Seller and its agents reasonable access, upon at least twenty-four (24) hours' prior notice, to its properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the Business by Buyer.

     SECTION 6.5 Payments. On and after the Closing Date, Buyer shall make all payments required to be paid to the Transferred Employees under the terms of the Offer Letter (as defined below), the Employment Agreement (as defined below) and any other employment agreement or plan of Buyer, as applicable, and make all the payments set forth on Schedule 2.1(e).

                                  ARTICLE VII

                           COVENANTS OF BOTH PARTIES

     The parties hereto agree that:

     SECTION 7.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 7.2 Consents; Cooperation. (a) Each of Buyer and Seller shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents, approvals, authorizations or permits required to be obtained by it for the consummation of the transactions contemplated herein, including those required under the HSR Act. Each of Buyer and Seller shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the transactions contemplated hereby. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

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     (b) Each of Buyer and Seller shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any governmental entity with respect to the transactions contemplated by this Agreement and the Ancillary Agreements under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Buyer and Seller shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated hereby, unless by mutual agreement Buyer and Seller decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither party shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) Final Date (as defined below) or (ii) the date of a ruling preliminarily enjoining the transactions contemplated hereby issued by a court of competent jurisdiction. Each of Buyer and Seller shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

     SECTION 7.3 Legal Requirements. Each of Buyer and Seller will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply in all material respects promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made by them in connection with the taking of any action contemplated by this Agreement.

     SECTION 7.4 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                                  ARTICLE VIII

                                  TAX MATTERS

     SECTION 8.1 Tax Cooperation; Allocation of Taxes; Tax Reimbursement. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.

     (b) All Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer, and any recording or filing fees with respect thereto shall be the responsibility of Buyer.

     (c) Buyer shall pay to Seller all amounts of Taxes which constitute Assumed Tax Liabilities under this Agreement five (5) days prior to the date on which any such Assumed Tax Liability is due upon written demand therefor from Seller. Seller's written demand shall be forwarded to Buyer ten (10) business days prior to the due date for any such Assumed Tax Liability and shall include a copy of the Tax Return or other appropriate documentation (including notices or demands from taxing authorities) evidencing such Assumed Tax Liability. If Buyer believes that such Assumed Tax Liability is being invalidly assessed and/or may be recovered through a claim for refund or other proceeding, Buyer shall so notify Seller. Seller and Buyer shall promptly consult with each other regarding the potential contest or recovery of said Assumed Tax Liability. If Buyer and Seller are unable to agree on the appropriate course of action, the dispute shall be promptly referred to an independent accounting firm or law firm acceptable to the parties in order to resolve the dispute, which resolution shall be binding on both parties. If, as a result of the consultation between the parties or other resolution, it is determined that the subject Assumed Tax Liability will be paid and not contested, Buyer shall pay Seller the amount of such Assumed Tax Liability (together with any applicable interest and penalties). If it is determined that the subject Assumed Tax Liability will be contested, Buyer shall pay Seller the amount of any Tax (together with any applicable interest and penalties) eventually determined to be due promptly upon such determination. Subject to the foregoing, Seller shall control, and Seller and Buyer shall cooperate with each other in the conduct of, any audit or other proceeding related to Taxes involving the Business, and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Article VIII.

                                   ARTICLE IX

                        EMPLOYEES AND EMPLOYEE BENEFITS

     SECTION 9.1  Employees and Offers of Employment.

     (a) On or prior to the Closing Date, Buyer shall confirm the assignment to Buyer of existing employment rights and obligations, via a notice of confirmation of assignment in the form attached hereto as Exhibit F ("Offer Letter"), of each of the employees of Seller listed on Schedule 9.1(a) who are "active employees" of Seller on the Closing Date. For purposes of this Article IX, the term "active employee" shall mean any Person who, on the Closing Date, is actively employed by Seller or who is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights as of the Closing Date (such inactive employees shall be offered employment by Buyer as of the date they return to active employment), but shall exclude any other inactive or former employee including any Person who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Closing Date. Any such offers shall be at such salary or wage levels as are applicable to such employees on the Closing Date. The employees who are assigned to Buyer and the Key Employees (as defined below) are hereinafter collectively referred to as the "Transferred Employees." Seller will not take any action that would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees except as described in this Section 9.1 below. Buyer hereby agrees to employ the Transferred Employees in accordance with the terms of the Offer Letter for not less than sixty (60) days following the Closing Date; provided, however, Buyer may terminate any Transferred Employee for "cause," excluding any position elimination, and provided further that (i) Buyer complies in all respects with the provisions of the federal Worker Adjustment, Retraining and Notification Act, 29 U.S.C. Section 2101, et seq. (the "WARN Act"); and (ii) Buyer adopts, and does not modify, terminate or discontinue, an Employee

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Benefit Plan in the form attached hereto as Exhibit G, the benefits of which are in addition to any entitlements Transferred Employees may have under the WARN
Act and under their employment agreement previously entered with the Seller. In addition, prior to or following the Closing Date at Buyer's election, Buyer shall offer a retention bonus to those Transferred Employees mutually agreed to by Buyer and Seller prior to the Closing Date, and such retention bonus shall be conditioned on such Transferred Employee's execution of a general release that expressly waives, releases and discharges any and all claims against Seller and Cisco. The offer of retention bonus and general release shall be substantially in the form attached hereto as Exhibit H. Prior to the Closing Date, Cisco may interview and consider for employment and may, in its sole discretion, offer employment to any of the Transferred Employees listed on Schedule 9.1 (the "Interviewed Employees") upon such terms and conditions determined by Cisco. In the event that any Interviewed Employee accepts an offer of employment with Cisco prior to the Closing Date, such employee shall execute a stock option acceleration waiver and an acceptance of employment letter in form and substance acceptable to Cisco. The provisions of this Section 9.1(a) shall survive the Closing for a period of three years.

     (b) Buyer hereby agrees that, commencing on the date hereof, neither it nor any of its Affiliates shall induce or encourage, or assist others to induce or encourage, any of the employees of the Seller listed on Schedule 9.1(b) or any of the Interviewed Employees who accept an offer of employment with Cisco to decline an employment arrangement with Cisco or Seller after the Merger, or interfere in any manner with the relationship between Cisco or Seller and such employee and Buyer hereby agrees that for a period of three years from the Closing Date, neither it nor any of its Affiliates shall induce or encourage, or assist others to induce or encourage, any of the employees of Seller listed on
Schedule 9.1(b) or any of the Interviewed Employees who accept an offer of employment with Cisco, if such employee is hired by Cisco or Seller after the Merger, to leave Cisco's or Seller's employ, whether to accept a position with it or an entity related to or affiliated with it or otherwise. The provisions of this Section 9.1(b) shall survive the Closing for a period of three years.

     (c) On or prior to the Closing Date, Buyer shall offer employment to each of the employees listed on Schedule 9.1(c) (the "Key Employees") pursuant to an Employment and Non-Competition Agreement in the form of Exhibit I, ("Employment Agreement") and such employees shall have accepted employment with Buyer and shall have entered into such Employment Agreement which shall not be amended without Seller's consent.

     SECTION 9.2 Seller's Employee Group Health Plans. Each of Seller's Employee Group Health Plans is listed on Schedule 9.2. On or as soon as practicable following the Closing Date, Buyer shall adopt employee group health plans for the benefit of each of the Transferred Employees that are comparable to those of Seller prior to the Closing Date. Each such employee shall, with respect to any group health plan that has a co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Closing Date under Seller's group health plans maintained by Seller prior to the Closing Date. Each such employee and eligible dependent who, at the Closing Date, was participating in employee group health plans maintained by Seller shall not be excluded from Newco's employee group health plans or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation.

     SECTION 9.3 Buyer Benefit Plans. Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Seller or any of its Affiliates, for purposes of eligibility to participate in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates immediately after the Closing Date. Any medical plan adopted by Buyer after the Closing, to the extent available on commercially reasonable terms, shall contain no pre-existing exclusions and shall provide credit for deductibles and co-payments

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for the 2000 calendar year so that the Transferred Employees shall not be entitled to any continuation coverage under Seller's plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     SECTION 9.4 No Third Party Beneficiaries. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Buyer or the Business or any of their Affiliates and no provision of this Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

                                   ARTICLE X

                             CONDITIONS TO CLOSING

     SECTION 10.1 Conditions to the Obligations of Each Party. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) The approval of the transactions contemplated hereby and by the Merger Agreement shall have been approved and adopted by the requisite vote of the shareholders of Seller under Washington Business Corporation Act.

          (b)(i) The closing of the Merger shall have occurred and (ii) Buyer and Seller shall have received a certificate to that effect from each of the parties to the Merger Agreement.

          (c) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (d) No preliminary or permanent injunction or other order shall have been issued by any court, arbitrator or governmental body, agency or authority which restrains or prohibits the consummation of the transactions contemplated hereby.

          (e) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained except where the failure so to obtain would not have a Material Adverse Effect.

          (f) The Purchase Price paid by Buyer for the Purchased Assets (as adjusted upward or downward by any increase or decrease in the amount due from Buyer to Seller under the Note) shall have been allocated in accordance with a schedule proposed by Buyer and approved by Seller.

     SECTION 10.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a)(i) Seller shall have performed and complied in all material respects with all of its covenants, obligations and conditions hereunder required to be performed with and complied by it at or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date as though such representations and warranties were made on and as of such

                                      B-16
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     time; and (iii) Buyer shall have received a certificate signed by an officer of Seller to the foregoing effect.

          (b) Seller shall have executed and delivered to Buyer the License Agreement, the Note Agreement and the Bill of Sale and Assignment.

     SECTION 10.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the Closing and the transactions contemplated hereby is subject to the satisfaction of the following further conditions:

          (a)(i) Buyer shall have performed and complied in all material respects with all of its covenants, obligations and conditions hereunder required to be performed and complied with by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date as though such representations and warranties were made on and as of such time; and (iii) Seller shall have received a certificate signed by an officer of Buyer to the foregoing effect.

          (b) Buyer shall have executed and delivered to Seller a Security Agreement, filed or appropriately recorded with the applicable governmental agencies all related financing statements and other similar instruments and documents (including, without limitation, filings in the U.S. Patent and Trademark Office and U.S. Copyright Office), and taken all actions necessary to perfect the security interests granted.

          (c) Buyer shall have delivered to Seller copies of all insurance policies of Buyer together with loss payable endorsements in favor of Seller.

          (d) Buyer shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 4.3, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been removed.

          (e) The opinion of William Blair & Company, L.L.C., financial advisor to Seller, referred to in Section 3.10, shall not have been withdrawn on or prior to the Closing.

          (f) Buyer shall have executed and delivered to Seller the Note, the Note Agreement, the Security Agreements, the License Agreement, the UCC Financing Statements and the Undertaking and Assumption.

                                   ARTICLE XI

                                INDEMNIFICATION

     SECTION 11.1 Indemnification. (a) Buyer shall, for a period of five (5) years from the Closing Date, indemnify and hold harmless Cisco, Seller, any Affiliate thereof and the directors, officers, employees, counsel or agents of Cisco, Seller or any such Affiliate (the "Indemnified Parties"), from and against any and all Loss and Expense (as defined below) arising from or relating to (i) the operations of Seller or the ownership use or operations of Seller's assets, including the Purchased Assets, prior to and after the Closing Date, whether known or unknown, other than the Excluded Liabilities, (ii) the Assumed Liabilities, including, without limitation, any obligations or liabilities resulting from the actions, suits, investigations or proceedings set forth on
Schedule 2.7 to the Merger Agreement and any Assumed Tax Liabilities, (iii) noncompliance with any applicable bulk sales laws;

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(iv) any third party liability claims for acts or omissions to act prior to the
Closing Date; and (v) the Business, either preceding or after the Closing. Loss and Expense shall mean any and all liabilities, obligations, losses, costs, damages or diminution of value and all out-of-pocket expenses, including attorney's and accountant fees.

     SECTION 11.2 Procedures. (a) If any of the Indemnified Parties determines to seek indemnification under this Article XI with respect to any Loss and Expense resulting from the assertion of liability by third parties, such Indemnified Party shall give notice to the Buyer within 30 days of such Indemnified Party becoming aware of any such Loss and Expense, or of facts upon which any such Loss and Expense will be based. The notice shall set forth such material information with respect thereto as is then reasonably available to such Indemnified Party. In case any such liability is asserted against an Indemnified Party, and such Indemnified Party notifies the Buyer thereof, the Buyer will be entitled, if it so elects by written notice delivered to such Indemnified Party within 20 days after receiving such Indemnified Party's notice, to assume the defense thereof with counsel satisfactory to such Indemnified Party. Notwithstanding the foregoing, (i) an Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless such Indemnified Party shall reasonably determine that there is a conflict of interest between or among such Indemnified Party and the Buyer with respect to such Loss and Expense in which case the fees and expenses of such counsel will be borne by the Buyer, (ii) such Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and (iii) the rights of any Indemnified Party to be indemnified hereunder in respect of any Loss and Expense resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, Buyer is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in a Loss and Expense, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion. Buyer shall not settle any claim without the written consent of the Indemnified Parties; provided, however, in the event such settlement contemplates that (i) neither party involved in the claim shall make any admission, (ii) each party involved in the claim shall execute standard releases for the claim and (iii) a cash settlement payment, the Indemnified Parties shall consent to such settlement.

     (b) In the event that an Indemnified Party asserts the existence of a claim giving rise to a Loss and Expense (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to Buyer. Such written notice shall state that it is being given pursuant to this Section 11.2(b), specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If Buyer, within 30 days after the giving of notice by such Indemnified Party, shall not give written notice to such Indemnified Party announcing its intent to contest such assertion of such Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that Buyer contests the assertion of a claim by giving such written notice to such Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that arbitration or litigation shall arise with respect to any such claim, the prevailing party in such arbitration or litigation shall be entitled to reimbursement of costs and expenses incurred in connection with such arbitration or litigation including attorney fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within thirty
(30) days after such notice.

     (c) In the event that Buyer, within 30 days after receipt of the aforesaid notice of any Loss and Expense, fails to assume the defense of any Indemnified Party against such Loss and Expense, such Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account, expense, and risk of Buyer; provided, however that the Indemnified Party shall keep Buyer timely apprised of the status of any claim with respect to such Loss and Expense and shall not settle such claim without the written consent of Buyer, which consent shall not be unreasonably withheld.

                                  ARTICLE XII

                                  TERMINATION

     SECTION 12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

          (i) by mutual written agreement of Seller and Buyer;

          (ii) by either Seller or Buyer, if, without fault of the terminating party, the Closing shall not have been consummated on or before February 28, 2001 or such later date as may be agreed upon in writing by the parties hereto (the "Final Date"); provided, however, that the Final Date shall be extended to March 30, 2001 in the event that if the only reason the Closing shall not have occurred by February 28, 2001 is the failure of the conditions set forth in Section 6.1(b) and/or Section 6.1(d) of the Merger Agreement;

          (iii) by either Seller or Buyer if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

          (iv) by either Seller or Buyer if the Merger Agreement is terminated pursuant to the provisions contained therein.

     The party desiring to terminate this Agreement pursuant to clause (ii) or
(iii) shall give notice of such termination to the other party.

     SECTION 12.2 Effect of Termination. Subject to Section 13.3, if this Agreement is terminated as permitted by Section 12.1, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided, however, that if such termination shall result from the failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a breach by either party to this Agreement, such party shall be fully liable for any and all Losses and Expenses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 5.1, 6.1 and 6.3, this Article XII and Article XIII shall survive any termination hereof pursuant to Section 12.1.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     if to Buyer, to:

       Atlantis Group, Inc.
       2901 Third Avenue, Suite 500
       Seattle, Washington 98121-9800
       Attn: Frank Costa
       Facsimile No.: (206) 441-4784
       Telephone No.: (206) 441-4700

     with a copy to:

          Riddell Williams P.S.
          1001 Fourth Avenue Plaza, Suite 4500
          Seattle, Washington 98154
          Attn: Frank Woodruff
          Facsimile No: (206) 389-1708
          Telephone No. (206) 624-3600

     if to Seller, to:

          Cisco Systems, Inc.
          170 West Tasman Drive
          San Jose, CA 95134
          Attention: Senior Vice President,
          Legal and Government Affairs
          Facsimile No.: (408) 526-5926
          Telephone No.: (408) 526-8252

     with a copy to:

          Brobeck, Phleger & Harrison LLP
          2200 Geng Road
          Two Embarcadero Place
          Palo Alto, CA 94303
          Attention: Therese A. Mrozek, Esq.
          Facsimile No.: (650) 496-2885
          Telephone No.: (650) 424-0160

     SECTION 13.2 Amendments; No Waivers. (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     SECTION 13.3 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Closing occurs.

     SECTION 13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

     SECTION 13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     SECTION 13.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     SECTION 13.7 Entire Agreement. This Agreement and each of the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any of the Ancillary Agreements nor any provision hereof or thereof, is intended to confer upon any Person other than Cisco and the parties hereto any rights or remedies hereunder.

     SECTION 13.8 Bulk Sales Laws. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state.

     SECTION 13.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 13.10 Survival. All representations, warranties, covenants, indemnities and agreements made in this Agreement shall survive the Closing except that the representations and warranties set forth in Articles III and IV shall terminate one year after the Closing.

     SECTION 13.11 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ATLANTIS GROUP, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          ACTIVE VOICE CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX C
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    NOTEHOLDER RIGHTS AND SECURITY AGREEMENT

                                  BY AND AMONG

                              ATLANTIS GROUP, INC.

                                  AS BORROWER,

                                      AND

                            ACTIVE VOICE CORPORATION

                                   AS LENDER

                       DATED AS OF                , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                      PAGE
 1. DEFINITIONS AND CONSTRUCTION....................................   C-1
   1.1  Definitions.................................................   C-1
   1.2  Accounting Terms............................................  C-10
   1.3  Code........................................................  C-10
   1.4  Construction................................................  C-10
   1.5  Schedules and Exhibits......................................  C-11
 2. NOTE PAYMENT AND ADMINISTRATION.................................  C-11
   2.1  Payments....................................................  C-11
   2.2  Interest Rates, Payments, and Calculations..................  C-12
   2.3  Crediting Payments..........................................  C-12
   2.4  Prepayments.................................................  C-13
   2.5  Fees........................................................  C-13
   2.6  Registration, etc. .........................................  C-14
   2.7  Transfer and Exchange of Notes..............................  C-14
   2.8  Replacement of Notes........................................  C-14
 3. CREATION OF SECURITY INTEREST...................................  C-14
   3.1  Grant of Security Interest..................................  C-14
   3.2  Negotiable Collateral.......................................  C-15
        Collection of Accounts, General Intangibles, and Negotiable
   3.3  Collateral..................................................  C-15
   3.4  Delivery of Additional Documentation Required...............  C-15
   3.5  Power of Attorney...........................................  C-15
   3.6  Right to Inspect............................................  C-16
   3.7  Control Agreements..........................................  C-16
 4. REPRESENTATIONS AND WARRANTIES..................................  C-16
   4.1  No Encumbrances.............................................  C-16
   4.2  Equipment...................................................  C-16
   4.3  Location of Inventory and Equipment.........................  C-16
   4.4  Location of Chief Executive Office; FEIN....................  C-16
   4.5  Organization and Standing of the Company....................  C-16
   4.6  Due Authorization; No Conflict..............................  C-16
   4.7  Litigation..................................................  C-17
   4.8  Fraudulent Transfer.........................................  C-17
   4.9  Financial Information.......................................  C-17
  4.10  Taxes.......................................................  C-18
  4.11  Capitalization; Status of Capital Stock.....................  C-18
  4.12  Brokerage Fees..............................................  C-18
  4.13  Intellectual Property.......................................  C-18
  4.14  Indebtedness................................................  C-18
  4.15  Complete Disclosure.........................................  C-18
 5. AFFIRMATIVE COVENANTS...........................................  C-18
   5.1  Accounting System...........................................  C-18
   5.2  Financial Statements, Reports, Certificates.................  C-18
   5.3  Return......................................................  C-20
   5.4  Maintenance of Properties...................................  C-20
   5.5  Taxes.......................................................  C-20
   5.6  Insurance...................................................  C-20
   5.7  Location of Inventory and Equipment.........................  C-21

                                                                      PAGE
   5.8  Compliance with Laws........................................  C-21
   5.9  Leases......................................................  C-21
  5.10  Brokerage Commissions.......................................  C-21
  5.11  Existence...................................................  C-21
  5.12  Environmental...............................................  C-21
  5.13  Payments; Maintenance of Benefit Plans......................  C-22
  5.14  License Agreement...........................................  C-22
  5.15  Disclosure Updates..........................................  C-22
 6. NEGATIVE COVENANTS..............................................  C-22
   6.1  Indebtedness................................................  C-22
   6.2  Liens.......................................................  C-22
   6.3  Restrictions on Fundamental Changes.........................  C-22
   6.4  Change Name.................................................  C-22
   6.5  Guarantee...................................................  C-22
   6.6  Nature of Business..........................................  C-23
   6.7  Prepayments and Amendments..................................  C-23
   6.8  Consignments................................................  C-23
   6.9  Distributions...............................................  C-23
  6.10  Accounting Methods..........................................  C-23
  6.11  Investments.................................................  C-23
  6.12  Transactions with Affiliates................................  C-23
  6.13  Suspension..................................................  C-23
  6.14  Use of Proceeds.............................................  C-23
        Change in Location of Chief Executive Office; Inventory and
  6.15  Equipment with Bailees......................................  C-23
  6.16  Securities Accounts.........................................  C-23
  6.17  Capital Expenditures........................................  C-23
  6.18  Employment Agreements.......................................  C-23
  6.19  Operating Expenses..........................................  C-24
  6.20  Maintenance of Ownership of Subsidiaries....................  C-24
 7. EVENTS OF DEFAULT...............................................  C-24
 8. LENDER'S RIGHTS AND REMEDIES....................................  C-25
   8.1  Rights and Remedies.........................................  C-25
   8.2  Remedies Cumulative.........................................  C-27
 9. TAXES AND EXPENSES..............................................  C-27
10. WAIVERS; INDEMNIFICATION........................................  C-27
  10.1  Demand; Protest.............................................  C-27
  10.2  Lender's Liability for Collateral...........................  C-27
  10.3  Indemnification.............................................  C-27
11. NOTICES.........................................................  C-28
12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................  C-29
13. ASSIGNMENTS; SUCCESSORS.........................................  C-30
  13.1  Assignments.................................................  C-30
  13.2  Successors..................................................  C-30
14. AMENDMENTS; WAIVERS.............................................  C-30
  14.1  Amendments and Waivers......................................  C-30
  14.2  No Waivers; Cumulative Remedies.............................  C-31
15. GENERAL PROVISIONS..............................................  C-31
  15.1  Effectiveness...............................................  C-31
  15.2  Section Headings............................................  C-31

                                                                      PAGE
  15.3  Interpretation..............................................  C-31
  15.4  Severability of Provisions..................................  C-31
  15.5  Withholding Taxes...........................................  C-31
  15.6  Amendments in Writing.......................................  C-32
  15.7  Counterparts; Telefacsimile Execution.......................  C-32
  15.8  Revival and Reinstatement of Obligations....................  C-32
  15.9  Integration.................................................  C-32

                             EXHIBITS AND SCHEDULES

Exhibit A Form of Note
Schedule 4.3 Locations of Inventory and Equipment
Schedule 4.11 Borrower Securityholders
Schedule 4.13 Intellectual Property

                    NOTEHOLDER RIGHTS AND SECURITY AGREEMENT

     THIS NOTEHOLDER RIGHTS AND SECURITY AGREEMENT (this "Agreement"), is
entered into as of              , 2000, between Active Voice Corporation, a
Washington corporation ("Lender"), and Atlantis Group, Inc., a Washington corporation ("Borrower").

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of November 9, 2000 hereof between the Lender and the Borrower (the "Asset Purchase Agreement"), the Borrower has agreed to purchase substantially all of the assets of the Lender, and as partial consideration for such assets Borrower will issue to Lender the Notes (as defined herein), which form of such Notes is attached hereto as Exhibit A; and

     WHEREAS, the Borrower and the Lender desire to set forth the terms and conditions of the Notes in this Agreement.

     NOW, THEREFORE, the Borrower and Lender hereby agree as follows:

     1. Definitions and Construction.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "Additional Documents" has the meaning set forth in Section 3.4.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Asset Purchase Agreement" has the meaning set forth in the first recital of this Agreement.

     "Asset Transaction" means, pursuant to the Asset Purchase Agreement, the purchase by Borrower of certain of the assets of Lender in exchange for the assumption by Borrower of certain liabilities of Lender and the Obligations incurred by Borrower.

     "Assignee" has the meaning set forth in Section 13.1(a).

     "Balance Sheet" means a balance sheet as of the Closing Date of Borrower prepared in accordance with GAAP.

     "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

     "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

     "Base Rate Margin" means 1.25 percentage points.

     "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

     "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in San Francisco, California.

     "Capital Expenditures" means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP consistently applied would be added as a debit to the fixed asset account of the Person making such expenditure, including without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP consistently applied to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

     "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

     "Cisco" means Cisco Systems, Inc., a California corporation.

     "Closing Date" means the date of the closing of the Asset Purchase
Agreement.

     "Code" means the California Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

          (a) Accounts,

          (b) Books,

          (c) Equipment,

          (d) General Intangibles,

          (e) Inventory,

          (f) Investment Property,

          (g) Negotiable Collateral,

          (h) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

          (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

     "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

     "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

     "Copyright Security Agreement" means a copyright security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

     "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC sec. 1251 et seq; the Toxic Substances Control Act, 15 USC, sec. 2601 et seq; the Clean Air Act, 42 USC sec. 7401 et seq.; the Safe Drinking Water Act, 42 USC. sec. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. sec. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. sec. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC sec. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. sec. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "Event of Default" has the meaning set forth in Section 7.

     "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

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     "FEIN" means Federal Employer Identification Number.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade secrets, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, other proprietary rights, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, and other organizational documents of such Person.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Indebtedness" means (a) all obligations of Borrower for borrowed money,
(b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

     "Indemnified Liabilities" has the meaning set forth in Section 10.3.

     "Indemnified Person" has the meaning set forth in Section 10.3.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "Lender" has the meaning set forth in the preamble to this Agreement.

     "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents.

     "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

     "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

     "License Agreement" means that certain License Agreement to be entered into between Borrower and Lender on the Closing Date in the form attached to the Asset Purchase Agreement.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Liquidity Event" shall mean (i) any consolidation of Borrower with or merger of Borrower into another Person or Persons or any merger of another Person or Persons into Borrower, or any other transaction or series of related transactions, which results directly or indirectly in an aggregate change in the ownership or control of more than 10% of the voting rights of outstanding voting equity securities of Borrower, (ii) any sale, lease, mortgage, exchange, transfer or other disposition of assets of Borrower or its Subsidiaries which, when aggregated with any sales or other dispositions of assets of Borrower occurring after the date of this Agreement, results in the sale, lease mortgage, exchange transfer or other disposition of all or substantially all of the assets of Borrower to another Person or Persons, (iii) the acquisition by any Person, directly or indirectly, of securities of Borrower representing more than 10% of the voting rights of outstanding voting equity securities of Borrower, (iv) a liquidation of Borrower, (v) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (vi) the closing of Borrower's initial public offering.

     "Loan Documents" means this Agreement, the Control Agreement, the Copyright Security Agreement, the Patent Security Agreement and Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

     "Maturity Date" means [Insert Date that is one year from the Closing Date].

     "Merger" means the stock-for-stock merger of Merger Sub with and into Lender with Lender surviving the merger pursuant to the Merger Agreement.

     "Merger Agreement" means that certain agreement, dated as of November 9, 2000 among Merger Sub, Cisco, and Lender.

     "Merger Sub" means a newly-formed, wholly-owned subsidiary of Cisco.

     "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "Notes" means senior secured notes of Borrower in the principal amount of $29,533,280 initially (subject to adjustment as hereinafter set forth) in the form of Exhibit A hereto. Upon the occurrence of a Liquidity Event (other than a liquidation of Borrower) within six months of the Closing Date, the aggregate principal amount of $29,533,280 of the Notes shall be increased or decreased to an amount equal to the Transaction Valuation; provided that Lender has approved in writing such Liquidity Event; further, provided, that (i) upon each Partial Disposition that is made within six months of the Closing Date the aggregate principal amount of $29,533,280 of the Notes shall be reduced by an amount equal to the gross proceeds received by Borrower in such Partial Disposition and (ii) if assets of Borrower have been sold, assigned, leased or otherwise disposed of in a series of Partial Dispositions within six months of the Closing Date the aggregate principal amount of $29,533,280 of the Notes shall be increased or decreased to an amount equal to the aggregate amount of all gross proceeds received by Borrower in all such Partial Dispositions.

     "Obligations" means the Notes, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     "Partial Disposition" has the meaning set forth in Section 2.4(b) hereof.

     "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Dispositions" means (a) sales or other dispositions by Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business, (b) sales by Borrower of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by Borrower, on a non-exclusive basis, subject to the terms of the License Agreement, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business.

     "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted

Protests, (c) the interests of lessors under operating leases, (d) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (e) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (f) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (g) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrower, and (h) Liens resulting from any judgment or award that is not an Event of Default hereunder.

     "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than Real
Property.

     "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC sec. 9601.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "Securities Account" means a "securities account" as that term is defined in the Code.

     "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls of such corporation, partnership, limited liability company, or other entity.

     "Taxes" has the meaning set forth in Section 15.5.

     "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

     "Transaction Valuation" means the total amount of cash and the fair market value (on the date of payment) of all other consideration paid or payable (including amounts paid into escrow) to Borrower or its security holders or its employees in connection with a Liquidity Event (other than a liquidation of Borrower), including amounts paid or payable in respect of convertible securities, warrants, stock appreciation rights, options or similar rights, plus (in each case without duplication) the principal amount of Capitalized Leases and the amount of any preferred stock required to be set forth on the consolidated balance sheet of Borrower on the date of the consummation of such Liquidity Event plus debt of Borrower which is assumed in the transaction. Transaction Valuation shall also include the aggregate amount of any dividends, or other distributions declared by Borrower after the Closing Date.

     "Voidable Transfer" has the meaning set forth in Section 15.8.

     "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

     "Working Capital" as of any date means current assets less current liabilities, each as set forth in the consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP consistently applied for such date.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. Note Payment and Administration.

     2.1 Payments.

     (a) Payments by Borrower.

     (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

     (ii) Unless due earlier pursuant to Section 2.4, Section 8.1 or otherwise, all Obligations shall be due and payable on the Maturity Date.

     (b) Application and Reversal of Payments.

     (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest with respect to the Notes or which relate to the payment of specific Obligations, including, but not limited to, the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

          (A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

          (B) second, to pay any fees then due to Lender under the Loan Documents, until paid in full,

          (C) third, to pay all accrued interest amounts due with respect to the Notes, until paid in full,

          (D) fourth, to pay all principal amounts due with respect to the Notes, until paid in full, and

          (E) fifth, to pay any other Obligations, until paid in full.

     (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.1(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

     (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

     (iv) In the event of a direct conflict between the priority provisions of this Section 2.1 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
Section 2.1 shall control and govern.

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     2.2 Interest Rates, Payments, and Calculations.

     (a) Interest Rates. Except as provided in clause (c) below, the Notes and all other Obligations that have been charged to Borrower pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal the Base Rate plus the Base Rate Margin.

     The foregoing notwithstanding, at no time shall any portion of the Notes or the other Obligations bear interest on the Daily Balance thereof at a per annum rate less than 7%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

     (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Notes and all other Obligations that have been charged to Borrower pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder.

     (c) Payment. Interest and all other fees payable hereunder shall be due and payable, in arrears, when the Notes become due and payable (whether at maturity or prepayment or acceleration or otherwise).

     (d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

     (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.3 Crediting Payments. The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

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     2.4 Prepayments

     Borrower covenants and agrees that, so long as any of the Obligations are outstanding:

          (a) Required Liquidity Event Prepayments. Borrower shall give not less than 30 days prior written notice to Lender of the occurrence of any Liquidity Event, or if Borrower did not have knowledge that a Liquidity Event would occur until less than 30 days prior thereto, then as promptly as practicable, but in no event more than 2 Business Days after Borrower first acquires knowledge that a Liquidity Event will occur or has occurred. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and state that Borrower will prepay all, but not less than all, of the Obligations. Borrower shall, on the effective date of any Liquidity Event, prepay all of the Obligations at a prepayment price equal to the principal amount then outstanding, together with all interest accrued to the date of prepayment and any Lender Expenses then due and owing.

          (b) Required Prepayments Based Upon Partial Dispositions. Borrower shall prepay, within five Business Days after the receipt of funds, without penalty or premium, an amount of the principal amount then outstanding on the Notes, together with interest accrued to the date of such payment and any Lender Expenses then due and owing, that is equal to the amount of the proceeds received by the Borrower from any sale, assignment, lease or other disposition of or voluntary parting of control of (whether in one transaction or in a series of transactions) the assets (whether now owned or hereinafter acquired) of the Borrower or any of its Subsidiaries other than a Liquidity Event (which is subject to the provisions of subsection
     (a) of this Section 2.4) or a Permitted Disposition (each a "Partial Disposition"). Borrower shall give to each holder of the Notes at least twenty days prior notice of the occurrence of any Partial Disposition which shall in any event continue to be subject to the provisions of Section 6.3.

          (c) Required Prepayments Based Upon Additional Financing. Borrower shall prepay, within five Business Days after the receipt of funds by the Borrower, without penalty or premium, an amount of the principal amount then outstanding on the Notes, together with interest accrued to the date of such payment and any Lender Expenses then due and owing, that is equal to the amount of the proceeds received by the Borrower from any issuance by Borrower of equity (not otherwise constituting a Liquidity Event) or the incurrence by Borrower of any Indebtedness for borrowed money in an amount greater than $25,000 (each an "Additional Financing"), less the applicable costs and taxes payable by Borrower in connection therewith. Borrower shall give to each holder of the Notes at least twenty days prior notice of the consummation of any Additional Financing which shall in any event continue to be subject to the provisions of Section 6.3.

          (d) Optional Prepayments. At any time after the six (6) month anniversary of the Closing Date, Borrower shall have the right to elect to prepay all or any portion of the Obligations prior to the Maturity Date, at a prepayment price equal to the principal amount then outstanding, together with all interest accrued to the date of prepayment and any Lender Expenses and fees then due and owing.

          (e) Notice of Prepayment. Notice of any prepayment of Notes pursuant to paragraph (a), (b), (c) or (d) shall be given to Lender in accordance with the provisions of Section 11, which notice shall specify the anticipated date of prepayment and the principal amount and interest to be paid in respect of the Notes.

     2.5 Fees. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter): audit, appraisal, and valuation fees and charges as follows (i) a fee of $750 per day, per auditor, plus

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out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

     2.6 Registration, etc. Borrower shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and payments are to be made as designated by the registered holder if other than the address of, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to Borrower. Each Note issued hereunder, whether issued originally or upon transfer, exchange or replacement of a Note or Notes, shall be registered on the date of execution thereof by Borrower and shall be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note shall be that Person in whose name the Note has been so registered by Borrower. A registered holder shall be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal, premium, if any, and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between Borrower and the transferor of such registered holder or any previous registered holder of such Note.

     2.7 Transfer and Exchange of Notes. The registered holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of Borrower for transfer or exchange. Within a reasonable time after notice to Borrower from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, Borrower shall issue in exchange therefor another Note or Notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

     2.8 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

     3. Creation of Security Interest.

     3.1 Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the

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

contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     3.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     3.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender in their original form as received by Borrower.

     3.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     3.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 3.4, sign the name of Borrower on any of the documents described in Section 3.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed

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and delivered any documents and releases that Lender determines to be necessary.
The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed.

     3.6 Right to Inspect. Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     3.7 Control Agreements. Borrower agrees that it will not transfer assets out of any Securities Accounts, unless each of Borrower, Lender and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

     4. Representations and Warranties.

     In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender and such representations and warranties shall survive the execution and delivery of this Agreement:

          4.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

          4.2 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes. No Equipment is affixed to any Real Property.

          4.3 Location of Inventory and Equipment. The Inventory, Equipment and other Collateral are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 4.3.

          4.4 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at 2901 Third Avenue, Suite 500, Seattle, Washington, and Borrower's FEIN is [to be provided by Borrower prior to Closing].

          4.5 Organization and Standing of the Company. Borrower and each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. Borrower and each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in any jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such licensing or qualification necessary.

          4.6 Due Authorization; No Conflict.

          (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

          (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
     (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

          (c) Other than the filing of financing statements and fixture filings, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person under any material contractual obligation of Borrower.

          (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          4.7 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of Borrower, threatened against Borrower affecting any of its properties or assets (including, without limitation, its Subsidiaries), or against any officer, key employee or principal stockholder of Borrower where such litigation, proceeding or investigation, either individually or in the aggregate, would have a Material Adverse Change, nor, to the knowledge of Borrower, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither Borrower, nor, to the knowledge of Borrower, any officer or key employee of Borrower, or principal stockholder of Borrower or Subsidiary, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting Borrower or any Subsidiary. There are no actions or proceedings pending or threatened (or any basis therefor known to Borrower) which might result, either in any case or in the aggregate, in any Material Adverse Change, or which might call into question the validity of this Agreement or any of the Loan Documents.

          4.8 Fraudulent Transfer.

          (a) Borrower is Solvent.

          (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Lender or Borrower.

          4.9 Financial Information. The Balance Sheet has been previously delivered to Lender. The Balance Sheet is complete and correct, is in accordance with the books and records of Borrower and presents fairly the financial condition of Borrower as at the date indicated in accordance with GAAP consistently applied. Borrower and its Subsidiaries have no liabilities contingent or otherwise not disclosed in the aforesaid Balance Sheet, this Agreement or in the Schedules hereto.

          4.10 Taxes. The Company and each Subsidiary have accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. Borrower knows of no additional assessments or adjustments pending or threatened against Borrower or any Subsidiary for any period, nor of any basis for any such assessment or adjustment.

          4.11 Capitalization; Status of Capital Stock. Borrower has a total authorized capitalization consisting of 1,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value, of which there are issued and outstanding 4,000 shares of Common Stock and no shares of Preferred Stock. A complete list of the outstanding capital stock of Borrower and the names in which such capital stock of Borrower is registered is set forth in Schedule 4.11 hereto. All the outstanding shares of Common Stock of Borrower have been duly authorized, are validly issued and are fully paid and nonassessable.

          4.12 Brokerage Fees. Borrower has not utilized the services of any broker or finder in connection with the transactions contemplated hereby and no brokerage commission or finders fee is payable by Borrower in connection herewith.

          4.13 Intellectual Property. Attached hereto as Schedule 4.13 is a true, correct, and complete listing of all patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

          4.14 Indebtedness. There is no Indebtedness of Borrower outstanding.

          4.15 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     5. Affirmative Covenants.

     Borrower covenants and agrees that, until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

          5.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          5.2 Financial Statements, Reports, Certificates. Deliver to Lender:

             (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                     (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                     (B) the representations and warranties of Borrower
                contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                     (C) there does not exist any condition or event that
                constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

             (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

             (c) if and when filed by Borrower,

                (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                (ii) any other filings made by Borrower with the SEC,

                (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                (iv) any other information that is provided by Borrower to its shareholders generally,

             (d) if and when filed by Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

             (e) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

             (f) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower.

          In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its

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     independent certified public accountants are authorized to communicate with
     Lender and to release to Lender whatever financial information concerning Borrower Lender reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     5.3 Return. Cause returns and allowances, as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

     5.4 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

     5.5 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

     5.6 Insurance.

     (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

     (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $200,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of

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the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

     (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 5.6, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     5.7 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 4.3; provided, however, that Borrower may amend Schedule 4.3 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

     5.8 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     5.9 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     5.10 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

     5.11 Existence. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

     5.12 Environmental.

     (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

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     5.13 Payments; Maintenance of Benefit Plans. Borrower shall make all required payments to employees of Lender in connection with the assignment of Transferred Employees (as defined in the Asset Purchase Agreement) to Borrower and the closing of the transactions contemplated by the Asset Purchase Agreement. Borrower shall make all payments arising from obligations relating to the Transferred Employees (as defined in the Asset Purchase Agreement), including, without limitation, any payments required to be paid under the terms of the Offer Letter (as defined in the Asset Purchase Agreement Letter), the Employment Agreement (as defined in the Asset Purchase Agreement), and any other employment agreement or plan of Borrower, as applicable, excise taxes and any bonus. On or as soon as practicable following the Closing Date, Borrower shall adopt employee group health plans for the benefit of each of the employees listed on Schedule 9.1(a) of the Asset Purchase Agreement that are comparable to those of Lender prior to the Closing Date. Each such employee shall, with respect to any group health plan that has a co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Closing Date under Lender's group health plans maintained by Lender prior to the Closing Date. Each such employee and eligible dependent who, at the Closing Date, was participating in employee group health plans maintained by Lender shall not be excluded from Borrower's employee group health plans or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation.

     5.14 License Agreement. Comply at all times with all of the terms and conditions of the License Agreement.

     5.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6. Negative Covenants.

     Borrower covenants and agrees that, until full and final payment of the Obligations, without the written consent of Cisco, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

     6.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except Indebtedness evidenced by this Agreement and the other Loan Documents.

     6.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

     6.3 Restrictions on Fundamental Changes. Effect, or enter into any agreement to effect, any Liquidity Event, Partial Disposition or Additional Financing.

     6.4 Change Name. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

     6.5 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person.

     6.6 Nature of Business. Make any change in the principal nature of its business.

     6.7 Prepayments and Amendments.

     (a) Prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness, other than the Obligations in accordance with this Agreement.

     (b) Amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness.

     6.8 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     6.9 Distributions. Make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire any securities, of any class, whether now or hereafter outstanding.

     6.10 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition.

     6.11 Investments. Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

     6.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate.

     6.13 Suspension. Suspend or go out of a substantial portion of its business.

     6.14 Use of Proceeds. Use the proceeds of the Notes for any purpose other than on the Closing Date, (i) to acquire certain assets of Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby.

     6.15 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

     6.16 Securities Accounts. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

     6.17 Capital Expenditures. Incur Capital Expenditures on a consolidated basis in any fiscal month in excess of $75,000.

     6.18 Employment Agreements. Amend any Employment Agreement (as defined in the Asset Purchase Agreement) without the consent of Cisco.

     6.19 Operating Expenses.

     (i) Increase operating expenses in any fiscal month.

     (ii) In any fiscal month, decrease operating expenses by more than $400,000.

     6.20 Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, except to Borrower or another of its Subsidiaries, or permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any of its Subsidiaries.

     7. Events of Default.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          7.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

          7.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, any of the other Loan Documents or the License Agreement;

          7.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

          7.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

          7.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

          7.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          7.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

          7.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets;

          7.9 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

          7.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          7.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

          7.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

          7.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

          7.14 If any shareholder of Borrower sells, transfers or conveys any securities of Borrower held by such shareholder prior to the six (6) month anniversary of the Closing Date.

          7.15 If there occurs any event or condition that would result in a Material Adverse Change.

     8. Lender's Rights and Remedies.

     8.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

          (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

          (f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender to secure the full and final repayment of all of the Obligations;

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

          (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

          (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

             (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

             (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 11, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (l) Lender may credit bid and purchase at any public sale; and

          (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

          (n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

          (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

     8.2 Remedies. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

     (b) The Notes are not an obligation of the shareholders of Borrower but only of Borrower and the shareholders of Borrower have no personal liability with respect to the Notes and the Obligations in their capacity as shareholders.

     9. Taxes and Expenses.

     If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, or (b) in the case of the failure to comply with
Section 5.6 hereof, obtain and maintain insurance policies of the type described in Section 5.6 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     10. Waivers; Indemnification.

     10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     10.2 Lender's Liability for Collateral. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     10.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the Notes or other credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     11. Notices.

     Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

     If to Borrower: Atlantis Group, Inc.
                     2901 Third Avenue, Suite 500
                     Seattle, Washington 98121-9800
                     Attn: Frank Costa
                     Telephone No: (206) 441-4700
                     Facsimile No: (206) 441-4784

     with copies to: Riddell Williams P.S.
                     1001 Fourth Avenue Plaza
                     Suite 4500
                     Seattle, Washington 98154
                     Attn: Frank Woodruff, Esq.
                     Facsimile No: (206) 389-1708
                     Telephone No: (206) 624-3600

     If to Lender:   Active Voice Corporation
                     c/o Cisco Systems, Inc.
                     Attn: Senior Vice President, Legal and Governmental Affairs
                     Facsimile No. (408) 526-5926
     with copies to: Brobeck, Phleger & Harrison LLP
                     Two Embarcadero Place
                     2200 Geng Road
                     Palo Alto, CA 94303
                     Attn: Therese A. Mrozek, Esq.
                     Fax No.: (650) 496-2885

     Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

     12. Choice of Law and Venue; Jury Trial Waiver.

     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

     (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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     13. Assignments; Successors.

     13.1 Assignments.

     (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

     (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 10.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

     (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

     (d) In connection with any such assignment or proposed assignment, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

     (e) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR sec. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

     14. Amendments; Waivers.

     14.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

     15. General Provisions.

     15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

     15.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     15.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     15.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     15.5 Withholding Taxes. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 15.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     15.6 Amendments in Writing. This Agreement only can be amended by a writing signed by Lender and Borrower.

     15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                          ATLANTIS GROUP, INC.
                                          a Washington corporation

                                          By:
                                          Title:

                                          ACTIVE VOICE CORPORATION,
                                          a Washington corporation

                                          By:
                                          Title:

                                                                      APPENDIX D

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of November 9, 2000, by and between Cisco Systems, Inc., a California corporation ("Parent"), and Active Voice Corporation, a Washington corporation ("Company").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Parent and Aqua Acquisition Corporation, a Delaware corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Reorganization Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Company (the "Merger"), with Company continuing as the surviving corporation; and

     WHEREAS, as a condition and inducement to Parent's willingness to enter into the Reorganization Agreement, Parent has required that Company agree, and Company has so agreed, to grant to Parent an option with respect to certain shares of Company's common stock on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

     1. Grant of Option. Company hereby grants Parent an irrevocable option (the "Company Option") to purchase up to 2,275,000 shares of the Company's outstanding shares (the "Company Shares") of common stock, no par value per share, of Company (the "Company common stock") in the manner set forth below at a price (the "Exercise Price") of $15 per Company Share, payable in cash. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Reorganization Agreement.

     2. Exercise of Option. The Company Option may be exercised by Parent, in whole or in part, at any time or from time to time after the occurrence of any of the events that obligate Company to pay Parent the Termination Fee pursuant to Section 7.3(b) or 7.3(c) of the Reorganization Agreement. In the event Parent wishes to exercise the Company Option, Parent shall deliver to Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

     3. Termination of Option. The Company Option shall terminate upon the earlier of: (a) the Effective Time; (b) the termination of the Reorganization Agreement pursuant to Section 7.1 thereof (other than a termination in connection with which Parent is entitled to any payments as specified in Section 7.3(b) or 7.3(c) thereof); (c) 180 days following any termination of the Reorganization Agreement in connection with which Parent is entitled to a payment as specified in Section 7.3(b) thereof (or if, at the expiration of such 180 day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (d) 12 months following any termination of the Reorganization Agreement in connection with which Parent is entitled to a payment as specified in Section 7.3(c) thereof (or if, at the expiration of such 12 month period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); provided, however, that if Parent has

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

exercised the Company Option but the Closing has not occurred as provided in
Section 5 with respect to such exercise, the Company Option shall survive until immediately following such Closing. Notwithstanding the foregoing, the Company Option may not be exercised if Parent is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Reorganization Agreement.

     4. Conditions to Closing. The obligation of Company to issue the Company Shares to Parent hereunder is subject to the conditions that (a) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. Company shall use its reasonable best efforts to satisfy such conditions as soon as practicable after Parent exercises the Company Option.

     5. Closing. At any Closing, (a) Company will deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 11, and (b) Parent will deliver to Company the aggregate price for the Company Shares so designated and being purchased by wire transfer of immediately available funds or, at the option of the Company, certified check or bank check. At any Closing at which Parent is exercising the Company Option in part, Parent shall present and surrender this Agreement to Company, and Company shall deliver to Parent an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Company common stock purchasable hereunder.

     6. Representations and Warranties of Company. Company represents and warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent and the receipt of all required governmental approvals, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, that number of unissued Company Shares that are subject to the Company Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares to Parent upon the exercise of the Company Option, Parent will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever; (f) except as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Company pursuant to, (i) any provision of the Restated Articles of Incorporation, as amended, or Restated By-laws, as amended, of Company; (ii) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license of Company or to which it is a party or by which its assets are bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets, which Violation, in the case of each of clauses (ii) and (iii), would have a Material Adverse Effect on Company; and (g) except as described in
Section 2.3 of the Reorganization Agreement and except for the expiration of the waiting period under the HSR Act and except as contemplated by Sections 8(a) and 8(b), the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, other than applicable filings with and payment of fees to the Nasdaq National Market with respect to the inclusion for quotation thereon of the additional shares of Company common stock which may be purchased hereunder.

     7. Representations and Warranties of Parent. Parent represents and warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except as described in Section 3.3 of the Reorganization Agreement, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in any Violation pursuant to, (i) any provision of the Articles of Incorporation, as amended, or By-laws, as amended, of Parent, (ii) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license of Parent; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, which Violation, in the case of each of clauses
(ii) and (iii), would have a Material Adverse Effect on Parent; (e) except as described in Section 3.3 of the Reorganization Agreement and Section 4(a) of this Agreement, and except as may be required under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and (f) any Company Shares acquired by Parent upon exercise of the Company Option will be acquired for Parent's own account for investment purposes only and will not be, and the Company Option is not being, acquired by Parent with a view to the public distribution thereof.

     8. Put and Call.

     (a) Exercise. At any time during which the Company Option is exercisable pursuant to Sections 2 and 3 (the "Repurchase Period"), upon written demand by Parent, Parent shall have the right to sell to Company (or any successor entity thereof), and Company (or such successor entity) shall be obligated to repurchase from Parent (the "Put"), and upon written demand by Company, Company (or any successor entity thereof) shall have the right to purchase from Parent and Parent shall be obligated to sell to Company (or any successor entity) (the "Call"), all or any portion of the Company Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, or all or any portion of the Company Shares purchased by Parent pursuant thereto, at a price set forth in subparagraph (ii) below:

          (i) The difference between the "Market/Tender Offer Price" for shares of Company common stock as of the date (the "Notice Date") written notice of exercise of the Put or Call, as the case may be, is given to the other party (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Takeover Proposal (as defined in the Reorganization Agreement) which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (B) the average of the closing prices of shares of Company common stock on The Nasdaq National Market for the ten trading days immediately preceding the Notice Date (the "Market Price")), and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which Parent is exercising its rights under this Section 8), but only if the Market/ Tender Offer Price is greater than the Exercise Price.

          (ii) The Exercise Price paid by Parent for the Company Shares acquired pursuant to the Company Option plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of Company Shares so purchased.

          (iii) Notwithstanding subparagraphs (i) and (ii) above, in no event shall the proceeds payable to Parent pursuant to this Section 8 exceed the sum of (x) $11,800,000 plus (y) the Exercise Price multiplied by the number of Company Shares purchased minus (z) any amount paid to Parent by Company pursuant to Section 7.3(b) or Section 7.3(c) of the Reorganization Agreement.

     (b) For purposes of Section 8(a), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Takeover Proposal during the Repurchase Period.

     (c) Payment and Redelivery of Company Option or Shares. In the event Parent or Company exercises its rights under this Section 8, Company shall, within ten business days of the Notice Date, pay the required amount to Parent in immediately available funds and Parent shall surrender to Company the Company Option or the certificates evidencing the Company Shares purchased by Parent pursuant thereto, and Parent shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

     9. Registration Rights.

     (a) Following any exercise of the Company Option, Parent may by written notice (the "Registration Notice") to Company request Company to register under the Securities Act all or any part of the shares of Company common stock acquired pursuant to this Agreement (the "Restricted Shares") beneficially owned by Parent (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which Parent and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their reasonable best efforts to prevent any Person (including any group as used in Rule 13d-5 under the Exchange Act) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of Company on a fully diluted basis (a "Permitted Offering"); provided, further, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Company common stock and that any rights to require registrations hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act. The

Registration Notice shall include a certificate executed by Parent and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the Fair Market Value of such shares. For purposes of this Section 9, the term "Fair Market Value" shall mean the per share average of the closing sale prices of Company's common stock on The Nasdaq National Market for the ten trading days immediately preceding the date of the Registration Notice.

     (b) Company shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) Parent shall not be entitled to demand more than an aggregate of two effective registration statements hereunder and (ii) Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) Company is in possession of material non-public information which it reasonably believes (i) would be detrimental to be disclosed at such time and, (ii) after consultation with counsel to Company, such information would have to be disclosed if a registration statement were filed at that time;
(B) Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Company or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement, the provisions of this Section 9 shall again be applicable to any proposed registration; provided, however, that Parent shall not be entitled to request more than two registrations pursuant to this Section 9. Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

     (c) The registration rights set forth in this Section 9 are subject to the condition that Parent shall provide Company with such information with respect to Parent's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Parent as, in the reasonable judgment of counsel for Company, is necessary to enable Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

     (d) If Company's securities of the same type as the Registrable Securities are then authorized for quotation or trading or listing on the New York Stock Exchange, The Nasdaq National Market, or any other securities exchange or automated quotations system, Company, upon the request of Parent, shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use its reasonable best efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

     (e) A registration effected under this Section 9 shall be effected at Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Parent, and Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

     10. Adjustment Upon Changes in Capitalization.

     (a) In the event of any change in Company common stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Company Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company common stock if the Company Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) In the event that Company shall enter in an agreement: (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and Company shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into Company and Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Company common stock shall be changed into or exchanged for stock or other securities of Company or any other person or cash or any other property or the outstanding shares of Company common stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Parent shall receive for each Company Share with respect to which the Company Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Company common stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Company common stock, subject to the foregoing, proper provision shall be made so that the holder of the Company Option would have the same election or similar rights as would the holder of the number of shares of Company common stock for which the Company Option is then exercisable).

     11. Restrictive Legends. Each certificate representing shares of Company common stock issued to Parent hereunder shall include a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF NOVEMBER 8, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     12. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by Parent in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until Parent shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of Parent. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in Section 11.

     13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

     14. Entire Agreement. This Agreement and the Reorganization Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule relating thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     15. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

     17. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

        (a) if to Parent or Merger Sub, to:

            Cisco Systems, Inc.
            170 West Tasman Drive
            San Jose, CA 95134-1706
            Attention: Senior Vice President, Legal and Government Affairs Facsimile No.: (408) 526-5925
            Telephone No.: (408) 526-8252

            with a copy to:

            Brobeck, Phleger & Harrison LLP
            Two Embarcadero Place
            2200 Geng Road
            Palo Alto, CA 94303
            Attention: Therese A. Mrozek, Esq.
            Facsimile No.: (650) 496-2885
            Telephone No.: (650) 424-0160

        (b) if to Company, to:

            Active Voice Corporation
            2901 Third Avenue, Suite 500
            Seattle, Washington 98121-9800
            Attention: Chief Executive Officer
            Facsimile No.: (206) 441-4784
            Telephone No.: (206) 441-4700

            with a copy to:

            Gray Cary Ware & Freidenrich LLP
            999 Third Avenue, Suite 4003
            Seattle, WA 98104-4099
            Attention: John M. Steel, Esq.
            Facsimile No.: (206) 839-4801
            Telephone No.: (206) 839-4824

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State without regard to any applicable conflicts of law rules.

     19. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

     21. Expenses. Except as otherwise expressly provided herein or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          CISCO SYSTEMS, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          ACTIVE VOICE CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

                                                                      APPENDIX E

                             SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT (the "Agreement") is made and entered into as of November 9, 2000, between Cisco Systems, Inc., a California corporation ("Parent"), Aqua Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the undersigned shareholder ("Shareholder") of Active Voice Corporation, a Washington corporation ("Company").

                                    RECITALS

     WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of November 9, 2000, by and between Parent, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement"), the parties agreed that on the signing of the Reorganization Agreement, Parent, Merger Sub and Shareholder would execute and deliver a Shareholder Agreement containing the terms and conditions set forth in an Exhibit to the Reorganization Agreement together with such other terms and conditions as may be agreed to by the parties to the Reorganization Agreement acting reasonably;

     WHEREAS, Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Company (the "Company Capital Stock"), into shares of common stock of Parent (the "Parent Shares") at the rate set forth in the Reorganization Agreement (the "Transaction");

     WHEREAS, in order to induce Parent to enter into the Transaction, Company has agreed to use its best efforts to solicit the proxy of certain shareholders of Company on behalf of Parent, and to cause certain shareholders of Company to execute and deliver Shareholder Agreements to Parent;

     WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding Company Capital Stock as is indicated on the signature page of this Agreement (the "Shares"); and

     WHEREAS, in order to induce Parent to enter into the Transaction, certain shareholders of Company have agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Capital Stock acquired by such shareholder hereafter and prior to the Expiration Date (as defined in Section
1.1 below), and have agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction.

     NOW, THEREFORE, the parties agree as follows:

     1. Share Ownership and Agreement to Retain Shares.

     1.1  Transfer and Encumbrance.

     (a) Shareholder represents, warrants and covenants to Parent that (i) Shareholder is the beneficial owner of that number of Shares of Company Capital Stock set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, has held such Company Capital Stock at all times since the date set forth on such signature page; (ii) the Shares constitute the Shareholder's entire interest in the outstanding Company Capital Stock; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; and
(iv) the Shares are and will be at all times up until the Expiration Date free and clear of any liens, claims, options, charges or other encumbrances.

     (b) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as defined in the Reorganization Agreement) of the Transaction, and (ii) the termination of the Reorganization Agreement.

     1.2 New Shares. Shareholder agrees that any shares of Company Capital Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares (i) in favor of approval of the Transaction and any matter that could reasonably be expected to facilitate the Transaction and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Transaction) between Company and any person or entity other than Parent and Merger Sub.

     3. Irrevocable Proxy. Shareholder is hereby delivering to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each meeting of shareholders (or written consent in lieu thereof) of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Shareholder is entitled to vote at any such meeting. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies given by the Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration Date.

     4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Parent as follows:

          (a) Until the Expiration Date, the Shareholder will not (and will use such Shareholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder or them, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Capital Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or Company Capital Stock (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent or Merger Sub, or any associate, agent or representative of Parent or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses (iii) and (iv), the foregoing shall not prevent Shareholder, in Shareholder's capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under
     Section 4.3 of the Reorganization Agreement. In the event the Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

          (b) Shareholder is competent to execute and deliver this Shareholder Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Shareholder Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Shareholder Agreement by Shareholder does not, and the performance of this Shareholder Agreement by Shareholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

     5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

     6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8. Confidentiality. Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Parent.

     9. Miscellaneous.

     9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is binding upon Shareholder in Shareholder's capacity as a shareholder of Company (and not in Shareholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth herein.

     9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

     9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent or Merger Sub upon any such violation, Parent and Merger Sub shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent or Merger Sub at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

     9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Shareholder Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

          (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

          (b) if to Parent or Merger Sub, to:

           Cisco Systems, Inc.
           170 West Tasman Drive
           San Jose, CA 95134-1706
           Attention: Senior Vice President, Legal and Government Affairs Facsimile No.: (408) 526-5925
           Telephone No.: (408) 526-8252

           with a copy to:

           Brobeck, Phleger & Harrison LLP
           Two Embarcadero Place
           2200 Geng Road
           Palo Alto, CA 94303
           Attention: Therese A. Mrozek, Esq.
           Facsimile No.: (650) 496-2885
           Telephone No.: (650) 424-0160

           (c) if to Company, to:

           Active Voice Corporation
           2901 Third Avenue, Suite 500
           Seattle, Washington 98121-9800
           Attention: Chief Executive Officer
           Facsimile No.: (206) 441-4784
           Telephone No.: (206) 441-4700
           with a copy to:

           Gray Cary Ware & Freidenrich LLP
           999 Third Avenue, Suite 4000
           Seattle, Washington 98104-4099
           Attention: John M. Steel, Esq.
           Facsimile No.: (206) 839-4825
           Telephone No.: (206) 839-

or to such other address as any party hereto may designate for itself by notice given as herein provided.

     9.6 Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of laws rules.

     9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have caused this Shareholder Agreement to be executed as of the date first above written.

CISCO SYSTEMS, INC                               SHAREHOLDER

By:

                                                 --------------------------------------------------------
 --------------------------------------------
                                                 (Signature)
Name:

                                                 --------------------------------------------------------
 --------------------------------------------
                                                 (Print Name)
Title:

                                                 --------------------------------------------------------
 --------------------------------------------
                                                 (Print Address)

AQUA ACQUISITION CORPORATION                     --------------------------------------------------------
                                                 (Print Address)

By:

                                                 --------------------------------------------------------
 --------------------------------------------
                                                 (Print Telephone Number)
Name:

                                                 --------------------------------------------------------
 --------------------------------------------
                                                 (Social Security or Tax I.D. Number)
Title:
 --------------------------------------------

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:

                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]

                                                                       EXHIBIT A

                               IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                            ACTIVE VOICE CORPORATION

     The undersigned shareholder of Active Voice Corporation, a Washington corporation ("Company"), hereby irrevocably (to the full extent permitted by the Washington Business Corporation Act) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the extent provided in the Washington Business Corporation Act), is coupled with an interest, including, but not limited to, that certain Shareholder Agreement dated as of even date herewith by and among Parent, Aqua Acquisition Corporation and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization between Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement in accordance with its terms. This Irrevocable Proxy shall terminate on the Expiration Date.

     The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Washington Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting as follows:

     [X] In favor of approval of the Merger and the Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between Company and any person or entity other than Parent and Merger Sub.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                           [SIGNATURE PAGE FOLLOWS.]

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:              , 2000

                                          --------------------------------------
                                          (Signature of Shareholder)

                                          --------------------------------------
                                          (Print Name of Shareholder)

                                          Shares beneficially owned:

                                                         shares of Company
                                          Common Stock

                                                                      APPENDIX F

                      [WILLIAM BLAIR & COMPANY LETTERHEAD]

November 9, 2000

Board of Directors
Active Voice Corporation
2901 Third Avenue
Suite 500
Seattle, WA 98121

To the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than Cisco Systems, Inc. ("CSCO")) (collectively the "Stockholders") of Active Voice Corporation (the "Company") of the Exchange Ratio (as defined below) specified in the Agreement and Plan of Merger and Reorganization as of November 9, 2000 (the "Merger Agreement") by and among CSCO, CSCO Merger Sub, a wholly-owned subsidiary of CSCO ("Merger Sub"), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Company will be merged into Merger Sub (the "Merger") and each share of common stock of the Company, with no par value per share, will be converted into CSCO common stock, $0.001 par value per share, at an exchange ratio equal to $20 divided by the average closing price of CSCO common stock for the ten trading days ending on the third day prior to closing (the "Exchange Ratio").

     We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including acting as lead manager on the Company's initial public offering and providing financial advisory services on other matters in the past.

     In connection with our review of the Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement and certain other documents contemplated thereby; (b) certain audited historical financial statements of the Company for the three years ended March 31, 2000 and of CSCO for the three years ended July 31, 2000; (c) the unaudited financial statements of the Company for the three months ended June 30, 2000; (d) certain internal business, operating and financial information and forecasts of the Company (but not of CSCO) (the "Forecasts"), prepared by the senior management of the Company; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger prepared by the senior management of the Company, (f) the pro forma impact of the Merger on the earnings per share of CSCO (before and after taking into consideration any goodwill created as a result of the Merger); (g) information regarding publicly available financial terms and premiums paid of certain recently-completed transactions in the Company's industry; (h) current and historical market prices and trading volumes of the common stock of the Company and CSCO, including their performance in comparison to selected companies in comparable businesses; and (i) certain other publicly available information on the Company and CSCO. We have also held discussions with members of the senior management of the Company (but not of CSCO) to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or CSCO. We have been advised by the senior management of the Company that the Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

     William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or CSCO for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion or which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

     We are expressing no opinion herein as to the price at which the common stock of the Company and CSCO will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or CSCO. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common stock of CSCO by stockholders within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of CSCO or in the product market, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

     Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the stockholders of the Company of the Exchange Ratio in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

     Based upon and subject to the foregoing, it is our opinion as investment banker that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Stockholders, other than CSCO.

                                          Very truly yours,

                                          WILLIAM BLAIR & COMPANY, L.L.C.
                                          --------------------------------------
                                          WILLIAM BLAIR & COMPANY, L.L.C.

                                                                      APPENDIX G

                                 CHAPTER 23B.13

                               DISSENTERS' RIGHTS

     23B.13.010  Definitions. As used in this chapter:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

          (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     23B.13.020 Right to dissent. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a) The proposed corporate action is abandoned or rescinded;

          (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

     23B.13.030 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

     23B.13.200 Notice of dissenters' rights. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

     23.B.13.210 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

     23B.13.220 Dissenters' notice. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice is subsection (1) of this section is delivered; and

          (e) Be accompanied by a copy of this chapter.

     23B.13.230 Duty to demand payment. (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates were required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

     23B.13.240 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

     23B.13.250 Payment. (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) An explanation of how the corporation estimated the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e) A copy of this chapter.

     23B.13.260. Failure to take action. (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

     23B.13.270 After-acquired shares. (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

     23B.13.280 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

     23B.13.300 Court action. (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

     23B.13.310 Court costs and counsel fees. (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13.RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                      PROXY

                            ACTIVE VOICE CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of a Special Meeting of Shareholders of Active Voice Corporation (the "Company"), and the related Proxy Statement dated _______, 200_, hereby appoints Robert L. Richmond and Frank J. Costa, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Special Meeting of Shareholders of the Company on _________, 200_, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the Proposal and to vote in their discretion, to the extent permitted by applicable law, on any other matters presented at the meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the Proposal.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            _ FOLD AND DETACH HERE _

                                                                YOUR VOTE AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE

                                 FOR        AGAINST       ABSTAIN

PROPOSAL:  APPROVE THE           [ ]          [ ]           [ ]
MERGER WITH CISCO SYSTEMS,
INC., ADOPT THE AGREEMENT
AND PLAN OF MERGER AND
REORGANIZATION, DATED
NOVEMBER 9, 2000, BY AND
AMONG CISCO SYSTEMS, INC.,
AQUA ACQUISITION CORPORATION
AND ACTIVE VOICE CORPORATION
AND THE ASSET PURCHASE
AGREEMENT, DATED NOVEMBER 9,
2000 BETWEEN ATLANTIS GROUP,
INC. AND ACTIVE VOICE
CORPORATION, AND APPROVE THE
ANCILLARY AGREEMENTS AND
TRANSACTIONS CONTEMPLATED
THEREBY.

---------

This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the Proposal.

Dated:  _____________

-------------------------------------------      ---------------------------------------------
(Signature of Shareholder or Representative)     (Signature of Co-Signer, if Joint Tenants or Co-Trustees)

--------------------------------------------     ----------------------------------------------
 (Print name of Shareholder)                     (Print name of Co-Signer, if any)

--------------------------------------------
(Print title Representative, if applicable)

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

                            _ FOLD AND DETACH HERE _


                         Special Meeting of Shareholders

                            ACTIVE VOICE CORPORATION

                         ____________, __________, 2001

                                    2:00 p.m.

                               Seattle Art Museum

                              100 University Street

                                   Seattle, WA